                                                                   DRAFT 3/12/97


================================================================================





                            HOST VENTURES, INC.,

                                as Grantor


                                     to


               CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

                              as Beneficiary


            DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                            AND FIXTURE FILING


                        -------------------------

                        Dated:  March __, 1997

                        PREPARED BY AND UPON RECORDATION RETURN TO:

                        Brown & Wood LLP
                        One World Trade Center
                        57th Floor
                        New York, New York  10048

                        Attention:  John L. Kelly, Esq.





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                                    INDEX

                                                                            PAGE
                                                                            ----
                          ARTICLE I:  DEFINITIONS

     Section 1.01.  Certain Definitions. . . . . . . . . . . . . . . . . . .   6

                       ARTICLE II:  COVENANTS, WARRANTIES
                         AND REPRESENTATIONS OF Grantor

     Section 2.01.  Payment of Debt. . . . . . . . . . . . . . . . . . . . .  33
     Section 2.02.  Representations and Warranties of Grantor. . . . . . . .  33
     Section 2.03.  Further Acts, etc. . . . . . . . . . . . . . . . . . . .  43
     Section 2.04.  Recording of Deed of Trust, etc. . . . . . . . . . . . .  43
     Section 2.05.  Representations and Warranties as to the Trust
                    Property . . . . . . . . . . . . . . . . . . . . . . . .  44
     Section 2.06.  Removal of Lien. . . . . . . . . . . . . . . . . . . . .  50
     Section 2.07.  Cost of Defending and Upholding this Deed of
                    Trust Lien . . . . . . . . . . . . . . . . . . . . . . .  52
     Section 2.08.  Use of the Trust Property. . . . . . . . . . . . . . . .  52
     Section 2.09.  Financial Reports. . . . . . . . . . . . . . . . . . . .  52
     Section 2.10.  Litigation . . . . . . . . . . . . . . . . . . . . . . .  55
     Section 2.11.  Intentionally Omitted. . . . . . . . . . . . . . . . . .  55
     Section 2.12.  Updates of Representations . . . . . . . . . . . . . . .  55

                ARTICLE III:  INSURANCE AND CASUALTY RESTORATION

     Section 3.01.  Insurance Coverage . . . . . . . . . . . . . . . . . . .  55
     Section 3.02.  Policy Terms . . . . . . . . . . . . . . . . . . . . . .  58
     Section 3.03.  Assignment of Policies . . . . . . . . . . . . . . . . .  59
     Section 3.04.  Casualty Restoration . . . . . . . . . . . . . . . . . .  61
     Section 3.05.  Compliance with Insurance Requirements . . . . . . . . .  65
     Section 3.06.  Event of Default During Restoration. . . . . . . . . . .  67
     Section 3.07.  Application of Proceeds to Debt Reduction. . . . . . . .  67

                            ARTICLE IV:  IMPOSITIONS

     Section 4.01.  Payment of Impositions, Utilities and
                    Taxes, etc . . . . . . . . . . . . . . . . . . . . . . .  67
     Section 4.02.  Deduction from Value . . . . . . . . . . . . . . . . . .  68


                                       i

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                                     INDEX
                                                                            PAGE
                                                                            ----

     Section 4.03.  No Joint Assessment. . . . . . . . . . . . . . . . . . .  69
     Section 4.04.  Right to Contest . . . . . . . . . . . . . . . . . . . .  69
     Section 4.05.  No Credits on Account of the Debt. . . . . . . . . . . .  70
     Section 4.06.  Documentary Stamps.. . . . . . . . . . . . . . . . . . .  70

                       ARTICLE V:  CENTRAL CASH MANAGEMENT

     Section 5.01.  Cash Flow. . . . . . . . . . . . . . . . . . . . . . . .  70
     Section 5.02.  Establishment of Sub-Accounts.   . . . . . . . . . . . .  72
     Section 5.03.  Permitted Investments. . . . . . . . . . . . . . . . . .  73
     Section 5.04.  Interest on Accounts . . . . . . . . . . . . . . . . . .  73
     Section 5.05.  Monthly Funding of Sub-Accounts. . . . . . . . . . . . .  74
     Section 5.06.  Payment of Basic Carrying Costs. . . . . . . . . . . . .  76
     Section 5.07.  Debt Service Payment Sub-Account . . . . . . . . . . . .  77
     Section 5.08.  Recurring Replacement Reserve Sub-Account. . . . . . . .  77
     Section 5.09.  Operation and Maintenance Expense Sub-Account. . . . . .  77
     Section 5.10.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
     Section 5.11.  Curtailment Reserve Sub-Account. . . . . . . . . . . . .  78
     Section 5.12.  Performance of Engineering Work. . . . . . . . . . . . .  79
     Section 5.13.  Loss Proceeds. . . . . . . . . . . . . . . . . . . . . .  79

                            ARTICLE VI:  CONDEMNATION

     Section 6.01.  Condemnation . . . . . . . . . . . . . . . . . . . . . .  81

                         ARTICLE VII:  LEASES AND RENTS

     Section 7.01.  Assignment . . . . . . . . . . . . . . . . . . . . . . .  82
     Section 7.02.  Management of Trust Property . . . . . . . . . . . . . .  83

                      ARTICLE VIII:  MAINTENANCE AND REPAIR

     Section 8.01.  Maintenance and Repair of the Trust Property;
                    Alterations; Replacement of Equipment  . . . . . . . . .  88


                                      ii

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                                     INDEX
                                                                            PAGE
                                                                            ----

           ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY

     Section 9.01.  Other Encumbrances . . . . . . . . . . . . . . . . . . .  90
     Section 9.02.  No Transfer. . . . . . . . . . . . . . . . . . . . . . .  90
     Section 9.03.  Due on Sale. . . . . . . . . . . . . . . . . . . . . . .  90
     Section 9.04.  Permitted Sale . . . . . . . . . . . . . . . . . . . . .  90

                            ARTICLE X:  CERTIFICATES

     Section 10.01.  Estoppel Certificates . . . . . . . . . . . . . . . . .  92

                              ARTICLE XI:  NOTICES

     Section 11.01.  Notices . . . . . . . . . . . . . . . . . . . . . . . .  93

                          ARTICLE XII:  INDEMNIFICATION

     Section 12.01.  Indemnification Covering Trust Property . . . . . . . .  93

                             ARTICLE XIII:  DEFAULTS

     Section 13.01.  Events of Default . . . . . . . . . . . . . . . . . . .  95
     Section 13.02.  Remedies. . . . . . . . . . . . . . . . . . . . . . . .  97
     Section 13.03.  Payment of Debt After Default . . . . . . . . . . . . . 102
     Section 13.04.  Possession of the Trust Property. . . . . . . . . . . . 102
     Section 13.05.  Interest After Default. . . . . . . . . . . . . . . . . 102
     Section 13.06.  Grantor's Actions After Default . . . . . . . . . . . . 103
     Section 13.07.  Control by Beneficiary After Default. . . . . . . . . . 103
     Section 13.08.  Right to Cure Defaults. . . . . . . . . . . . . . . . . 103
     Section 13.09.  Late Payment Charge . . . . . . . . . . . . . . . . . . 104
     Section 13.10.  Recovery of Sums Required to Be Paid. . . . . . . . . . 104
     Section 13.11.  Marshalling and Other Matters . . . . . . . . . . . . . 105
     Section 13.12.  Tax Reduction Proceedings . . . . . . . . . . . . . . . 105
     Section 13.13.  General Provisions Regarding Remedies . . . . . . . . . 105


                                      iii

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                                     INDEX
                                                                            PAGE
                                                                            ----
                   ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS

     Section 14.01.  Compliance with Legal Requirements. . . . . . . . . . . 106
     Section 14.02.  Compliance with Recorded Documents; No
                     Future Grants . . . . . . . . . . . . . . . . . . . . . 107

                        ARTICLE XV:  PREPAYMENT; RELEASE

     Section 15.01.  Prepayment. . . . . . . . . . . . . . . . . . . . . . . 108
     Section 15.02.  Release of Trust Property . . . . . . . . . . . . . . . 108

                     ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE

     Section 16.01.  Covenants, Representations and Warranties . . . . . . . 109
     Section 16.02.  Environmental Indemnification . . . . . . . . . . . . . 113

                           ARTICLE XVII:  ASSIGNMENTS

     Section 17.01.  Participations and Assignments. . . . . . . . . . . . . 114

                          ARTICLE XVIII:  MISCELLANEOUS

     Section 18.01.  Right of Entry. . . . . . . . . . . . . . . . . . . . . 115
     Section 18.02.  Cumulative Rights . . . . . . . . . . . . . . . . . . . 115
     Section 18.03.  Liability . . . . . . . . . . . . . . . . . . . . . . . 115
     Section 18.04.  Exhibits Incorporated . . . . . . . . . . . . . . . . . 115
     Section 18.05.  Severable Provisions. . . . . . . . . . . . . . . . . . 115
     Section 18.06.  Duplicate Originals . . . . . . . . . . . . . . . . . . 115
     Section 18.07.  No Oral Change. . . . . . . . . . . . . . . . . . . . . 115
     SECTION 18.08.  WAIVER OF COUNTERCLAIM, ETC.. . . . . . . . . . . . . . 116
     Section 18.09.  Headings; Construction of Documents; etc. . . . . . . . 116
     Section 18.10.  Sole Discretion of Beneficiary. . . . . . . . . . . . . 116
     Section 18.11.  Waiver of Notice. . . . . . . . . . . . . . . . . . . . 116
     Section 18.12.  Covenants Run with the Land . . . . . . . . . . . . . . 116
     SECTION 18.13.  APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . 117
     Section 18.14.  Security Agreement. . . . . . . . . . . . . . . . . . . 117
     Section 18.15.  Actions and Proceedings . . . . . . . . . . . . . . . . 118


                                       iv

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                                     INDEX
                                                                            PAGE
                                                                            ----

     Section 18.16.  Usury Laws. . . . . . . . . . . . . . . . . . . . . . . 119
     Section 18.17.  Remedies of Grantor . . . . . . . . . . . . . . . . . . 119
     Section 18.18.  Offsets, Counterclaims and Defenses . . . . . . . . . . 119
     Section 18.19.  No Merger . . . . . . . . . . . . . . . . . . . . . . . 119
     Section 18.20.  Restoration of Rights . . . . . . . . . . . . . . . . . 120
     Section 18.21.  Waiver of Statute of Limitations. . . . . . . . . . . . 120
     Section 18.22.  Advances. . . . . . . . . . . . . . . . . . . . . . . . 120
     Section 18.23.  Application of Default Rate Not a Waiver. . . . . . . . 120
     Section 18.24.  Intervening Lien. . . . . . . . . . . . . . . . . . . . 120
     Section 18.25.  No Joint Venture or Partnership . . . . . . . . . . . . 120
     Section 18.26.  Time of the Essence.. . . . . . . . . . . . . . . . . . 121
     Section 18.27.  Grantor's Obligations Absolute. . . . . . . . . . . . . 121
     Section 18.28.  Publicity . . . . . . . . . . . . . . . . . . . . . . . 121
     Section 18.29.  Securitization Opinions . . . . . . . . . . . . . . . . 122
     Section 18.30.  Cooperation with Rating Agencies. . . . . . . . . . . . 122
     Section 18.31.  Securitization Financials . . . . . . . . . . . . . . . 122
     Section 18.32.  Exculpation . . . . . . . . . . . . . . . . . . . . . . 122
     Section 18.33.  Concerning the Deed Trustee . . . . . . . . . . . . . . 125
     Section 18.34.  Deed Trustee's Fees . . . . . . . . . . . . . . . . . . 125
     Section 18.35.  Intentionally Deleted . . . . . . . . . . . . . . . . . 125
     Section 18.36.  Certain Matters Relating to Trust Property
                     Located in the States of California and Arizona . . . . 126
     Section 18.37.  Intentionally Deleted . . . . . . . . . . . . . . . . . 131
     Section 18.38.  Certain Matters Relating to Trust Property
                     in the State of Missouri  . . . . . . . . . . . . . . . 131
     Section 18.39.  Certain Matters Relating to Trust Property
                     Located in the State of Arizona . . . . . . . . . . . . 132


                                       v

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                                     INDEX



Exhibit A - Legal Description of Premises
Exhibit B - Initial Sub-Account Deposits
Exhibit C - Form of Cash Flow Statement
Exhibit D - Required Engineering Work
Exhibit E - Form of Sufficiency Notice
Exhibit F - Cross-collateralized Properties
Exhibit G - Form of Credit Card Payments Direction Letter
Exhibit H - Existing Operating Lease















                                      vi

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          THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND
FIXTURE FILING is made as of the ____ day of March, 1997, by the party set forth on the signature page hereto as Grantor, having the address set forth on the signature page hereto (hereinafter referred to as "Grantor"), to ____________________, having an address at____________________________________
____, (hereinafter referred to as "Deed Trustee") for the benefit of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, having an address at Eleven Madison Avenue, New York, New York 10010 (hereinafter referred to as "BENEFICIARY").

                              W I T N E S S E T H:

          WHEREAS, Beneficiary has authorized a loan (hereinafter referred to as the "LOAN") to Grantor in the maximum principal sum of EIGHT MILLION SEVEN HUNDRED TWENTY FIVE THOUSAND DOLLARS and NO/100 ($8,725,000.00) hereof (hereinafter referred to as the "LOAN AMOUNT"), which Loan is evidenced by that certain note, dated the date hereof (together with any supplements, amendments, modifications or extensions thereof) (hereinafter referred to as the "NOTE") given by Grantor, as maker, to Beneficiary, as payee;

          WHEREAS, in consideration of the Loan, Grantor has agreed to make payments in amounts sufficient to pay and redeem, and provide for the payment and redemption of the principal of, premium, if any, and interest on the Note when due;

          WHEREAS, Grantor desires by this Deed of Trust to provide for, among other things, the issuance of the Note and for the deposit, deed and pledge by Grantor with, and the creation of a security interest in favor of, Beneficiary, as security for Grantor's obligations to Beneficiary from time to time pursuant to the Note and the other Loan Documents;

          WHEREAS, Grantor and Beneficiary intend these recitals to be a material part of this Deed of Trust; and

          WHEREAS, all things necessary to make this Deed of Trust the valid and legally binding obligation of Grantor in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

          NOW THEREFORE, to secure the payment of the principal of, prepayment premium (if any) and interest on the Note and all other obligations, liabilities or sums due or to become due under this Deed of Trust, the Note or any other Loan Document, including, without limitation, interest on said obligations, liabilities or sums (said principal, premium, interest and other sums being hereinafter referred to as the "DEBT"), and the performance of all other covenants, obligations and liabilities of Grantor pursuant to the Loan Documents, Grantor has executed and delivered this Deed of Trust; and Grantor has irrevocably granted, and by these presents and by the execution and delivery hereof does hereby irrevocably grant, bargain, sell, alien, demise, release, convey, assign, transfer, deed, hypothecate, pledge, set over, warrant, deed of trust and confirm to Deed Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, forever with power of sale and right of entry and possession, all right, title and interest of Grantor in and to all of the following property, rights, interests and estates and Grantor hereby grants to Beneficiary a security interest in all of Grantor's right, title and interest in and to that portion of the Trust Property (as defined below) which is personal property or is otherwise covered by the UCC:

               (a) the plot(s), piece(s) or parcel(s) of real property described in EXHIBIT A attached hereto and made a part hereof (individually and collectively, hereinafter referred to as the "PREMISES");

               (b) (i) all buildings, foundations, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind or nature now or hereafter located on the Premises, including, without limitation, the Hotel (as hereinafter defined) (hereinafter collectively referred to as the "IMPROVEMENTS"); and (ii) to the extent permitted by law, the name or names, if any, as may now or hereafter be used for each Improvement, and the goodwill associated therewith;

               (c) all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, ditches, ditch rights, reservoirs and reservoir rights, air rights and development rights, lateral support, drainage, gas, oil and mineral rights, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises or the Improvements and the reversion and reversions, remainder and remainders, whether existing or hereafter acquired, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof and any and all sidewalks, drives, curbs, passageways, streets, spaces and alleys adjacent to or used in connection with the Premises and/or Improvements and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of Grantor of, in and to the Premises and Improvements every part and parcel thereof, with the appurtenances thereto;

               (d) all machinery, equipment, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures (including but not limited to all Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, but not limited to, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers)), other customary hotel equipment and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Premises or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this paragraph (d) are collectively called the "EQUIPMENT"), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures (the "FIXTURES"), and are part of the real estate and security for the payment of the Debt and the performance of Grantor's obligations. To the extent any portion of the Equipment is not real property or Fixtures under applicable law, it shall be deemed to be personal property, and this Deed of Trust shall constitute a security agreement creating a security interest therein in favor of Beneficiary under the UCC;

               (e) all awards or payments, including interest thereon, which may hereafter be made with respect to the Premises, the Improvements, the Fixtures, or the Equipment, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of said right), or for a change of grade, or for any other injury to or decrease in the value of the Premises, the Improvements or the Equipment or refunds with respect to the payment of property taxes and assessments, and all other proceeds of the conversion, voluntary or involuntary, of the Premises, Improvements, Equipment, Fixtures or any other Trust Property or part thereof into cash or liquidated claims;

               (f) all leases, tenancies, Licenses and Permits, Property Agreements and other agreements affecting the use, enjoyment or occupancy of the Premises, the Improvements, the Fixtures, or the Equipment or any portion thereof now or hereafter entered into, whether before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all reciprocal easement agreements, license agreements and other agreements with Pad Owners, including, without limitation the Existing Operating Lease (hereinafter collectively referred to as the "LEASES"), together with all receivables, revenues, rentals, receipts and all payments received from the rental of guest rooms, beverage or food sales, and all other payments received from guests or visitors of the Premises, and other items of revenue, receipts or income as identified in the Uniform

          System of Accounts (as hereinafter defined), all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by Grantor in connection therewith to the extent of Grantor's right or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Premises, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (the "RENTS") and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

               (g) all proceeds of and any unearned premiums on any insurance policies covering the Premises, the Improvements, the Fixtures, the Rent or the Equipment, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Premises, the Improvements, the Fixtures or the Equipment and all refunds or rebates of Impositions, and interest paid or payable with respect thereto;

               (h) all monies deposited or to be deposited in any funds or accounts maintained or deposited with Grantor or Beneficiary, or its assigns, in connection herewith, including, without limitation, the Capital Expenditure Reserve Account (as defined in the Existing Operating Lease) the Rent Account, the Security Deposit Account (to the extent permitted by law), the Engineering Escrow Sub-Account, the Central Account, the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account;

               (i) all accounts receivable, contract rights, franchises, interests, estate or other claims, both at law and in equity, relating to the Premises, the Improvements, the Fixtures or the Equipment, not included in Rents;

               (j) all claims against any Person with respect to any damage to the Premises, the Improvements, the Fixtures or Equipment, including, without limitation, damage arising from any defect in or with respect to the design or construction of the Improvements, the Fixtures or the Equipment and any damage resulting therefrom;

               (k) all deposits or other security or advance payments, including rental payments made by or on behalf of Grantor to others, with respect to (i) insurance policies, (ii) utility services, (iii) cleaning, maintenance, repair or similar services, (iv) refuse removal or sewer service, (v) parking or similar services or rights and (vi) rental of Equipment, if any, relating to or otherwise used in the operation of the Premises, Improvements, the Fixtures or Equipment;

               (l) all intangible property relating to the Premises, the Improvements, the Fixtures or the Equipment or its operation, including, without limitation, trade names, trademarks, logos, building names and goodwill;

               (m) all advertising material, guaranties, warranties, building permits, other permits, licenses, plans and specifications, shop and working drawings, soil tests, appraisals and other documents, materials and/or personal property of any kind now or hereafter existing in or relating to the Premises, the Improvements, the Fixtures, and the Equipment;

               (n) all drawings, designs, plans and specifications prepared by the architects, engineers, interior designers, landscape designers and any other consultants or professionals for the design, development, construction, repair and/or improvement of the Trust Property, as amended from time to time;

               (o) the right, in the name of and on behalf of Grantor, to appear in and defend any action or proceeding brought with respect to the Premises, the Improvements, the Fixtures or the Equipment and to commence any action or proceeding to protect the interest of Beneficiary in the Premises, the Improvements, the Fixtures or the Equipment; and

               (p) all proceeds, products, substitutions and accessions (including claims and demands therefor) of each of the foregoing.

          All of the foregoing items (a) through (p), together with all of the right, title and interest of Grantor therein, are collectively referred to as the "TRUST PROPERTY".

          TO HAVE AND TO HOLD the above granted and described Trust Property unto Deed Trustee and its successors and assigns for the proper use and benefit of Beneficiary, and the successors and assigns of Beneficiary in fee simple, forever.

          PROVIDED, ALWAYS, and these presents are upon this express condition, if Grantor shall well and truly pay and discharge the Debt and perform and observe the terms, covenants and conditions set forth in the Loan Documents, then these presents and the estate hereby granted shall cease and be void.

          This Deed of Trust constitutes a security agreement between Grantor and Beneficiary with respect to that portion of the Trust Property in which Beneficiary is granted a security interest and cumulative all other rights and remedies of Beneficiary hereunder. Beneficiary shall have all other rights and remedies of a secured party under the UCC.

          AND Grantor covenants with and warrants to Beneficiary that:

                             ARTICLE I:  DEFINITIONS

          Section 1.01.  CERTAIN DEFINITIONS.

          For all purposes of this Deed of Trust, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

               (1) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular;

               (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

               (3) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Deed of Trust as a whole and not to any particular Section, or other subdivision.

          "AFFILIATE" of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          "AGGREGATE DEBT SERVICE COVERAGE" shall mean the quotient obtained by dividing the aggregate Net Operating Income for all of the Cross-collateralized Properties for a trailing twelve (12) month period by the aggregate payments of interest, principal, and all other sums (not including the amount of principal payable upon Maturity) due for such period under the Note (determined as of the date the calculation of Aggregate Debt Service Coverage is required or requested hereunder).

          "ALLOCATED LOAN AMOUNT" shall mean the Initial Allocated Loan Amount of each Cross-collateralized Property as such amount may be adjusted from time to time as hereinafter set forth. Upon each adjustment in the principal portion of the Debt (each a "TOTAL ADJUSTMENT"), whether as a result of amortization, prepayment, defeasance or as otherwise expressly provided herein or in any other Loan Document, each Allocated Loan Amount shall be increased or decreased, as the case may be, by an amount equal to the product of (i) the Total Adjustment, and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the Debt prior to the adjustment to the principal portion of the Debt which results in the recalculation of the Allocated Loan Amount.
However, when the principal portion of the Debt is reduced as a result of Beneficiary's receipt of (i) a Release Price or, in connection with a Release, funds sufficient to prepay a portion of the Debt in the amount of the Release Price, the Allocated Loan Amount for the Cross-collateralized Property being released and discharged from the encumbrance of the applicable Cross-collateralized Deed of Trust and related Loan Documents shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "RELEASED ALLOCATED AMOUNT"), and each other
Allocated Loan Amount shall be decreased by an amount equal to the product of
(1) the excess of (a) the Release Price over (b) the Released Allocated
Amount and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Allocated Loan Amount applicable to the Cross-collateralized Property for which the Release Price was paid, or (ii) Net Proceeds, the Allocated Loan Amounts for the Cross-collateralized Property with respect to which the Net Proceeds were received shall be reduced to zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "FORECLOSED
ALLOCATED AMOUNT") and each other Allocated Loan Amount shall (x) if the Net Proceeds exceed the Foreclosed Allocated Amount (such excess being referred to as the "SURPLUS NET PROCEEDS"), be decreased by an amount equal to the product of (1) the Surplus Net Proceeds and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property with respect to which the Net Proceeds were received (such fraction being referred to as the "NET PROCEEDS ADJUSTMENT FRACTION"), (y) if the Foreclosed
Allocated Amount exceeds the Net Proceeds (such excess being referred to as the "NET PROCEEDS DEFICIENCY"), be increased by an amount equal to the product of (1) the Net Proceeds Deficiency and (2) the Net Proceeds
Adjustment Fraction, or (z) if the Net Proceeds equal the Foreclosed
Allocated Amount, remain unadjusted, or (iii) Loss Proceeds or partial prepayments or defeasances, as applicable, made in accordance with Section
15.01 hereof, the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or voluntary prepayments or defeasances, as applicable, were received shall be decreased by an amount equal to the sum of (A) with respect to Loss Proceeds, Loss Proceeds which are applied towards the reduction of the Debt as set forth in
Article III hereof, if any, and (B) with respect to voluntary prepayments or defeasances, the amount of any such voluntary prepayment which is applied towards the reduction of the Debt in accordance with the provisions of the Note, if any, but in no event shall the Allocated Loan Amount for the Cross-collateralized Property with respect to which the Loss Proceeds or voluntary prepayments or defeasances, as applicable, were received be reduced to an amount less than zero (the amount by which such Allocated Loan Amount is reduced being referred to as the "LOSS PROCEEDS OR PREPAYMENT ALLOCATED AMOUNT") and each other Allocated Loan Amount shall be decreased by an amount equal to the product of (1) the excess of (a) the Loss Proceeds or such partial prepayments or defeasances as applicable, over (b) the Loss Proceeds or Prepayment Allocated Amount, and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts (prior to the adjustment in question) other than the Allocated Loan Amount applicable to the Cross-collateralized Property to which such Loss Proceeds or partial prepayments were applied.

          "ANNUAL BUDGET" shall have the meaning set forth in Section 2.09(i) hereof.

          "APPRAISAL" shall mean the appraisal of the Trust Property and all supplemental reports or updates thereto previously delivered to Beneficiary in connection with the Loan.

          "APPRAISER" shall mean the Person who prepared the Appraisal.

          "APPROVED OPERATOR STANDARD" shall mean the standard of business operations, practices and procedures customarily employed by entities having a senior executive with at least seven (7) years' experience in the management of motel properties which manages not less than 2,500 rooms, including, without limitation, certain motels which contain more than 100 rooms.

          "ARCHITECT" shall have the meaning set forth in Section 3.04(b)(i) hereof.

          "ASSIGNMENT" shall mean the Assignment of Leases and Rents and Security Deposits of even date herewith relating to the Trust Property given by Grantor to Beneficiary.

          "BANK" shall mean LaSalle National Bank, or any successor bank hereafter selected by Beneficiary.

          "BANKRUPTCY CODE" shall mean 11 U.S.C. Section 101 et seq., as amended from time to time.

          "BASIC CARRYING COSTS" shall mean the sum of the following costs associated with the Trust Property: (a) Impositions and (b) insurance premiums.

          "BASIC CARRYING COSTS MONTHLY INSTALLMENT" shall mean Beneficiary's estimate of one-twelfth (1/12th) of the annual amount for Basic Carrying Costs. "Basic Carrying Costs Monthly Installment" shall also include, if required by Beneficiary, a sum of money which, together with such monthly installments, will be sufficient to make the payment of each such Basic Carrying Cost at least thirty (30) days prior to the date initially due. Should such Basic Carrying Costs not be ascertainable at the time any monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be determined by Beneficiary in its reasonable discretion on the basis of the aggregate Basic Carrying Costs for the prior Fiscal Year or month or the prior payment period for such cost. Notwithstanding the foregoing, provided no Event of Default has occurred, "Basic Carrying Costs Monthly Installment" shall only include Basic Carrying Costs to the extent Grantor is required to pay same under an Operating Lease or other agreement, provided that such Operating Lease or other agreement is in full force and effect. As soon as the Basic Carrying Costs are fixed for the then current Fiscal Year, month or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior monthly payments. If at any time during the term of the Loan Beneficiary determines that there will be insufficient funds in the Basic Carrying Costs Sub-Account to make payments when they become due and payable, Beneficiary shall have the right to adjust the Basic Carrying Costs Monthly

Installment such that there will be sufficient funds to make such payments.

          "BASIC CARRYING COSTS SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.06 hereof.

          "BENEFICIARY" shall mean the beneficiary named herein and its successors and assigns.

          "BUSINESS DAY" shall mean any day other than (a) a Saturday or Sunday, or (b) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed, or at any time during which the Loan is an asset of a securitization, the cities, states and/or commonwealths used in the comparable definition of "Business Day" in the securitization documents.

          "BUYER" shall have the meaning set forth in Section 9.04 hereof.

          "CENTRAL ACCOUNT" shall mean an Eligible Account, maintained at the Bank, in the name of Beneficiary or its successors or assigns (as secured party) as may be designated by Beneficiary.

          "CLOSING DATE" shall mean the date of the Note.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto.

          "COLLECTION ACCOUNT" shall mean a demand deposit account designated by Beneficiary, which shall be an Eligible Account, to which payments of Debt are transferred.

          "CONDEMNATION PROCEEDS" shall mean all of the proceeds in respect to any Taking or purchase in lieu thereof.

          "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "CPI" shall mean "The Consumer Price Index (New Series) (Base Period 1982-84=100) (all items for all urban consumers)" issued by the Bureau of Labor Statistics of the United States Department of Labor (the "BUREAU"). If the CPI ceases to use the 1982-84 average equaling 100 as the basis of calculation, or if a change is made in the term, components or number of items contained in said index, or if the index is altered, modified, converted or revised in any other way, then the index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the index in effect at the date of this Deed of Trust not been altered. If at any time during the term of this Deed of Trust the CPI shall no longer be published by the Bureau, then any comparable index issued by the Bureau or similar agency of the United States issuing similar indices shall be used in lieu of the CPI.

          "CREDIT CARD COMPANY" shall have the meaning set forth in Section 5.01 hereof.

          "CREDIT CARD PAYMENT DIRECTION LETTER" shall have the meaning set forth in Section 5.01 hereof.

          "CROSS-COLLATERALIZED DEED OF TRUST" shall mean each mortgage, deed of trust, deed to secure debt, security agreement, assignment of rents and fixture filings as originally executed or as same may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental thereto granted by Grantor to Beneficiary as security for the Note.

          "CROSS-COLLATERALIZED PROPERTY" shall mean each parcel or parcels of real property encumbered by a Cross-collateralized Deed of Trust as identified on EXHIBIT F attached hereto and made a part hereof.

          "CURRENT MONTH" shall mean each Interest Accrual Period.

          "CURTAILMENT RESERVE SUB-ACCOUNT" shall mean the Sub-Account established pursuant to Section 5.02 hereof and maintained pursuant to Section
5.11 hereof for the purpose of holding certain Excess Rent.

          "DEBT" shall have the meaning set forth in the recitals hereto.

          "DEBT SERVICE" shall mean the amount of interest and principal payments due and payable in accordance with the Note during an applicable period.

          "DEBT SERVICE COVERAGE" shall mean, for any specified period, the quotient obtained by dividing Net Operating Income for such specified period by the sum of the (a) aggregate payments of interest, principal assuming payments based on the greater of (x) a constant rate of 10.48% per annum and (y) the actual constant rate at the time of such determination, plus all other sums due for such specified period under the Note (determined as of the date the calculation of Debt Service Coverage is required or requested hereunder) and (b) aggregate payments of interest, principal and all other sums due for such specified period pursuant to the terms of subordinate financing, if any, then affecting the Trust Property or, if Debt Service Coverage is being calculated in connection with a request for consent to any subordinate financing, then proposed.

          "DEBT SERVICE PAYMENT SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.07 hereof for the purposes of making Debt Service payments and payments of any servicer or trustee fees.

          "DEED OF TRUST" shall mean this Deed of Trust as originally executed or as it may hereafter from time to time be supplemented, amended, modified or extended by one or more indentures supplemental hereto.

          "DEED TRUSTEE" shall mean the Person or Persons identified in this Deed of Trust as Deed Trustee and its or their successors and assigns.

          "DEFAULT" shall mean any Event of Default or event which would constitute an Event of Default if all requirements in connection therewith for the giving of notice, the lapse of time, and the happening of any further condition, event or act, had been satisfied.

          "DEFAULT COLLATERAL" shall have the meaning set forth in Section 18.32 hereof.

          "DEFAULT RATE" shall mean the lesser of (a) the highest rate allowable at law and (b) eight hundred and fifty (850) basis points above the LIBOR Rate.

          "DEFAULT RATE INTEREST" shall mean, to the extent the Default Rate becomes applicable, interest in excess of the interest which would have accrued on (a) the principal amount of the Loan which is outstanding from time to time and (b) any accrued but unpaid interest, if the Default Rate was not applicable.

          "DEVELOPMENT LAWS" shall mean all applicable subdivision, zoning, environmental protection, wetlands protection, or land use laws or ordinances, and any and all applicable rules and regulations of any Governmental Authority promulgated thereunder or related thereto.

          "DSC QUARTERLY TEST DATE" shall mean June 30th, 1997 and each September 31st, December 31st, March 31st and June 30th thereafter.

          "ELIGIBLE ACCOUNT" shall mean a segregated account which is either (i) an account or accounts maintained with a depository institution or trust company the long term unsecured debt obligations of which are rated by each of the Rating Agencies (or, if not rated by Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Services L.P. ("FITCH"), otherwise acceptable to DCR or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times (or, in the case of the Rent Account and Basic Carrying Costs Sub-Account, the long term unsecured debt obligations of which are rated at least "AA" or the equivalent by each of the Rating Agencies (or, if not rated by DCR or Fitch, otherwise acceptable to DCR or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) or, if the funds in such account are to be held in such account for less than 30 days, the short term obligations of which are rated by each of the Rating Agencies (or, if not rated by DCR or Fitch, otherwise acceptable to DCR or Fitch, as applicable, as confirmed in writing that such account would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest rating category at all times) or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal and state authority, or otherwise acceptable (as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) to each Rating
Agency, which may be an account maintained by Beneficiary or its agents. Eligible Accounts may bear interest. The title of each Eligible Account shall indicate that the funds held therein are held in trust for the uses and purposes set forth herein.

          "ENGINEER" shall have the meaning set forth in Section 3.04(b)(i) hereof.

          "ENGINEERING ESCROW SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof, maintained pursuant to Section 5.12 hereof and funded on the Closing Date relating to payments for any Required Engineering Work.

          "ENVIRONMENTAL PROBLEM" shall mean any of the following:

               (a) the presence of any Hazardous Material on, in, under, or above all or any portion of the Trust Property;

               (b) the release or threatened release of any Hazardous Material from or onto the Trust Property;

               (c) the violation or threatened violation of any Environmental Statute with respect to the Trust Property; or

               (d) the failure to obtain or to abide by the terms or conditions of any permit or approval required under any Environmental Statute with respect to the Trust Property.

A condition described above shall be an Environmental Problem regardless of whether or not any Governmental Authority has taken any action in connection with the condition and regardless of whether that condition was in existence on or before the date hereof.

          "ENVIRONMENTAL REPORT" shall mean the environmental audit report for the Trust Property and any supplements or updates thereto, previously delivered to Beneficiary in connection with the Loan.

          "ENVIRONMENTAL STATUTE" shall mean any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent) or judgment applicable to Grantor or the Trust Property including, without limitation, any judgment or settlement based on common law theories, and any provisions or condition of any permit, license or other authorization binding on Grantor relating to (a) the protection of the environment, the safety and health of persons (including employees) or the public welfare from actual or potential exposure (or effects of exposure) to any actual or potential release, discharge, disposal or emission (whether past or present) of any Hazardous Materials or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.
Section 9601 ET SEQ., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 U.S.C. Section 6901 ET SEQ., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C.
Section 1251 ET SEQ., the Toxic Substances Control Act of 1976, 15 U.S.C.
Section 2601 ET SEQ., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 1101 ET SEQ., the Clean Air Act of 1966, as amended, 42

U.S.C. Section 7401 ET SEQ., the National Environmental Policy Act of 1975, 42 U.S.C. Section 4321, the Rivers and Harbours Act of 1899, 33 U.S.C. Section 401 ET SEQ., the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531 ET SEQ., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.
Section 651 ET SEQ., and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) ET SEQ., and all rules, regulations and guidance documents promulgated or published thereunder.

          "EQUIPMENT" shall have the meaning set forth in granting clause (d) of this Deed of Trust.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Deed of Trust and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Grantor or Guarantor is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Grantor or Guarantor is a member.

          "EVENT OF DEFAULT" shall have the meaning set forth in Section 13.01 hereof.

          "EXCESS RENT" shall have the meaning set forth in Section 5.05 hereof.

          "EXISTING OPERATING LEASE" shall mean have the meaning set forth in EXHIBIT H hereto.

          "FEDERAL OBLIGATIONS" shall mean non-callable direct obligations, as chosen by Grantor, subject to the approval of Beneficiary, of or fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America.

          "FIRST INTEREST ACCRUAL PERIOD" shall mean the period commencing on the Closing Date and ending on the last day of the month in which the Closing Date occurs.

          "FIRST PAYMENT DATE" shall mean the Payment Date in the month following the month in which the Loan is initially funded.

          "FISCAL YEAR" shall mean the twelve month period commencing on January 1 and ending on December 31 during each year of the term of this Deed of Trust, or such other fiscal year of Grantor as Grantor may select from time to time with the prior written consent of Beneficiary.

          "FIXTURES" shall have the meaning set forth in granting clause (d) of this Deed of Trust.

          "FRANCHISE AGREEMENT" shall mean that certain franchise agreement relating to the operation of the Premises, a copy of which was previously delivered to Beneficiary in connection with the Loan, together with all renewals and replacements thereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report, consistently applied.

          "GENERAL PARTNER" shall mean, if Grantor is a partnership, each general partner of Grantor and, if applicable, each general partner of such general partner.

          "GOVERNMENTAL AUTHORITY" shall mean, with respect to any Person, any federal or State government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case, having jurisdiction over such applicable Person or such Person's property and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

          "GRANTOR" shall mean the Grantor named herein and any successor to the obligations of Grantor under the Loan Documents.

          "GUARANTOR" shall mean any Person guaranteeing, in whole or in part, the obligations of Grantor under the Loan Documents.

          "HAZARDOUS MATERIAL" shall mean any (a) crude oil, petroleum or any fraction thereof, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which cause the Trust Property or any part thereof to be in violation of any Environmental Statutes; (b) friable or potentially friable asbestos or asbestos-containing material (as those terms are defined in any Environmental Statutes now in effect or hereafter enacted or amended), urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls, or radon gas;
(c) chemical, material or substance defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "pollutant", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable Environmental Statutes now or hereafter in effect; (d) other chemical, material or substance, including bacteria, spores or other indoor airborne microbial contaminants exposure to which is now or hereafter prohibited, limited or regulated by any Environmental Statutes or is likely to pose a material hazard to the health and safety of the employees or occupants of the Trust Property or the owners and/or occupants of property adjacent to or surrounding the Premises, or any other Person coming upon the Trust Property or adjacent property; and (e) other chemical, materials or substance which is likely to pose a material hazard to the environment or the removal of which is required or the use, production, storage, handling, labeling, sale, transfer, refinement, manufacturing, maintenance, ownership, presence, treatment, processing, transport, generation, emission, removal, remediation, manufacture, discharge, release or threatened release, control or disposal or other management of which is restricted, prohibited, regulated or penalized by any Environmental Statutes (including, without limitation, the Occupational Safety and Health Act and 29 C.F.R. Part 1910 subpart z).

          "HOST" shall have the meaning set forth in Section 2.09 hereof.

          "HOTEL" shall mean all buildings, structures, improvements and appurtenances located on the Trust Property including, without limitation, all guests rooms, each with bath; all restaurants, bars, banquet, meeting and other public rooms; shop units and all other space and concessions for the sale of goods, merchandise and services; garage and parking spaces; support and back of the house areas, including kitchens, storerooms and maintenance areas; recreational and health club facilities (including swimming pools); public grounds and spaces located on or constituting all or a portion of the Trust Property, and any rooms, facilities or parking spaces which may hereinafter be located on the Trust Property.

          "IMPOSITIONS" shall mean all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible, transaction, privilege or license or similar taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not commenced or completed within the term of this Deed of Trust), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Trust Property and/or any Rent (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Grantor (including, without limitation, all franchise, single business or other taxes imposed on Grantor for the privilege of doing business in the jurisdiction in which the Trust Property or any other collateral delivered or pledged to Beneficiary in connection with the Loan is located) or Beneficiary, (b) the Trust Property or any part thereof or any Rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Trust Property, or any part thereof, or the leasing or use of the Trust Property, or any part thereof, or the acquisition or financing of the acquisition of the Trust Property, or any part thereof, by Grantor. Nothing contained herein shall require Grantor to pay municipal, state, or federal income taxes imposed on Beneficiary or any corporate or franchise tax imposed on Beneficiary, or any other tax payable by Beneficiary upon the payments made by Beneficiary to Grantor under this Deed of Trust.

          "IMPROVEMENTS" shall have the meaning set forth in the granting clause
(b) of this Deed of Trust.

          "INDEPENDENT" shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in Grantor, or in any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor and (c) is not connected with Grantor or any Affiliate of Grantor or any constituent partner, shareholder, member or beneficiary of Grantor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning hereof.

          "INITIAL ALLOCATED LOAN AMOUNT" shall mean the portion of the Loan Amount allocated to each Cross-collateralized Property as set forth on EXHIBIT F annexed hereto and made a part hereof.

          "INITIAL BASIC CARRYING COSTS DEPOSIT" shall equal the amount set forth on EXHIBIT B attached hereto and made a part hereof.

          "INITIAL CENTRAL ACCOUNT DEPOSIT" shall equal the amount set forth on EXHIBIT B attached hereto and made a part hereof.

          "INITIAL ENGINEERING DEPOSIT" shall equal the amount set forth on EXHIBIT B attached hereto and made a part hereof.

          "INSTITUTIONAL LENDER" shall mean any of the following Persons:
(a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company or pension and/or annuity company, (d) any fraternal benefit society, (e) any pension, retirement or profit sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended, (h) any broker or dealer registered under the Securities and Exchange Act of 1934, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, or (j) any other entity all of the equity owners of which are Institutional Lenders; provided that each of said Persons shall have net assets equal to or greater than $500,000,000, be in the business of making commercial mortgage loans, secured by properties of like type, size and value as the Trust Property and have a long term credit rating which is not less than BBB (or its equivalent) from the Rating Agency.

          "INSURANCE PROCEEDS" shall mean all of the proceeds received under the insurance policies required to be maintained by Grantor pursuant to
Article III hereof.

          "INSURANCE REQUIREMENTS" shall mean all terms of any insurance policy required by this Deed of Trust, all requirements of the issuer of any such policy, and all regulations and then current standards applicable to or affecting the Trust Property or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Trust Property, or such other Person exercising similar functions.

          "INTEREST ACCRUAL PERIOD" shall mean the First Interest Accrual Period and, thereafter, each one (1) month period, which shall be a calendar month.

          "INTEREST RATE" shall have the meaning set forth in the Note.

          "INTEREST SHORTFALL" shall mean any shortfall in the amount of interest required to be paid with respect to the Loan Amount on any Payment Date.

          "INVENTORY" shall have the meaning as such term is defined in the Uniform Commercial Code applicable in the State in which the Trust Property is located.

          "LATE CHARGE" shall have the meaning set forth in Section 13.09 hereof.

          "LEASES" shall have the meaning set forth in granting clause (f) of this Deed of Trust.

          "LEGAL REQUIREMENT" shall mean as to any Person, the certificate of incorporation, by-laws, certificate of limited partnership, agreement of limited partnership or other organization or governing documents of such Person, and any law, statute, order, ordinance, judgment, Licenses and Permits, decree, injunction, treaty, rule or regulation (including, without limitation, Environmental Statutes, Development Laws and Use Requirements) or determination of an arbitrator or a court or other Governmental Authority and all covenants, agreements, restrictions and encumbrances contained in any instruments, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "LIBOR RATE" shall mean the London interbank offered rate for thirty
(30) day United States Dollar deposits established monthly by the Beneficiary in accordance with the terms of the Note.

          "LICENSES AND PERMITS" shall mean all building permits, certificates of occupancy and other permits, licenses and authorizations of any Governmental Authority, including all supplements, amendments and modifications thereto, necessary to own, use, occupy, operate or maintain the Trust Property.

          "LOAN" shall have the meaning set forth in the Recitals hereto.

          "LOAN AMOUNT" shall have the meaning set forth in the Recitals hereto.

          "LOAN DOCUMENTS" shall mean this Deed of Trust, the Note, the Assignment, and any and all other agreements, instruments, certificates or documents executed and delivered by Grantor or Affiliate of Grantor in connection with the Loan.

          "LOAN YEAR" shall mean each 365 day period (or 366 day period if the month of February in a leap year is included) commencing on the first day of the month following the Closing Date (provided, however, that the first Loan Year shall also include the period from the Closing Date to the end of the month in which the Closing Date occurs).

          "LOSS PROCEEDS" shall mean, collectively, all Insurance Proceeds and all Condemnation Proceeds.

          "LUMP SUM ADVANCE PAYMENTS" shall have the meaning set forth in
Section 7.02(g) hereof.

          "MATERIAL ADVERSE EFFECT" shall mean any event or condition that has a material adverse effect on (a) the Trust Property, (b) the business, prospects, profits, operations or condition (financial or otherwise) of Grantor, (c) the enforceability, validity, perfection or priority of the lien of any Loan Document or (d) the ability of Grantor to perform any obligations under any Loan Document; PROVIDED, HOWEVER, that in determining such effect, consideration shall be given to any condition(s) or event(s) that in the aggregate should offset the effect of any adverse effect or condition.

          "MATURITY", when used with respect to the Note, shall mean the Maturity Date set forth in the Note or such other date pursuant to the Note on which the final payment of principal, and premium, if any, on which the Note becomes due and payable as therein or herein provided, whether at Stated Maturity or by declaration of acceleration, or otherwise.

          "MATURITY DATE" shall mean the Maturity Date set forth in the Note.

          "MONTHLY DEBT SERVICE PAYMENT" shall mean a monthly payment of principal in an amount equal to that which is required to fully amortize the Loan based upon a twenty year level amortization schedule, together with a monthly payment of interest on the Principal Amount and all monthly servicing and trustee fees incurred in connection with the Loan.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Grantor, Guarantor or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NET OPERATING INCOME" shall mean in each Fiscal Year or portion thereof during the term hereof, Operating Income less Operating Expenses.

          "NET PROCEEDS" shall mean the excess of (i)(x) the purchase price (at foreclosure or otherwise) actually received by Beneficiary with respect to the Trust Property as a result of the exercise by Beneficiary of its rights, powers, privileges and other remedies after the occurrence of an Event of Default, or
(y) in the event that Beneficiary (or Beneficiary's nominee) is the purchaser at foreclosure by credit bid, then the amount of such credit bid, in either case, over (ii) all costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by Beneficiary in connection with the exercise of such remedies, including the sale of such Trust Property after a foreclosure against the Trust Property.

          "NOTE" shall have the meaning set forth in the recitals hereof.

          "NOTICE DATE" shall have the meaning set forth in Section 5.05 hereof.

          "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Beneficiary by Grantor which is signed on behalf of Grantor by an authorized representative of Grantor which states that the items set forth in such certificate are true, accurate and complete in all respects.

          "O&M OPERATIVE PERIOD" shall have the meaning set forth in Section
5.01 hereof.

          "OPERATING AGREEMENT" shall have the meaning set forth in Section 7.02 hereof.

          "OPERATING EXPENSES" shall mean, in each Fiscal Year or portion thereof during the term hereof, all expenses directly attributable to the operation, repair and/or maintenance of the Trust Property (including, without limitation, Impositions, insurance premiums, management fees, at the rate of the greater of (a) four percent (4%) of Operating Income or (b) the actual management fee, franchise or licensing fees at the rate of the greater rate of
(a) five percent (5%) of Operating Income or (b) actual franchise or licensing fees, and Recurring Replacement Expenditures at the Recurring Replacement Expenditure Monthly Amount and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Improvements) and actually paid for by Grantor. Operating Expenses shall not include interest, principal and premium, if any, due under the Note or otherwise in connection with the Debt, income taxes, capital improvements costs, or any non-cash charge or expense such as depreciation or amortization.

          "OPERATING INCOME" shall mean, for any specified period, including without limitation, the Fiscal Year or portion thereof during the term hereof, all revenue derived by Grantor arising from the Trust Property including, without limitation, room revenues, vending machines revenues, beverage revenues, food revenues, and packaging revenues, rental revenues (whether denominated as basic rent, additional rent, or otherwise) and other fees and charges payable pursuant to Leases or otherwise in connection with the Trust Property, and business interruption, rent or other similar insurance proceeds. Operating Income shall not include (a) Insurance Proceeds (other than proceeds of rent, business interruption or other similar insurance allocable to the applicable period) and Condemnation Proceeds (other than Condemnation Proceeds arising from a temporary taking or the use and occupancy of all or part of the applicable Trust Property allocable to the applicable period), or interest accrued on such

Condemnation Proceeds, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Trust Property or any part thereof or interest therein, (d) capital contributions or loans to Grantor or an Affiliate of Grantor, (e) any item of income otherwise includable in Operating Income but paid directly by any tenant to a Person other than Grantor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) Rent paid by or on behalf of any lessee under a Operating Lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent unless such Operating Lease has been affirmed by the trustee in such proceeding or action, (h) Rent paid by or on behalf of any lessee under a Lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof; (i) Rent derived from rental of guest rooms in excess of seventy-five percent (75%) of the guest rooms, during any period of time when the guest room occupancy rate for the Trust Property exceeds seventy-five percent (75%); (j) Rent paid by or on behalf of any lessee under a Lease in whole or partial consideration for the termination of any Lease, or (k) sales tax rebates from any Governmental Authority.

          "OPERATING LEASE" shall mean any Lease (including Existing Operating Lease) of the Trust Property to an Operator or any other agreement pursuant to which the Operator assumes responsibility for the operation and management of the Trust Property, as the same may be amended from time to time.

          "OPERATION AND MAINTENANCE EXPENSE MONTHLY INSTALLMENT" shall mean with respect to each Current Month in which funds are required to be allocated or distributed pursuant to the terms of Section 5.05(d), or if an Event of Default has occurred and is continuing, the lesser of all amounts remaining in the Central Account after the distributions made pursuant to clauses (a) through
(d) of Section 5.05 or (b) an amount equal to (i) either (x) 1/12 of the Operating Expenses set forth in the Annual Budget, or, in the event that Beneficiary has not approved the Annual Budget, (y) 1/12 of the product of (A)
1.05 and (B) the actual Operating Expenses (exclusive of Basic Carrying Costs) for the immediately preceding Fiscal Year and (ii) 1/12 of the yearly management fees due under any property management agreement or lease with respect to the Premises which has been approved by Beneficiary.

          "OPERATION AND MAINTENANCE EXPENSE SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.09 hereof relating to the payment of Operating Expenses (exclusive of Basic Carrying Costs).

          "OPERATOR" shall mean the Person, other than Grantor, which operates the Trust Property pursuant to an Operating Lease or any management agreement or Operating Agreement. As of the date hereof, Operator shall mean Crossroads Hospitality Tenant Company, L.L.C.

          "OPERATOR CERTIFICATION" shall have the meaning set forth in Section
2.09 hereof.

          "OPERATOR CONTROL NOTICE" shall have the meaning set forth in Section
7.02 hereof.

          "OPTIONAL PREPAYMENT DATE" shall mean the Payment Date occurring in October, 1997.

          "PAD OWNERS" shall mean any owner of any fee interest in property contiguous to or surrounded by the Trust Property who has entered into a reciprocal easement agreement or other agreement or agreements with Grantor either (a) in connection with an existing or potential improvement on such property or (b) relating to or affecting the Trust Property.

          "PAYMENT DATE" shall mean, with respect to each month, the first (1st) calendar day in such month, or if such day is not a Business Day, the next following Business Day.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

          "PERMITTED ENCUMBRANCES" shall have the meaning set forth in Section 2.05(a) hereof.

          "PERMITTED INVESTMENTS" shall mean any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which funds in the Central Account are required to be drawn, and having at all times the required ratings, if any, provided for in this definition, unless, upon and subsequent to a Securitization, each Rating Agency shall have confirmed in writing to Beneficiary that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization:

                 (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); PROVIDED, HOWEVER, that the investments described in this clause must
          (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                 (b)  Federal Housing Administration debentures;

                 (c) obligations of the following United States of America government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System

          (consolidated systemwide bonds and notes), the Federal Home
          Loan Banks (consolidated debt obligations), the Federal
          National Mortgage Association (debt obligations), the Student
          Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                 (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); PROVIDED, HOWEVER, that the investments described in this clause must
          (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                 (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                 (f) debt obligations with maturities of not more than 365 days and rated by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest long-term unsecured rating category; PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
          (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                 (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that is rated by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization) in its highest short-term unsecured debt rating; PROVIDED, HOWEVER, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by Standard & Poor's, must not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

                 (h) the Federated Prime Obligation Money Market Fund (the "FUND") so long as the Fund is rated "AAA" by each Rating Agency (or, if not rated by any Rating Agency other than Standard & Poor's, otherwise acceptable to such Rating Agency or Agencies, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization);

                 (i) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that if the Loan has been included as an asset in a Securitization, each Rating Agency has confirmed in writing to Beneficiary, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization); and

                 (j) such other obligations as are acceptable as Permitted Investments to each Rating Agency, as confirmed in writing to Beneficiary, that such obligations would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any certificates issued in connection with a Securitization);

PROVIDED, HOWEVER, that, in the judgment of Beneficiary, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

          "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

          "PLAN" shall mean an employee benefit or other plan established or maintained by Grantor, Guarantor or any ERISA Affiliate during the five-year period ended prior to the date of this Deed of Trust to which Grantor, Guarantor or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Deed of Trust, been required to make contributions (whether or not covered by Title IV of ERISA or Section 302 of ERISA or Section 401(a) or 412 of the Code), other than a Multiemployer Plan.

          "PREMISES" shall have the meaning set forth in granting clause (a) of this Deed of Trust.

          "PRINCIPAL AMOUNT" shall mean the Loan Amount as such amount may be reduced from time to time pursuant to the terms of this Deed of Trust, the Note or the other Loan Documents.

          "PRINCIPAL PAYMENTS" shall mean all payments of principal made pursuant to the terms of the Note.

          "PROPERTY AGREEMENTS" shall mean all agreements, grants of easements and/or rights-of-way, reciprocal easement agreements, permits, declarations of covenants, conditions and restrictions, disposition and development agreements, planned unit development agreements, management or parking agreements, party wall agreements, Franchise Agreements or other instruments affecting the Trust Property, including, without limitation any Pad Owners, but not including any brokerage agreements, management agreements, service contracts, Operating Leases or the Loan Documents.

          "RATING AGENCY" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("STANDARD & POOR'S"), Fitch Investors Services, L.P., Duff & Phelps Credit Rating Co., and Moody's Investors Service, Inc., collectively, and any successor to any of them; provided, however, that at any time after a Securitization, "Rating Agency" shall mean the rating agency or rating agencies that from time to time rate the securities issued in connection with such Securitization.

          "REALTY" shall have the meaning set forth in Section 2.05(b) hereof.

          "RECOURSE DISTRIBUTIONS" shall have the meaning set forth in Section
18.32 hereof.

          "RECURRING REPLACEMENT EXPENDITURES" shall mean expenditures related to the replacement of furniture, fixtures and equipment located at, or used in connection with, the operation of the Trust Property from time to time.

          "RECURRING REPLACEMENT EXPENDITURE MONTHLY AMOUNT" shall mean the amount per month set forth on EXHIBIT B attached hereto and made a part hereof (the "INITIAL RECURRING INSTALLMENTS") until the first (1st) anniversary of the date hereof and an amount per month in each subsequent Loan Year or portion thereof occurring prior to the Maturity Date equal to the greater of one-twelfth of (a) five percent (5%) of the Operating Income for the previous Fiscal Year of Grantor and (b) the amount set forth on Exhibit B under Initial Recurring Replacement Installment.

          "RECURRING REPLACEMENT RESERVE SUB-ACCOUNT" shall mean the Sub-Account of the Central Account established pursuant to Section 5.02 hereof and maintained pursuant to Section 5.08 hereof relating to the payment of Recurring Replacement Expenditures.

          "RENT" shall have the meaning set forth in granting clause (f) of this Deed of Trust.

          "RENT ACCOUNT" shall mean an Eligible Account maintained in a bank acceptable to Beneficiary in the joint names of Grantor and Beneficiary or such other name as Beneficiary may designate in writing.

          "RENT ROLL" shall have the meaning set forth in Section 2.05(o) hereof.

          "REQUIRED DEBT SERVICE COVERAGE" shall mean a Debt Service Coverage of not less than 1.25.

          "REQUIRED DEBT SERVICE PAYMENT" shall mean, as of any Payment Date, the amount of interest and principal then due and payable pursuant to the Note, together with any other sums due thereunder, including, without limitation, any prepayments required to be made or for which notice has been given under this Deed of Trust, Default Rate Interest and premium, if any, paid in accordance therewith together with any servicer or trustee fees due and payable in connection with the Loan.

          "REQUIRED ENGINEERING WORK" shall have the meaning set forth in
Section 5.02 hereof.

          "RETENTION AMOUNT" shall have the meaning set forth in
Section 3.04(b)(vii) hereof.

          "SALE" shall have the meaning set forth in Section 9.04 hereof.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as the same shall be amended from time to time.

          "SECURITIZATION" shall mean a public or private offering of securities by Beneficiary or any of its Affiliates or their respective successors and assigns which are collateralized, in whole or in part, by this Deed of Trust.

          "SECURITY AGREEMENT" shall have the meaning set forth in Section 15.01 hereof.

          "SECURITY DEPOSIT ACCOUNT" shall have the meaning set forth in Section
5.01 hereof.

          "SINGLE PURPOSE ENTITY" shall mean a corporation, partnership, joint venture, trust or unincorporated association, which is formed or organized solely for the purpose of holding, directly, an ownership interest in the Trust Property, does not engage in any business unrelated to the Trust Property, does not have any assets other than those related to its interest in the Trust Property or any indebtedness other than as permitted by this Deed of Trust the other Loan Documents, has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, and holds itself out as being a Person, separate and apart from any other Person and which otherwise satisfies the criteria of the Rating Agency, as in effect on the Closing Date, for a special purpose bankruptcy remote entity.

          "SOLVENT" shall mean, as to any Person, that (a) the sum of the assets of such Person, at a fair valuation, exceeds its liabilities, including contingent liabilities, (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and
(c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "DEBT" means any liability on a claim, and "CLAIM" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed in accordance with GAAP at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

          "STATE" shall mean any of the states which are members of the United States of America.

          "STATED MATURITY", when used with respect to the Note or any installment of interest and/or principal payment thereunder, shall mean the date specified in the Note as the fixed date on which a payment of all or any portion of principal and/or interest is due and payable.

          "SUB-ACCOUNTS" shall have the meaning set forth in Section 5.02 hereof.

          "SUBSTANTIAL CASUALTY" shall have the meaning set forth in Section
3.04 hereof.

          "TAKING" shall mean a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.

          "TOTAL GLA" shall mean the total gross leasable area of the Trust Property.

          "TRANSFER" shall mean the conveyance, assignment, sale, mortgaging, encumbrance, pledging, hypothecation, granting of a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) all or any portion of any legal or beneficial interest (a) in all or any portion of the Trust Property; (b) if Grantor or, if Grantor is a partnership, any General Partner, is a corporation, in the stock of Grantor or any General Partner; (c) in Grantor (or any trust of which Grantor is a trustee); or (d) if Grantor is a limited or general partnership, joint venture, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, in any Person having a direct legal or beneficial ownership in Grantor, excluding any legal or beneficial interest in any constituent limited partner of Grantor but including any legal or beneficial interest in any General Partner and shall also include, without limitation to the foregoing, the following: an installment sales agreement wherein Grantor agrees to sell the Trust Property or any part thereof or any interest therein for a price to be paid in installments; an agreement by Grantor leasing all or a substantial part of the

Trust Property to one or more Persons pursuant to a single or related transactions, or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor's right, title and interest in and to any Leases or any Rent; any instrument subjecting the Trust Property to a condominium regime or transferring ownership to a cooperative corporation; and the dissolution or termination of Grantor or the merger or consolidation of Grantor with any other Person.

          "TREASURY CONSTANT MATURITY YIELD INDEX" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519).

          "TRUST PROPERTY" shall have the meaning set forth in the granting clauses of this Deed of Trust.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State in which the Trust Property is located.

          "UNDERWRITABLE NET CASH FLOW" shall mean the cash flow determined by Beneficiary for the Cross-collateralized Properties in accordance with Beneficiary's underwriting standards for financings similar to the Loan and in conformance, to the extent reasonably possible, as determined by Beneficiary, with the standards of the Rating Agencies.

          "UNIFORM SYSTEM OF ACCOUNTS" shall mean the Uniform System of Accounts for Hotels, 8th Edition, International Association of Hospitality Accountants and Hotel Association of New York (1986), as from time to time amended.

          "UNSCHEDULED PAYMENTS" shall mean (a) all Loss Proceeds that Grantor has elected or is required to apply to the repayment of the Debt pursuant to this Deed of Trust, the Note or any other Loan Documents, (b) any funds representing a voluntary or involuntary principal prepayment other than scheduled Principal Payments, (c) any Net Proceeds and (d) any amounts paid from the Curtailment Reserve Sub-Account pursuant to Section 5.11 hereof.

          "USE REQUIREMENTS" shall mean any and all building codes, permits, certificates of occupancy or compliance, laws, regulations, or ordinances (including, without limitation, health, pollution, fire protection, medical and day-care facilities, waste product and sewage disposal regulations), restrictions of record, easements, reciprocal easements, declarations or other agreements affecting the use of the Trust Property or any part thereof.

          "WELFARE PLAN" shall mean an employee welfare benefit plan as defined in Section 3(1) of ERISA established or maintained by Grantor, Guarantor or any ERISA Affiliate or that covers any current or forms employee of Grantor, Guarantor or any ERISA Affiliate.

          "WORK" shall have the meaning set forth in Section 3.04(a)(i) hereof.


                       ARTICLE II:  COVENANTS, WARRANTIES
                         AND REPRESENTATIONS OF GRANTOR

          Section 2.01. PAYMENT OF DEBT. Grantor will pay the Debt at the time and in the manner provided in the Note and the other Loan Documents, all in lawful money of the United States of America in immediately available funds, subject to the limitations of liability as set forth in Section 18.32 hereof.

          Section 2.02. REPRESENTATIONS AND WARRANTIES OF GRANTOR. Grantor represents and warrants to Beneficiary:

          (a) ORGANIZATION AND AUTHORITY. Grantor (i) is a general partnership, limited partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has all requisite power and authority and all necessary Licenses and Permits to own and operate the Trust Property and to carry on its business as now conducted and as presently proposed to be conducted and (iii) is duly qualified, authorized to do business and in good standing in the jurisdiction where the Trust Property is located and in each other jurisdiction where the conduct of its business or the nature of its activities makes such qualification necessary. If Grantor is a limited partnership or general partnership, each general partner of Grantor which is a corporation is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (b) POWER. Grantor and, if applicable, each General Partner has full power and authority to execute, deliver and perform, as applicable, the Loan Documents to which it is a party, to make the borrowings thereunder, to execute and deliver the Note and to grant to Beneficiary a first, prior, perfected and continuing lien on and security interest in the Trust Property, subject only to the Permitted Encumbrances.

          (c) AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents to which Grantor is a party, the making of the borrowings thereunder, the execution and delivery of the Note, the grant of the liens on the Trust Property pursuant to the Loan Documents to which Grantor is a party and the consummation of the Loan are within the powers of Grantor and have been duly authorized by Grantor and, if applicable, the General Partners, by all requisite action (and Grantor hereby represents that no approval or action of any limited partner or shareholder, as applicable, of Grantor is required to authorize any of the Loan Documents to which Grantor is a party) and will constitute the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with their terms, except as enforcement may be stayed or limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in proceedings at law or in equity) and will not (i) violate any provision of its partnership agreement or partnership certificate or certificate of incorporation or by-laws, as applicable, or, to its knowledge, any law, judgment, order, rule or regulation of any court, arbitration panel or other Governmental Authority, domestic or foreign, or other Person affecting or binding upon Grantor or the Trust Property, or (ii) violate any provision of any indenture, agreement, mortgage, contract or other instrument to which Grantor or, if applicable, any General Partner is a party or by which any of their respective property, assets or revenues are bound, or be in conflict with, result in an acceleration of any obligation or a breach of or constitute (with notice or lapse of time or both) a default or require any payment or prepayment under, any such indenture, agreement, mortgage, contract or other instrument, or
(iii) result in the creation or imposition of any lien, except those in favor of Beneficiary as provided in the Loan Documents to which it is a party.

          (d) CONSENT. Neither Grantor nor, if applicable, any General Partner, is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Deed of Trust, the Note or the other Loan Documents which has not been so obtained or filed.

          (e) INTEREST RATE. The rate of interest paid under the Note and the method and manner of the calculation thereof do not violate any usury or, to their best knowledge, other law or applicable Legal Requirement.

          (f) OTHER AGREEMENTS. Grantor is not a party to nor is otherwise bound by any agreements or instruments which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Grantor nor, if applicable, any General Partner, is in violation of its partnership agreement or corporate organizational documents, as applicable, or other restriction or any agreement or instrument by which it is bound, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or Governmental Authority, or any Legal Requirement, in each case, applicable to Grantor or the Trust Property, except for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.

          (g) MAINTENANCE OF EXISTENCE. (i) Grantor is familiar with all of the criteria of the Rating Agency required to qualify as a special purpose bankruptcy remote entity and Grantor and, if applicable, each General Partner at all times since their formation have been duly formed and existing and shall preserve and keep in full force and effect their existence as a Single Purpose Entity.

                (ii) Grantor and, if applicable, each General Partner, at all times since their organization have complied, and will continue to comply, with the provisions of its certificate and agreement of partnership or certificate of incorporation and by-laws, as amended and as applicable, and the laws of its jurisdiction of organization relating to partnerships or corporations, as applicable.

               (iii) All customary formalities regarding the partnership, or corporate existence, as applicable, of Grantor, and if, applicable, each General Partner have been observed at all times since its formation and will continue to be observed.

                (iv) Grantor and, if applicable, each General Partner, have at all times accurately maintained, and will continue to accurately maintain, their respective financial statements, accounting records and other partnership or corporate documents separate from those of any other Person. Grantor and, if applicable, each General Partner have not at any time since their formation commingled, and will not commingle, their respective assets with those of any other Person. Grantor has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts (subject to the creation of accounts and sub-accounts established for the account of Borrower by prior lender), payroll and separate books of account.

                 (v) Grantor and, if applicable, each General Partner, have at all times paid, and will continue to pay, their own liabilities from their own separate assets.

                (vi) Grantor and, if applicable, each General Partner, have at all times identified themselves, and will continue to identify themselves, in all dealings with the public, under their own names and as separate and distinct entities. Grantor and, if applicable, each General Partner, have not at any time identified themselves, and will not identify themselves, as being a division of any other Person.

               (vii) Grantor and, if applicable, each General Partner, have been at all times, and will continue to be, adequately capitalized in light of the nature of their respective businesses.

              (viii) Grantor (A) does not own and will not own any encumbered asset other than the Trust Property, (B) is not engaged and will not engage in any business other than the ownership, management and operation of the Cross-collateralized Property, (C) will not enter into any contract or agreement with any Affiliate of Grantor or, if applicable, any Affiliate of a General Partner except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an Affiliate, (D) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including, unless same can be obligations of the Operator pursuant to an Operating Lease, guaranteeing any obligation), other than the Loan and other than Operating Expenses reasonably incurred pursuant to an Annual Budget and trade payables incurred in the ordinary course of business consistent with the Approval Operator Standard and prudent business practices, and (E) has not made and will not make any loans or advances to any Person (including any Affiliate).

                (ix) Grantor will not change its name or principal place of business without prior notice to, and consent of, the Lender.

                 (x) Grantor does not have, and will not have, any subsidiaries.

                (xi) Grantor will preserve and maintain its existence as a Maryland corporation and all material rights, privileges, tradenames and franchises.

               (xii) Neither Grantor, nor, if applicable, any General Partner, will merge or consolidate with, or sell all or substantially all of its respective assets to any Person, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution).
          Grantor will not acquire any business or assets from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person.

              (xiii) Grantor has not at any time since its formation assumed or guaranteed, and will not assume or guarantee, the liabilities of its partners or shareholders or any predecessor corporation or partnership, each as applicable, any Affiliates, or any other Persons. Grantor has not at any time since its formation acquired, and will not acquire, obligations or securities of its partners or shareholders or any predecessor corporation or partnership, each as applicable, or any Affiliates. Grantor has not at any time since its formation made, and will not make, loans to its partners or shareholders or any predecessor corporation or partnership, each as applicable, or any Affiliates of any of such Persons. Grantor has no known contingent liabilities nor does it have any material financial liabilities under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Person is a party or by which it is otherwise bound other than obligations incurred in the ordinary course of the operation of the Trust Property and other than obligations under the Loan Documents.

               (xiv) Grantor has not at any time since its formation entered into and was not a party to, and, will not enter into or be a party to, any transaction with its shareholders or any Affiliates except on terms which are no less favorable to Grantor than would be obtained in a comparable arm's length transaction with an unrelated third party.

          (h) NO DEFAULTS. No Default or Event of Default has occurred and is continuing or would occur as a result of the consummation of the transactions contemplated by the Loan Documents. Grantor is not in default in the payment or performance of any of its Contractual Obligations in any respect which could result in a Materially Adverse Effect.

          (i) GOVERNMENTAL CONSENTS AND APPROVALS. Grantor and, if applicable, each General Partner, have obtained or made all necessary, or have caused Operator to obtain or make all necessary, (i) consents, approvals and authorizations, and registrations and filings (including, without limitation, all Licenses and Permits) of or with all Governmental Authorities and
(ii) consents, approvals, waivers and notifications of partners, stockholders, creditors, lessors and other nongovernmental Persons, in each case, which are required to be obtained or made by Grantor or, if applicable, the General Partner, in connection with the execution and delivery of, and the performance by Grantor of its obligations under, the Loan Documents.

          (j) INVESTMENT COMPANY ACT STATUS. Grantor is not an "investment company," or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (k) COMPLIANCE WITH LAW. Grantor is in compliance in all material respects with all Legal Requirements to which it or the Trust Property is subject, including, without limitation, all Environmental Statutes, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act and ERISA. No portion or the Trust Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any illegal activity.

          (l) FINANCIAL INFORMATION. All financial data that has been delivered by Grantor to Beneficiary (i) is true, complete and correct in all material respects, (ii) accurately represents the financial condition and results of operations of the Persons covered thereby in all material respects as of the date on which the same shall have been furnished, and (iii) in the case of audited financial statements, has been prepared in accordance with GAAP or the Uniform System of Accounts (or such other accounting basis as is reasonably acceptable to Beneficiary) throughout the periods covered. As of the date hereof, neither Grantor nor, if applicable, any General Partner, has any contingent liability, liability for taxes or other unusual or forward commitment not reflected in such financial statements delivered to Beneficiary; since the date of the last financial statements delivered by Grantor to Beneficiary except as otherwise disclosed in such financial statements or notes thereto, there has been no change in the assets, liabilities or financial position of Grantor nor, if applicable, any General Partner, or in the results of operations of Grantor which would have a Material Adverse Effect. Neither Grantor nor, if applicable, any General Partner, has incurred any obligation or liability, contingent or otherwise not reflected in such financial statements which would have a Material Adverse Effect.

          (m) TRANSACTION BROKERAGE FEES. Grantor has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Deed of Trust except for Affiliates of Beneficiary or Grantor. All brokerage fees, commissions and other expenses payable in connection with the transactions contemplated by the Loan Documents have been paid in full contemporaneously with the execution of the Loan Documents and the funding of the Loan. Grantor hereby agrees to indemnify and hold Beneficiary harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from (i) a claim by any Person that such Person acted on behalf of Grantor in connection with the transactions contemplated herein or (ii) any breach of the foregoing representation. The provisions of this subsection (m) shall survive the repayment of the Debt.

          (n) FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations G, T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

          (o) PENDING LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of Grantor, threatened against or affecting Grantor or the Trust Property in any court or before any Governmental Authority which if adversely determined either individually or collectively has or is reasonably likely to have a Material Adverse Effect.

          (p) SOLVENCY; NO BANKRUPTCY. Each of Grantor and, if applicable, the General Partner, (i) is and has at all times been Solvent and will remain Solvent immediately upon the consummation of the transactions contemplated by the Loan Documents and (ii) is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and is not contemplating the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property and Grantor has no knowledge of any Person contemplating the filing of any such petition against it or, if applicable, the General Partner. None of the transactions contemplated hereby will be or have been made with an intent to hinder, delay or defraud any present or future creditors of Grantor and Grantor has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Grantor's assets do not, and immediately upon consummation of the transaction contemplated in the Loan Documents will not, constitute unreasonably small capital to carry out its business as presently conducted or as proposed to be conducted. Grantor does not intend to, nor believe that it will, incur debts and liabilities beyond its ability to pay such debts as they may mature.

          (q) USE OF PROCEEDS. The proceeds of the Loan shall be applied by Grantor to, INTER ALIA, (i) satisfy certain deed of trust loans presently encumbering all or a part of the Trust Property, (ii) fund the Sub-Accounts in accordance with Article V hereof and (iii) pay certain transaction costs incurred by Grantor in connection with the Loan. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.

          (r) TAX FILINGS. Grantor and, if applicable, each General Partner, have filed all federal, state and local tax returns required to be filed or have filed appropriate applications for extension and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Grantor and, if applicable, the General Partners.
Grantor and, if applicable, the General Partners, believe that their respective tax returns properly reflect the income and taxes of Grantor and said General Partner, if any, for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

          (s) NOT FOREIGN PERSON. Grantor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

          (t) ERISA. (a) The assets of Grantor and Guarantor are not and will not become treated as "plan assets", whether by operation of law or under regulations promulgated under ERISA. Each Plan and Welfare Plan, and, to the knowledge of Grantor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other applicable Legal Requirement, and no event or condition has occurred and is continuing as to which

Grantor would be under an obligation to furnish a report to Beneficiary under clause (b)(i) of this Section. Other than an application for a favorable determination letter with respect to a Plan, there are no pending issues or claims before the Internal Revenue Service, the United States Department of Labor or any court of competent jurisdiction related to any Plan or Welfare Plan under which Grantor, Guarantor or any ERISA Affiliate, directly or indirectly (through an indemnification agreement or otherwise), could be subject to any material risk of liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code. No Welfare Plan provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Grantor, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law,
(ii) death or disability benefits that have been fully provided for by fully paid up insurance or (iii) severance benefits.

               (b) Grantor will furnish to Beneficiary as soon as possible, and in any event within ten (10) days after Grantor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan, Welfare Plan or Multiemployer Plan has occurred or exists, an Officer's Certificate setting forth details respecting such event or condition and the action, if any, that Grantor or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC (or any other relevant Governmental Authority) by Grantor or an ERISA Affiliate with respect to such event or condition, if such report or notice is required to be filed with the PBGC or any other relevant Governmental
Authority:

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code of Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the

               Code of Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
               Section 412(d) of the Code), and any request for a waiver under
               Section 412(d) of the Code for any Plan;

                    (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Grantor or an ERISA Affiliate to terminate any Plan;

                    (iii) the institution by PBGC of proceedings under Section
               4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Grantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal from a Multiemployer Plan by Grantor or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Grantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
               Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Grantor or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days;

                    (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Grantor or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; or

                    (vii) the imposition of a lien or a security interest in
               connection with a Plan.

               (c) Grantor shall not knowingly engage in or permit any transaction in connection with which Grantor, Guarantor or any ERISA Affiliate could be subject to either a civil penalty or tax assessed pursuant to Section 502(i) or 502(l) of ERISA or Section 4975 of the Code, permit any Welfare Plan to provide benefits, including without limitation, medical benefits (whether or not insured), with respect to any current or former employee of Grantor, Guarantor or any ERISA Affiliate beyond his or her retirement or other termination of service other than (i) coverage mandated by applicable law,
(ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise or (iii) severance benefits, permit the assets of Grantor or Guarantor to become "plan assets", whether by operation of law or under regulations promulgated under ERISA or adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including, without limitation, any employee welfare benefit plan) or other plan, policy or arrangement, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits expense to Grantor, Guarantor or any ERISA Affiliate.

          (u) LABOR MATTERS. Grantor is not a party to any collective bargaining agreements.

          Section 2.03. FURTHER ACTS, ETC. Grantor will, at the cost of Grantor, and without expense to Beneficiary, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated, or which Grantor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out or facilitating the performance of the terms of this


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


Deed of Trust for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver and hereby authorizes Beneficiary in the event Grantor fails to do so to execute in the name of Grantor or without the signature of Grantor to the extent Beneficiary may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Trust Property. Grantor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of protecting, perfecting, preserving and realizing upon the interests granted pursuant to this Deed of Trust and to effect the intent hereof, all as fully and effectually as Grantor might or could do; and Grantor hereby ratifies all that Beneficiary shall lawfully do or cause to be done by virtue hereof.

          Section 2.04. RECORDING OF DEED OF TRUST, ETC. Grantor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully protect the lien or security interest hereof upon, and the interest of Beneficiary in, the Trust Property. Grantor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any mortgage supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law to do so, in which event Beneficiary may declare so much of the Debt as to be immediately due and payable. Grantor shall hold harmless and indemnify Beneficiary, and its successors and assigns, against any liability incurred as a result of the imposition of any tax on the making and recording of this Deed of Trust.


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

          Section 2.05. REPRESENTATIONS AND WARRANTIES AS TO THE TRUST PROPERTY. Grantor represents and warrants with respect to the Trust Property as follows:

          (a) LIEN PRIORITY. This Deed of Trust is a valid and enforceable first lien on the Trust Property, free and clear of all encumbrances and liens having priority over the lien of this Deed of Trust, except for the items set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by this Deed of Trust, materially affect the value or marketability of the Trust Property, impair the use or operation of the Trust Property for the use currently being made thereof or impair Grantor's ability to pay its obligations in a timely manner (such items being the "PERMITTED ENCUMBRANCES").

          (b) TITLE. Grantor has, subject only to the Permitted Encumbrances, good, insurable and marketable fee simple title to the Premises, Improvements and Fixtures (collectively the "REALTY") and to all easements and rights benefitting the Realty and has the right, power and authority to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, pledge, assign, and hypothecate the Trust Property. Grantor will preserve its interest in and title to the Trust Property and will forever warrant and defend the same to Beneficiary against any and all claims made by, through or under Grantor and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all Persons whomsoever claiming by, through or under Grantor. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Beneficiary in the event Beneficiary acquires title to the Trust Property pursuant to any foreclosure. In addition, except as set forth in the Existing Operating Lease, there are no outstanding options or rights of first refusal to purchase the Trust Property or Grantor's ownership thereof.

          (c) TAXES AND IMPOSITIONS. Grantor has paid, or has caused to be paid, all taxes and other Impositions and governmental assessments due and owing in respect of, and affecting, the Trust Property. Grantor has paid, or has caused to be paid, all


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

Impositions which constitute special governmental assessments in full, except for those assessments which are permitted by applicable Legal Requirements to be paid in installments, in which case all installments which are due and payable have been paid in full. There are no pending, or to Grantor's best knowledge, proposed special or other assessments for public improvements or otherwise affecting the Trust Property, nor are there any contemplated improvements to the Trust Property that may result in such special or other assessments.

          (d) CASUALTY; FLOOD ZONE. The Realty is in good repair and free and clear of any damage, destruction or casualty (whether or not covered by insurance) that would materially affect the value of the Realty or the use for which the Realty was intended. No portion of the Premises is located in an "area of special flood hazard," as that term is defined in the regulations of the Federal Insurance Administration, Department of Housing and Urban Development, under the National Flood Insurance Act of 1968, as amended (24 CFR
Section 1909.1) or Grantor has obtained the flood insurance required by Section 3.01(a)(vi) hereof. The Premises either does not lie in a 100 year flood plain that has been identified by the Secretary of Housing and Urban Development or any other Governmental Authority or, if it does, Grantor has obtained the flood insurance required by Section 3.01(a)(vi) hereof.

          (e) COMPLETION; ENCROACHMENT. All Improvements necessary for the efficient use and operation of the Premises, including, without limitation, all Improvements which were included for purposes of determining the appraised value of the Trust Property in the Appraisal have been completed and none of said Improvements lie outside the boundaries and building restriction lines of the Premises. Except as set forth in the title insurance policy insuring the lien of this Deed of Trust, no improvements on adjoining properties encroach upon the Premises.

          (f) SEPARATE LOT. The Premises are taxed separately without regard to any other real estate and constitute a legally subdivided lot under all applicable Legal Requirements (or, if not subdivided, no subdivision or platting of the Premises is required under applicable Legal Requirements), and for all purposes may be mortgaged, conveyed or otherwise dealt with as an independent parcel. The Trust Property does not benefit from any tax abatement or exemption.

          (g) USE. The existence of all Improvements, the present use and operation thereof and the access of the Premises and the Improvements to all of the utilities and other items referred to in paragraph (k) below are in compliance in all material respects with all Leases affecting the Trust Property and all applicable Legal Requirements, including, without limitation, Environmental Statutes, Development Laws and Use Requirements. Grantor has not received any notice from any Governmental Authority alleging any uncured violation relating to the Trust Property of any applicable Legal Requirements.

          (h) LICENSES AND PERMITS. Grantor or Operator currently holds and will continue to hold all Licenses and Permits, registrations, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Realty or which are material to the ownership or operation of the Trust Property or the conduct of Grantor's business. All such Licenses and Permits, registrations, consents, franchises and approvals are current and in full force and effect.

          (i) ENVIRONMENTAL MATTERS. Grantor has received and reviewed the Environmental Report and has no reason to believe that the Environmental Report contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which such statements were made, not misleading.

          (j) PROPERTY PROCEEDINGS. There are no actions, suits or proceedings pending or threatened in any court or before any Governmental Authority or arbitration board or tribunal (i) relating to (A) the zoning of the Premises or any part thereof, (B) any certificates of occupancy, licenses, registrations, permits, consents or approvals issued with respect to the Trust Property or any part thereof, (C) the condemnation of the Trust Property or any part thereof, or
(D) the condemnation or relocation of any roadways abutting the Premises required for access or the denial or limitation of access to the


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

Premises or any part thereof from any point of access to the Premises, (ii) asserting that (A) any such zoning, certificates of occupancy, licenses, registrations, permits, consents and/or approvals do not permit the operation of any material portion of the Realty as presently being conducted, (B) any material improvements located on the Trust Property or any part thereof cannot be located thereon or operated with their intended use or (C) the operation of the Trust Property or any part thereof is in violation in any material respect of any Environmental Statutes, Development Laws or other Legal Requirements or Leases or Property Agreements or (iii) which (A) might affect the validity or priority of any Loan Document or (B) have a Material Adverse Effect. Grantor is not aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

          (k) UTILITIES. The Premises has all necessary legal access to water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities (with respect to each of the aforementioned items, by means of either a direct connection to the source of such utilities or through connections available on publicly dedicated roadways directly abutting the Premises or through permanent insurable easements benefiting the Premises), fire and police protection, parking, and means of direct access between the Premises and public highways over recognized curb cuts (or such access to public highways is through private roadways which may be used for ingress and egress pursuant to permanent insurable easements).

          (l) MECHANICS' LIENS. The Trust Property is free and clear of any mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Deed of Trust, except those which are insured against by the title insurance policy insuring the lien of this Deed of Trust.

          (m) INSURANCE. The Trust Property is insured in accordance with the requirements set forth in Article III hereof.


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

          (n)  OPERATING LEASES.

                 (i) Grantor has delivered a true, correct and complete schedule of the Operating Lease as of the date hereof, which accurately and completely sets forth in all material respects, for such Operating Lease, the following (collectively, the "RENT ROLL"): the name and address of the tenant with the name, title and telephone number of the contact person of such tenant; the lease expiration date, extension and renewal provisions; the base rent and percentage rent payable; all additional rent and pass-through obligations; and the security deposit held thereunder and the location of such deposit.

                (ii) The Operating Lease constitutes the legal, valid and binding obligation of Grantor and, to the knowledge of Grantor, is enforceable against the tenant thereof. No default exists, or with the passing of time or the giving of notice would exist under any Operating Lease which would, in the aggregate, have a Material Adverse Effect.

               (iii) No tenant under the Operating Lease has, as of the date hereof, paid Rent more than thirty (30) days in advance, and the Rents under such Operating Lease have not been waived, released, or otherwise discharged or compromised.

                (iv) Except as otherwise set forth in the Operating Lease, all work to be performed by Grantor under the Operating Lease has been substantially performed, all contributions to be made by Grantor to the tenants thereunder have been made except for any held-back amounts, and all other conditions precedent to each such tenant's obligations thereunder have been satisfied.

                 (v) Except as previously disclosed to Beneficiary in writing, there are no options to terminate any Operating Lease.

                (vi) Each tenant under the Operating Lease has entered into occupancy of the demised premises to the extent required under the terms of its Operating Lease, and each


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

          such tenant is open and conducting business with the public in the demised premises.

               (vii) Grantor has delivered to Beneficiary true, correct and complete copies of the Operating Lease described in the Rent Roll.

              (viii) The Operating Lease is in full force and effect and (except as disclosed on the Rent Roll) has not been assigned, modified, supplemented or amended in any way.

                (ix) Each tenant under the Operating Lease is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

                 (x) No Operating Lease provides any party with the right to obtain a lien or encumbrance upon the Trust Property superior to the lien of this Deed of Trust.

                (xi) There are no Leases for any portion of the Trust Property other than the Operating Lease identified pursuant to subparagraph (i) above. Grantor shall not enter into any Lease of any portion of the Trust Property other than an Operating Lease without Grantor's prior written consent.

          (o)  PROPERTY AGREEMENTS.

                 (i) Grantor has delivered to Beneficiary true, correct and complete copies of all material Property Agreements (including all Franchise Agreements).

                (ii) No Property Agreement provides any party with the right to obtain a lien or encumbrance upon the Trust Property superior to the lien of this Deed of Trust.

               (iii) No default exists or with the passing of time or the giving of notice or both would exist under any Property Agreement which would, individually or in the aggregate, have a Material Adverse Effect.

                (iv) Grantor has not received or given any written communication which alleges that a default exists or, with the giving of notice or the lapse of time, or both, would exist under the provisions of any Property Agreement.

                 (v) No condition exists whereby Grantor or any future owner of the Trust Property may be required to purchase any other parcel of land which is subject to any Property Agreement or, except as set forth in the Existing Operating Lease, which gives any Person a right to purchase, or right of first refusal with respect to, the Trust Property.

                (vi) To the best knowledge of Grantor, no offset or any right of offset exists respecting continued contributions to be made by any party to any Property Agreement except as expressly set forth therein. Except as previously disclosed to Beneficiary in writing, no material exclusions or restrictions on the utilization, leasing or improvement of the Trust Property (including non-compete agreements) exists in any Property Agreement.

               (vii) All "pre-opening" requirements contained in all Property Agreements (including, but not limited to, all off-site and on-site construction requirements), if any, have been fulfilled, and, to the best of Grantor's knowledge, no condition now exists whereby any party to any such Property Agreement could refuse to honor its obligations thereunder.

              (viii) Except as otherwise provided in the Franchise Agreement, all work, if any, to be performed by Grantor under each of the Property Agreements has been substantially performed, all contributions to be made by Grantor to any party to such Property Agreements have been made, and all other conditions to such party's obligations thereunder have been satisfied.

          (p) PERSONAL PROPERTY. Grantor has delivered to Beneficiary a true, correct and complete schedule of all personal property, if any, owned by Grantor and located upon the Trust Property or used in connection with the use or operation of the Trust Property and Grantor represents that it has good and marketable title to all such personal property, free and clear of any liens, except for liens created under the Loan Documents and


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


liens which describe the equipment and other personal property owned by tenants.

          (q) LEASING BROKERAGE AND MANAGEMENT FEES. Except as previously disclosed to Beneficiary in writing, there are no brokerage fees or commissions payable by Grantor with respect to the leasing of space at the Trust Property and there are no management fees payable by Grantor with respect to the management of the Trust Property.

          (r) SECURITY DEPOSITS. All security deposits with respect to the Trust Property on the date hereof have been transferred to the Security Deposit Account on the date hereof, and Grantor is in compliance with all Legal Requirements relating to such security deposits as to which failure to comply might, individually or in the aggregate, have a Material Adverse Effect.

          (s) LOAN TO VALUE RATIO. To the best knowledge of Grantor, based on the substantial real estate expertise of Grantor, Grantor's familiarity with the Trust Property, and the Appraisal (which Grantor believes to contain a reasonable assessment of the fair market value of the Trust Property), the Initial Allocated Loan Amount does not exceed one hundred twenty-five percent (125%) of the fair market value of the Trust Property. For the purposes of this clause (s), the term "fair market value" shall be reduced by (i) the amount of any indebtedness secured by a lien affecting the Trust Property that is prior to, or on a parity with, the lien of this Deed of Trust, and (ii) the value of any property that is not "real property" within the meaning of Treas. Reg. Sections 1.860G-2 and 1.856-3(d).

          (t) REPRESENTATIONS GENERALLY. The representations and warranties contained in this Deed of Trust, and the review and inquiry made on behalf of Grantor therefor, have all been made by Persons having the requisite expertise and knowledge to provide such representations and warranties. No representation, warranty or statement of fact made by or on behalf of Grantor in this Deed of Trust or in any certificate, document or schedule furnished to Beneficiary by Beneficiary or a consultant retained by Grantor in connection herewith, contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading (which may be to Grantor's best knowledge where so provided herein). There are no


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

facts presently known to Grantor which have not been disclosed to Beneficiary which would, individually or in the aggregate, have a Material Adverse Effect nor as far as Grantor can reasonably foresee might, individually or in the aggregate, have a Material Adverse Effect.

          Section 2.06. REMOVAL OF LIEN. (a) Grantor shall, at its expense, maintain this Deed of Trust as a first lien on the Trust Property and shall keep the Trust Property free and clear of all liens of any kind and nature other than the Permitted Encumbrances. Grantor shall promptly discharge of record, by bond or otherwise, any such liens and, promptly upon request by Beneficiary, shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the discharge thereof.

          (b) Without limitation to the provisions of Section 2.06(a) hereof, Grantor shall (i) pay, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Trust Property or any part thereof, or on the revenues, rents, issues, income or profits arising therefrom, (ii) cause to be removed of record (by payment or posting of bond or settlement or otherwise) any mechanics', materialmens', laborers' or other lien on the Trust Property, or any part thereof, or on the revenues, rents, issues, income or profit arising therefrom, and (iii) in general, do or cause to be done, without expense to Beneficiary, everything reasonably necessary to preserve in full the lien of this Deed of Trust. If Grantor fails to comply with the requirements of paragraph (b) of this Section 2.06, then, upon five (5) Business Days' prior notice to Grantor, Beneficiary may, but shall not be obligated to, pay any such lien, and Grantor shall, within five (5) Business Days after Beneficiary's demand therefor, reimburse Beneficiary for all sums so expended, together with interest thereon at the Default Rate from the date advanced, all of which shall be deemed part of the Debt. Nothing contained herein shall be deemed a consent or request of Beneficiary, express or implied, by inference or otherwise, to the performance of any alteration, repair or other work by any contractor, subcontractor or laborer or the furnishing of any materials by any materialmen in connection therewith.

          (c) Notwithstanding the foregoing, Grantor may contest any lien (other than a lien relating to non-payment of Impositions, the contest of which shall be governed by Section 4.04 hereof) of the type set forth in subparagraph
(b)(ii) of this Section 2.06 provided that, following prior notice to Beneficiary (i) Grantor is contesting the validity of such lien with due diligence and in good faith and by appropriate proceedings, without cost or expense to Beneficiary or any of its agents, employees, officers, or directors,
(ii) Grantor shall preclude the collection of, or other realization upon, any contested amount from the Trust Property or any revenues from or interest in the Trust Property, (iii) neither the Trust Property nor any part thereof nor interest therein, shall be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (iv) such contest by Grantor shall not affect the ownership, use or occupancy of the Trust Property, (v) such contest by Grantor shall not subject Beneficiary or Grantor to the risk of civil or criminal liability (other than the civil liability of Grantor for the amount of the lien in question), (vi) such lien is subordinate to the lien of this Deed of Trust, (vii) Grantor has not consented to such lien, (viii) Grantor has given Beneficiary prompt notice of the filing of such lien and the bonding thereof by Grantor and, upon request by Beneficiary from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of the conditions set forth in this Section 2.06(c), (ix) Grantor shall promptly pay the obligation secured by such lien upon a final determination of Grantor's liability therefor, and (xi) Grantor shall deliver to Beneficiary cash, a bond or other security acceptable to Beneficiary equal to 125% of the contested amount pursuant to collateral arrangements reasonably satisfactory to Beneficiary.

          Section 2.07. COST OF DEFENDING AND UPHOLDING THIS DEED OF TRUST LIEN. If any action or proceeding is commenced to which Beneficiary or Deed Trustee is made a party relating to the Loan Documents and/or the Trust Property or Beneficiary's interest therein or in which it becomes necessary to defend or uphold the lien of this Deed of Trust or any other Loan Document, Grantor shall, on demand, reimburse Beneficiary and/or Deed Trustee for all expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Beneficiary and/or Deed Trustee in connection therewith, and such sum, together with interest thereon at the Default Rate from and after such demand until fully paid, shall constitute a part of the Debt.

          Section 2.08. USE OF THE TRUST PROPERTY. Grantor will use, or cause to be used, the Trust Property for such use as is permitted pursuant to applicable Legal Requirements including, without limitation, under the certificate of occupancy applicable to the Trust Property, and which is required by the Loan Documents. Grantor shall not suffer or permit the Trust Property or any portion thereof to be used by the public, any tenant, or any Person not subject to a Lease, in a manner as is reasonably likely to impair Grantor's title to the Trust Property, or in such manner as may give rise to a claim or claims of adverse usage or adverse possession by the public, or of implied dedication of the Trust Property or any part thereof.

          Section 2.09. FINANCIAL REPORTS. (a) Grantor will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP or the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Beneficiary) consistently applied, proper and accurate books, records and accounts reflecting (i) all of the financial affairs of Grantor and (ii) all items of income and expense in connection with the operation of the Trust Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Grantor or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Grantor who have leased from Grantor portions of the Premises for the purpose of occupying the same. Beneficiary shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Grantor or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Beneficiary shall desire. After the occurrence of an Event of Default, Grantor shall pay any costs and expenses incurred by Beneficiary to examine Grantor's accounting records with respect to the Trust Property, as Beneficiary shall determine to be necessary or appropriate in the protection of Beneficiary's interest.

          (b) Grantor will furnish Beneficiary annually, as soon as performed but in no event later than ninety (90) days following


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

the end of each Fiscal Year of Grantor, with a complete copy of the consolidated financial statements of Grantor and Host Funding, Inc. ("HOST") audited by an Independent certified public accountant that is acceptable to Beneficiary in accordance with GAAP or the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Beneficiary) consistently applied covering, with respect to the Grantor and the Trust Property, (i) all of the financial affairs of Grantor and (ii) the operation of the Trust Property for such Fiscal Year and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of Grantor's equity. Notwithstanding the foregoing, for any Fiscal Year in which an Event of Default has occurred or is continuing, Grantor shall furnish to Beneficiary, as soon as performed, but in no event later than ninety (90) days following the end of such Fiscal Year, a complete copy of a financial statement of Grantor audited as provided above with respect to Grantor's and Host's financial statement covering (i) the financial affairs of Grantor and (ii) the operation of the Trust Property for such Fiscal Year containing the information described above. Together with Host's or Grantor's annual financial statements, Grantor shall furnish to Beneficiary an Officer's Certificate certifying as of the date thereof (i) that the annual financial statements accurately represent the results of operation and financial condition of Grantor and the Trust Property all in accordance with GAAP or the Uniform System of Accounts consistently applied, and (ii) whether there exists an event or circumstance which constitutes, or which upon notice or lapse of time or both would constitute, a Default under the Note or any other Loan Document executed and delivered by Grantor, and if such event or circumstance exists, the nature thereof, the period of time it has existed and the action then being taken to remedy such event or circumstance.

          (c) Grantor will furnish Beneficiary monthly, within twenty (20) Business Days following the end of each month, with a true, complete and correct cash flow statement with respect to the Trust Property in the form attached hereto as EXHIBIT C and made a part hereof, showing (i) all cash receipts of any kind whatsoever and all cash payments and disbursements, and (ii) year-to-date summaries of such cash receipts, payments and disbursements together with a certification of the Operator stating that such cash flow statement is true, complete and correct.

          (d) Grantor will furnish Beneficiary monthly, within twenty (20) days following the end of each month, with a certification of the Operator stating that all Operating Expenses with respect to the Trust Property which had accrued as of the last day of the month preceding the delivery of the cash flow statement referred to in clause (c) above have been fully paid or otherwise reserved or provided for by the Operator (any such certification or any certification furnished by a Operator pursuant to clause (c) above, a "OPERATOR CERTIFICATION").

          (e) Grantor will furnish Beneficiary annually, upon request by Beneficiary therefor, within thirty (30) days following receipt of such request, with a true, complete and correct rent roll for the Trust Property, including a list of which tenants are in default under their respective leases, dated as of the date of Beneficiary's request, identifying each tenant, the monthly rent and additional rent, if any, payable by such tenant, the expiration date of such tenant's Lease, the security deposit, if any, held by Grantor under the Lease, the space covered by the Lease, and the arrearages for such tenant, if any, and such rent roll shall be accompanied by an Officer's Certificate, dated as of the date of the delivery of such rent roll, certifying that such rent roll is true, correct and complete in all material respects as of its date.

          (f) Grantor shall furnish to Beneficiary, within thirty (30) days after Beneficiary's request therefor, with such further detailed information with respect to the operation of the Trust Property and the financial affairs of Grantor as may be reasonably requested by Beneficiary.

          (g)  Intentionally Omitted.

          (h) Grantor will furnish Beneficiary annually, within ninety (90) days after the end of each Fiscal Year, with a report setting forth (i) the Net Operating Income for such Fiscal Year, (ii) the average occupancy rate of the Trust Property during such Fiscal Year, (iii) the capital repairs, replacements and improvements performed at the Trust Property during such Fiscal Year and the aggregate Recurring Replacement Expenditures made in connection therewith, and
(iv) the balance contained in each of the Sub-Accounts as of the end of such Fiscal Year (which balance


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Beneficiary shall provide upon Grantor's written request therefor).

          (i) Grantor will furnish Beneficiary, at least forty-five (45) days prior to the end of each Fiscal Year, with an annual operating budget for the forthcoming Fiscal Year (the "ANNUAL BUDGET") showing a budget by month and quarter and for the forthcoming Fiscal Year as a whole which shall be in form and substance reasonably acceptable to Beneficiary.

          (j) Grantor shall cause Operator to keep and maintain on a Fiscal Year basis, in accordance with GAAP or the Uniform System of Accounts (or such other accounting basis reasonably acceptable to Beneficiary) consistently applied, proper and accurate books, records and accounts reflecting (i) all of the financial affairs of Operator and (ii) all items of income and expense in connection with the operation of the Trust Property or in connection with any services, equipment or furnishings provided in connection with the operation thereof, whether such income or expense may be realized by Operator or by any other Person whatsoever. Beneficiary shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Operator or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Beneficiary shall desire. After the occurrence of an Event of Default, Grantor shall pay any costs and expenses incurred by Beneficiary to examine Operator's accounting records with respect to the Trust Property, as Beneficiary shall determine to be necessary or appropriate in the protection of Beneficiary's interest.

          Section 2.10. LITIGATION. Grantor will give prompt written notice to Beneficiary of any litigation or governmental proceedings pending or threatened (in writing) against Grantor which might have a Material Adverse Effect.

          Section 2.11.  Intentionally Omitted.

          Section 2.12. UPDATES OF REPRESENTATIONS. Grantor shall deliver to Beneficiary within ten (10) Business Days of the request of Beneficiary (but not more frequently than twice a year) an Officer's Certificate updating all of the


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representations and warranties contained in this Deed of Trust and the other
Loan Documents and certifying that all of the representations and warranties contained in this Deed of Trust and the other Loan Documents, as updated pursuant to such Officer's Certificate, are true, accurate and complete as of the date of such Officer's Certificate.


                ARTICLE III:  INSURANCE AND CASUALTY RESTORATION


          Section 3.01. INSURANCE COVERAGE. Grantor shall, at its expense, maintain or shall cause Operator, at its expense, to maintain the following insurance coverages with respect to the Trust Property during the term of this Deed of Trust:

               (a) (i) Insurance against loss or damage by fire, casualty and other hazards included in an "all-risk" extended coverage endorsement or its equivalent, with such endorsements as Beneficiary may from time to time reasonably require and which are customarily required by Institutional Lenders of similar properties similarly situated, including, without limitation, if the Trust Property constitutes a legal non-conforming use, an ordinance of law coverage endorsement which contains "Demolition Cost", "Loss Due to Operation of Law" and "Increased Cost of Construction" coverages, covering the Trust Property in an amount not less than the greater of (A) 100% of the insurable replacement value of the Trust Property (exclusive of the Premises and footings and foundations) and (B) such other amount as is necessary to prevent any reduction in such policy by reason of and to prevent Grantor, Beneficiary or any other insured thereunder from being deemed to be a co-insurer. Not less frequently than once every three years, Grantor, at its option, shall either (A) have the Appraisal updated or obtain a new appraisal of the Trust Property, (B) have a valuation of the Trust Property made by or for its insurance carrier conducted by an appraiser experienced in valuing properties of similar type to that of the Trust Property is located or (C) provide such other evidence as will, in Beneficiary's sole judgment, enable Beneficiary to determine whether there shall have been an increase in the insurable value of the Trust Property and Grantor shall deliver such


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          updated Appraisal, new appraisal, insurance valuation or other evidence acceptable to Beneficiary, as the case may be, and, if such updated Appraisal, new appraisal, insurance valuation, or other evidence acceptable to Beneficiary reflects an increase in the insurable value of the Trust Property, the amount of insurance required hereunder shall be increased accordingly and Grantor shall deliver evidence satisfactory to Beneficiary that such policy has been so increased.

                    (ii) Commercial comprehensive general liability insurance against claims for personal and bodily injury and/or death to one or more persons or property damage, occurring on, in or about the Trust Property (including the adjoining streets, sidewalks and passageways therein) in such amounts as Beneficiary may from time to time reasonably require (but in no event shall Beneficiary's requirements be increased more frequently than once during each twelve (12) month period) and which are customarily required by Institutional Lenders for similar properties similarly situated, but not less than $10,000,000.00.

                    (iii) Business interruption, rent loss or other similar insurance (A) with loss payable to Beneficiary, (B) covering all risks required to be covered by the insurance provided for in Section 3.01(a)(i) and (C) in an amount not less than 100% of the projected Rents, for the succeeding eighteen (18) month period based on an occupancy rate of 100%. The amount of such insurance shall be determined upon the execution of this Deed of Trust, and not more frequently than once each calendar year thereafter based on Grantor's reasonable estimate of projected Rents, from the Trust Property for the next succeeding eighteen (18) months. In the event the Trust Property shall be damaged or destroyed, Grantor shall and hereby does assign to Beneficiary all payment of claims under the policies of such insurance, and all amounts payable thereunder, and all net amounts, shall be collected by Beneficiary under such policies and shall be applied in accordance with this Deed of Trust; provided, however, that nothing herein contained shall be deemed to relieve Grantor of its obligations to timely pay all amounts due under the Loan Documents.


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

                    (iv) War risk insurance when such insurance is obtainable from the United States of America or any agency or instrumentality thereof at reasonable rates (for the maximum amount of insurance obtainable) and if requested by Beneficiary, and such insurance is then customarily required by Institutional Lenders of similar properties similarly situated.

                    (v) Insurance against loss or damages from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, pressure vessels or similar apparatus now or hereafter installed at the Trust Property, in such amounts as Beneficiary may from time to time reasonably require and which are then customarily required by Institutional Lenders of similar properties similarly situated.

                    (vi) Flood insurance in an amount equal to the full insurable value of the Trust Property or the maximum amount available, whichever is less, if the Improvements are located in an area designated by the Secretary of Housing and Urban Development as being "an area of special flood hazard" under the National Flood Insurance Program (I.E., having a one percent or greater chance of flooding), and if flood insurance is available under the National Flood Insurance Act.

                    (vii) Worker's compensation insurance or other similar insurance which may be required by Governmental Authorities or Legal Requirements.

                    (viii) Such other insurance as may from time to time be required by Beneficiary and which is then customarily required by Institutional Lenders for similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, windstorm or earthquake, which at the time are commonly insured against and generally available in the case of properties similarly situated, due regard to be given to the size and type of the Premises, Improvements, Fixtures and Equipment and their location, construction and use.


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               (b)  If Grantor is a partnership, Grantor shall cause the General
          Partner to maintain fidelity insurance in an amount equal to or greater than the annual Operating Income of the Trust Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable.

               (c) Grantor shall cause any Operator of the Trust Property to maintain fidelity insurance in an amount equal to or greater than the annual Operating Income of the Trust Property for the six (6) month period immediately preceding the date on which the premium for such insurance is due and payable or such lesser amount as Beneficiary shall approve.

          Section 3.02.  POLICY TERMS.  (a)  All insurance required by this
Article III shall be in the form (other than with respect to Sections 3.01(a)(vi) and (vii) above when insurance in those two sub-sections is placed with a governmental agency or instrumentality on such agency's forms) and amount and with deductibles as, from time to time, shall be reasonably acceptable to Beneficiary, under valid and enforceable policies issued by financially responsible insurers authorized to do business in the State where the Trust Property is located, shall have a claims paying ability rating of not less than "AA" from Standard & Poor's. Originals or certified copies of all insurance policies shall be delivered to and held by Beneficiary. All such policies (except policies for worker's compensation) shall name Beneficiary as an additional named insured, shall provide for loss payable to Beneficiary and shall contain (or have attached): (i) standard "non-contributory beneficiary" endorsement or its equivalent relating, INTER ALIA, to recovery by Beneficiary notwithstanding the negligent or willful acts or omissions of Grantor; (ii) a waiver of subrogation endorsement as to Beneficiary; (iii) an endorsement indicating that neither Beneficiary nor Grantor shall be or be deemed to be a co-insurer with respect to any casualty risk insured by such policies and shall provide for a deductible per loss of an amount not more than that which is customarily maintained by owners of similar properties similarly situated and, in no event, shall the deductible exceed five percent (5%) of the full replacement cost of the Trust Property, and (iv) a provision that such policies shall not be canceled, terminated, denied renewal or amended, including, without limitation, any amendment reducing the scope


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or limits of coverage, without at least thirty (30) days' prior written notice to Beneficiary in each instance. Not less than thirty (30) days prior to the expiration dates of the insurance policies obtained pursuant to this Deed of Trust, originals or certified copies of renewals of such policies (or certificates evidencing such renewals) bearing notations evidencing the payment of premiums or accompanied by other reasonable evidence of such payment (which premiums shall not be paid by Grantor through or by any financing arrangement which would entitle an insurer to terminate a policy) shall be delivered by Grantor to Beneficiary. Grantor shall not carry separate insurance with respect to the Trust Property, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Article III.

          (b) If Grantor fails to maintain and deliver to Beneficiary or cause to be maintained and delivered to Beneficiary the original policies or certificates of insurance required by this Deed of Trust, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay the premiums for same, Beneficiary may, at its option, procure such insurance, and Grantor shall pay, or as the case may be, reimburse Beneficiary for, all premiums thereon promptly, upon demand by Beneficiary, with interest thereon at the Default Rate from the date paid by Beneficiary to the date of repayment and such sum shall constitute a part of the Debt.

          (c) Grantor shall notify or shall cause Operator to notify Beneficiary of the renewal premium of each insurance policy and Beneficiary shall with advance notice to Grantor be entitled to pay such amount on behalf of Grantor from the Basic Carrying Costs Sub-Account. With respect to insurance policies which require periodic payments (i.e., monthly or quarterly) of premiums, Beneficiary shall be entitled to pay such amounts fifteen (15) days (or such lesser number of days as Beneficiary shall determine) prior to the respective due dates of such installments.

          (d) The insurance required by this Deed of Trust may, at the option of Grantor, be effected by blanket and/or umbrella policies issued to Grantor covering the Trust Property provided that, in each case, the policies otherwise comply with the provisions of this Deed of Trust and allocate to the Trust


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Property, from time to time (but in no event less than once a year), the coverage specified by this Deed of Trust, without possibility of reduction or coinsurance by reason of, or damage to, any other property (real or personal) named therein. If the insurance required by this Deed of Trust shall be effected by any such blanket or umbrella policies, Grantor shall furnish to Beneficiary original policies or certified copies thereof, or an original certificate of insurance together with reasonable access to the original of such policy to review such policy's coverage of the Trust Property, with schedules attached thereto showing the amount of the insurance provided under such policies applicable to the Trust Property.

          Section 3.03. ASSIGNMENT OF POLICIES. (a) Grantor hereby assigns, or shall cause Operator to assign to Beneficiary the proceeds of all insurance (other than worker's compensation and liability insurance) obtained pursuant to this Deed of Trust, all of which proceeds shall be payable to Beneficiary as collateral and further security for the payment of the Debt and the performance of Grantor's obligations hereunder and under the other Loan Documents, and Grantor hereby authorizes and directs the issuer of any such insurance to make payment of such proceeds directly to Beneficiary. Except as otherwise expressly provided in Section 3.04 or elsewhere in this Article III, Beneficiary shall have the option, in its discretion, and without regard to the adequacy of its security, to apply all or any part of the proceeds it may receive pursuant to this Article in such manner as Beneficiary may elect to any one or more of the following: (i) the payment of the Debt, whether or not then due, in any proportion or priority as Beneficiary, in its discretion, may elect, (ii) the repair or restoration of the Trust Property, (iii) the cure of any Default or
(iv) the reimbursement of the costs and expenses of Beneficiary incurred pursuant to the terms hereof in connection with the recovery of the Insurance Proceeds. Nothing herein contained shall be deemed to excuse Grantor from repairing or maintaining the Trust Property as provided in this Deed of Trust or restoring all damage or destruction to the Trust Property, regardless of the sufficiency of the Insurance Proceeds, and the application or release by Beneficiary of any Insurance Proceeds shall not cure or waive any Default or notice of Default.


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

          (b) In the event of the foreclosure of this Deed of Trust or any other transfer of title or assignment of all or any part of the Trust Property in extinguishment, in whole or in part, of the Debt, all right, title and interest of Grantor in and to all policies of insurance required by this Deed of Trust shall inure to the benefit of the successor in interest to Grantor or the purchaser of the Trust Property. If, prior to the receipt by Beneficiary of any proceeds, the Trust Property or any portion thereof shall have been sold on foreclosure of this Deed of Trust or by deed in lieu thereof or otherwise, or any claim under such insurance policy arising during the term of this Deed of Trust is not paid until after the extinguishment of the Debt, and Beneficiary shall not have received the entire amount of the Debt outstanding at the time of such extinguishment, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied, then, the proceeds of any such insurance to the extent of the amount of the Debt not so received, shall be paid to and be the property of Beneficiary, together with interest thereon at the Default Rate, and the reasonable attorney's fees, costs and disbursements incurred by Beneficiary in connection with the collection of the proceeds which shall be paid to Beneficiary and Grantor hereby assigns, transfers and sets over to Beneficiary all of Grantor's right, title and interest in and to such proceeds. Notwithstanding any provisions of this Deed of Trust to the contrary, Beneficiary shall not be deemed to be a trustee or other fiduciary with respect to its receipt of any such proceeds, which may be commingled with any other monies of Beneficiary; provided, however, that Beneficiary shall use such proceeds for the purposes and in the manner permitted by this Deed of Trust.
Any proceeds deposited with Beneficiary shall be held by Beneficiary in an interest-bearing account, but Beneficiary makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on such deposit and shall have no liability in connection therewith. Interest accrued, if any, on the proceeds shall be deemed to constitute a part of the proceeds for purposes of this Deed of Trust. The provisions of this Section 3.03(b) shall survive the termination of this Deed of Trust by foreclosure, deed in lieu thereof or otherwise as consequence of the exercise of the rights and remedies of Beneficiary hereunder after a Default.

          Section 3.04. CASUALTY RESTORATION. (a) (i) In the event of any damage to or destruction of the Trust Property, Grantor


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shall give prompt written notice to Beneficiary (which notice shall set forth
Grantor's good faith estimate of the cost of repairing or restoring such damage or destruction, or if Grantor cannot reasonably estimate the anticipated cost of restoration, Grantor shall nonetheless give Beneficiary prompt notice of the occurrence of such damage or destruction, and will diligently proceed to obtain estimates to enable Grantor to quantify the anticipated cost and time required for such restoration, whereupon Grantor shall promptly notify Beneficiary of such good faith estimate) and, provided that restoration does not violate any Legal Requirements, Grantor shall promptly commence and diligently prosecute to completion the repair, restoration or rebuilding of the Trust Property so damaged or destroyed to a condition such that the Trust Property shall be at least equal in value to that immediately prior to the damage to the extent practicable, in full compliance with all Legal Requirements and the provisions of all Leases, and in accordance with Section 3.04(b) below. Such repair, restoration or rebuilding of the Trust Property are sometimes hereinafter collectively referred to as the "WORK".

           (ii) Neither Grantor nor Operator shall adjust, compromise or settle any claim for Insurance Proceeds without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed; provided, however, that, except during the continuance of an Event of Default, Beneficiary's consent shall not be required with respect to the adjustment, compromising or settlement of any claim for Insurance Proceeds in an amount less than $25,000.

          (iii) Subject to Section 3.04(a)(iv), Beneficiary shall apply any Insurance Proceeds which it may receive towards the Work in accordance with
Section 3.04(b) and the other applicable sections of this Article III.

           (iv) If (A) a Default shall have occurred, (B) Beneficiary is not reasonably satisfied that the Debt Service Coverage, after substantial completion of the Work, will be at least equal to the Required Debt Service Coverage, (C) more than seventy-five percent (75%) of the reasonably estimated aggregate insurable value of the Trust Property is damaged or destroyed, (D) any Leases physically affected by such destruction shall not continue in full force and effect, (E) Beneficiary is not reasonably


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satisfied that the Work can be completed six (6) months prior to Maturity or
(F) Beneficiary is not reasonably satisfied that the Work can be completed within twelve (12) months of the damage or destruction of the Trust Property (collectively, a "SUBSTANTIAL CASUALTY"), Beneficiary shall have the option, in its sole discretion to apply any Insurance Proceeds it may receive pursuant to this Deed of Trust (less any cost to Beneficiary of recovering and paying out such proceeds incurred pursuant to the terms hereof and not otherwise reimbursed to Beneficiary, including, without limitation, reasonable attorneys' fees and expenses) to the payment of the Debt or to allow such proceeds to be used for the Work pursuant to the terms and subject to the conditions of Section 3.04(b) hereof and the other applicable sections of this Article III.

            (v) In the event that Beneficiary elects or is obligated hereunder to allow Insurance Proceeds to be used for the Work, any excess proceeds remaining after completion of such Work shall be applied to the payment of the Debt.

          (b) If any Condemnation Proceeds, in accordance with Section 6.01(a) or any Insurance Proceeds in accordance with Section 3.04(a), are to be applied to the repair, restoration or rebuilding of the Trust Property, then such proceeds shall be deposited into a segregated interest-bearing bank account at the Bank, which shall be an Eligible Account, held by Beneficiary and shall be paid out from time to time to Grantor as the Work progresses (less any cost to Beneficiary of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and costs allocable to inspecting the Work and the plans and specifications therefor) subject to Section 5.13 hereof and to all of the following conditions:

               (i) An architect or engineer selected by Grantor and reasonably acceptable to Beneficiary (an "ARCHITECT" or "ENGINEER") or a Person otherwise reasonably acceptable to Beneficiary, shall have delivered to Beneficiary a certificate estimating the cost of completing the Work, and, if the amount set forth therein is more than the sum of the amount of Insurance Proceeds then being held by Beneficiary in connection with a casualty and amounts agreed to be paid as part of a final settlement under the insurance policy upon or before completion of the Work, Grantor shall have


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          delivered to Beneficiary (A) cash collateral in an amount equal to such excess, (B) an unconditional, irrevocable, clean sight draft letter of credit, in form, substance and issued by a bank reasonably acceptable to Beneficiary, in the amount of such excess and draws on such letter of credit shall be made by Beneficiary to make payments pursuant to this Article III following exhaustion of the Insurance Proceeds therefore or (C) a completion bond in form, substance and issued by a surety company reasonably acceptable to Beneficiary.

               (ii) If the cost of the Work is reasonably estimated by an Architect or Engineer in a certification reasonably acceptable to Beneficiary to be equal to or exceed twenty percent (20%) of the Allocated Loan Amount, such Work shall be performed under the supervision of an Architect or Engineer, it being understood that the plans and specifications with respect thereto shall provide for Work so that, upon completion thereof, the Trust Property shall be at least equal in replacement value and general utility to the Trust Property prior to the damage or destruction.

               (iii) Each request for payment shall be made on not less than ten (10) days' prior notice to Beneficiary and shall be accompanied by a certificate of an Architect or Engineer, or, if the Work is not required to be supervised by an Architect or Engineer, by an Officer's Certificate stating (A) that payment is for Work completed in compliance with the plans and specifications, if required under clause
          (ii) above, (B) that the sum requested is required to reimburse Grantor for payments by Grantor to date, or is due to the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials), and that when added to all sums previously paid out by Beneficiary does not exceed the value of the Work done to the date of such certificate, (C) if the sum requested is to cover payment relating to repair and restoration of personal property required or relating to the Trust Property, that title to the personal property items covered by the request for payment is vested in Grantor (unless Grantor is lessee of such personal property), and (D) that the Insurance Proceeds and other amounts deposited


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

          by Grantor held by Beneficiary after such payment is more than the estimated remaining cost to complete such Work; provided, however, that if such certificate is given by an Architect or Engineer, such Architect or Engineer shall certify as to clause (A) above, and such Officer's Certificate shall certify as to the remaining clauses above, and provided, further, that Beneficiary shall not be obligated to disburse such funds if Beneficiary determines, in Beneficiary's reasonable discretion, that Grantor shall not be in compliance with this Section 3.04(b). Additionally, each request for payment shall contain a statement signed by Grantor stating that the requested payment is for Work satisfactorily done to date.

               (iv) Each request for payment shall be accompanied by waivers of lien, to the extent permitted by law, in customary form and substance, covering that part of the Work for which payment or reimbursement is being requested and, if required by Beneficiary, a search prepared by a title company or licensed abstractor, or by other evidence satisfactory to Beneficiary that there has not been filed with respect to the Trust Property any mechanic's or other lien or instrument for retention of title relating to any part of the Work not discharged of record. Additionally, as to any personal property covered by the request for payment, Beneficiary shall be furnished with evidence of having incurred a payment obligation therefor and such further evidence reasonably satisfactory to assure Beneficiary that UCC filings therefor provide a valid first lien on the personal property.

               (v) Beneficiary shall have the right to inspect the Work at all reasonable times upon reasonable prior notice and may condition any disbursement of Insurance Proceeds upon satisfactory compliance by Grantor with the provisions hereof. Neither the approval by Beneficiary of any required plans and specifications for the Work nor the inspection by Beneficiary of the Work shall make Beneficiary responsible for the preparation of such plans and specifications, or the compliance of such plans and specifications of the Work, with any applicable law, regulation, ordinance, covenant or agreement.


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

               (vi) Insurance Proceeds shall not be disbursed more frequently than once every thirty (30) days.

               (vii) Until such time as the Work has been substantially completed, Beneficiary shall not be obligated to disburse up to ten percent (10%) of the cost of the Work (the "RETENTION AMOUNT") to Grantor. Upon substantial completion of the Work, Grantor shall send notice thereof to Beneficiary and, subject to the conditions of
          Section 3.04(b)(i)-(iv), Beneficiary shall disburse one-half of the Retention Amount to Grantor; provided, however, that the remaining one-half of the Retention Amount shall be disbursed to Grantor when Beneficiary shall have received copies of any and all final certificates of occupancy or other certificates, licenses and permits required for the ownership, occupancy and operation of the Trust Property in accordance with all Legal Requirements. Grantor hereby covenants to diligently seek to obtain any such certificates, licenses and permits.

               (viii) Upon failure on the part of Grantor promptly to commence the Work or to proceed diligently and continuously to completion of the Work, which failure shall continue after notice for thirty (30) days, Beneficiary may apply any Insurance Proceeds or Condemnation Proceeds it then or thereafter holds to the payment of the Debt in accordance with the provisions of the Note; provided, however, that Beneficiary shall be entitled to apply at any time all or any portion of the Insurance Proceeds or Condemnation Proceeds it then holds to the extent necessary to cure any Event of Default under this Deed of Trust, the Note or any other Loan Document.

          (c) If Grantor (i) within one hundred twenty (120) days after occurrence of any damage to the Trust Property or any portion thereof (or such shorter period as may be required under any Operating Lease) shall fail to submit to Beneficiary for approval plans and specifications (if required pursuant to Section 3.04(b)(ii) hereof) for the Work (approved by the Architect and by all Governmental Authorities whose approval is required), (ii) after any such plans and specifications are approved by all Governmental Authorities, the Architect and Beneficiary, shall fail to promptly commence such Work or (iii)


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shall fail to diligently prosecute such Work to completion, then, in addition to all other rights available hereunder, at law or in equity, Beneficiary, or any receiver of the Trust Property or any portion thereof, upon five (5) days' prior notice to Grantor (except in the event of emergency in which case no notice shall be required), may (but shall have no obligation to) perform or cause to be performed such Work, and may take such other steps as it reasonably deems advisable. Grantor hereby waives, for Grantor, any claim, other than for gross negligence or willful misconduct, against Beneficiary and any receiver arising out of any act or omission of Beneficiary or such receiver pursuant hereto, and Beneficiary may apply all or any portion of the proceeds of insurance (without the need to fulfill any other requirements of this Section 3.04) to reimburse Beneficiary and such receiver, for all costs not reimbursed to Beneficiary or such receiver upon demand together with interest thereon at the Default Rate from the date such amounts are advanced until the same are paid to Beneficiary or the receiver.

          (d) Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to collect and receive any insurance proceeds paid with respect to any portion of the Trust Property or the insurance policies required to be maintained hereunder, and to endorse any checks, drafts or other instruments representing any insurance proceeds whether payable by reason of loss thereunder or otherwise.

          Section 3.05. COMPLIANCE WITH INSURANCE REQUIREMENTS. Grantor promptly shall comply with, and shall cause the Trust Property to comply with, all Insurance Requirements, even if such compliance requires structural changes or improvements or would result in interference with the use or enjoyment of the Trust Property or any portion thereof provided Grantor shall have a right to contest in good faith and with diligence such Insurance Requirements provided
(a) no Default or Event of Default shall exist during such contest and such contest shall not subject the Trust Property or any portion thereof to any lien or affect the priority of the lien of this Deed of Trust, (b) failure to comply with such Insurance Requirements will not subject Beneficiary or any of its agents, employees, officers or directors to any civil or criminal liability, (c) such contest will not cause any reduction in insurance coverage, (d) such contest shall not affect the ownership, use or occupancy of the Trust Property,
(e)


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the Trust Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (f) Grantor has given Beneficiary prompt notice of such contest and, upon request by Beneficiary from time to time, notice of the status of such contest by Grantor and/or information of the continuing satisfaction of the conditions set forth in clauses (a) through (e) of this Section 3.05, (g) upon a final determination of such contest, Grantor shall promptly comply with the requirements thereof, and (h) prior to and during such contest, Grantor shall furnish to Beneficiary security satisfactory to Beneficiary, in its reasonable discretion, against loss or injury by reason of such contest or the non-compliance with such Insurance Requirement (and if such security is cash, Beneficiary shall deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Deed of Trust, but Beneficiary (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Beneficiary). If Grantor shall use the Trust Property or any portion thereof in any manner which could permit the insurer to cancel any insurance required to be provided hereunder, Grantor immediately shall obtain a substitute policy which shall satisfy the requirements of this Deed of Trust and which shall be effective on or prior to the date on which any such other insurance policy shall be canceled. Grantor shall not by any action or omission invalidate any insurance policy required to be carried hereunder unless such policy is replaced as aforesaid, or materially increase the premiums on any such policy above the normal premium charged for such policy. Grantor shall cooperate with Beneficiary in obtaining for Beneficiary the benefits of any insurance proceeds lawfully or equitably payable to Beneficiary in connection with the transaction contemplated hereby.

          Section 3.06.  EVENT OF DEFAULT DURING RESTORATION.   Notwithstanding
anything to the contrary contained in this Deed of Trust including, without limitation, the provisions of this Article 3, if, at the time of any casualty affecting the Trust Property or any part thereof, or at any time during any Work, or


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at any time that Beneficiary is holding or is entitled to receive any proceeds of any insurance pursuant to this Deed of Trust, a Default exists and is continuing (whether or not it constitutes an Event of Default), Beneficiary shall then have no obligation to make such proceeds available for Work and Beneficiary shall have the right and option, to be exercised in its sole and absolute discretion and election, with respect to the proceeds of any such insurance, either to retain and apply such proceeds in reimbursement for the actual costs, fees and expenses incurred by Beneficiary in accordance with the terms hereof in connection with the adjustment of the loss and any balance toward payment of the Debt in such priority and proportions as Beneficiary, in its sole discretion, shall deem proper, or towards the Work, upon such terms and conditions as Beneficiary shall determine, or to cure such Event of Default, or to any one or more of the foregoing as Beneficiary, in its sole and absolute discretion, may determine. If Beneficiary shall receive and retain such Insurance Proceeds, the lien of this Deed of Trust shall be reduced only by the amount thereof received, after reimbursement to Beneficiary of expenses of collection, and actually applied by Beneficiary in reduction of the principal sum payable under the Note in accordance with the Note.

          Section 3.07. APPLICATION OF PROCEEDS TO DEBT REDUCTION. (a) No damage to the Trust Property, or any part thereof, by fire or other casualty whatsoever, whether such damage be partial or total, shall relieve Grantor from its liability to pay in full the Debt and to perform its obligations under this Deed of Trust and the other Loan Documents except to the extent any rent (business interruption) insurance is paid to Beneficiary and applied to the Debt, and subject to the provisions of Section 18.32 hereof.

          (b) If any Insurance Proceeds are applied to reduce the Debt, Beneficiary shall apply the same in accordance with the provisions of the Note.



                            ARTICLE IV:  IMPOSITIONS

          Section 4.01. PAYMENT OF IMPOSITIONS, UTILITIES AND TAXES, ETC. (a) Grantor shall pay or cause to be paid all Impositions at least five (5) days prior to the date upon which any fine,


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penalty, interest or cost for nonpayment is imposed, and furnish to
Beneficiary, upon request, receipted bills of the appropriate taxing authority or other documentation reasonably satisfactory to Beneficiary evidencing the payment thereof. If Grantor shall fail to pay any Imposition in accordance with this Section and is not contesting or causing a contesting of such Imposition in accordance with Section 4.04 hereof, or if there are insufficient funds in the Basic Carrying Costs Sub-Account to pay any Imposition, Beneficiary shall have the right, but shall not be obligated, to pay that Imposition, and Grantor shall repay to Beneficiary, on demand, any amount paid by Beneficiary, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Deed of Trust and the other Cross-collateralized Deed of Trusts.

          (b) Grantor shall, prior to the date upon which any fine, penalty, interest or cost for the nonpayment is imposed, pay or cause to be paid all charges for electricity, power, gas, water and other services and utilities in connection with the Trust Property, and shall, upon request, deliver to Beneficiary receipts or other documentation reasonably satisfactory to Beneficiary evidencing payment thereof. If Grantor shall fail to pay any amount required to be paid by Grantor pursuant to this Section 4.01 and is not contesting such charges in accordance with Section 4.04 hereof, Beneficiary shall have the right, but shall not be obligated, to pay that amount, and Grantor will repay to Beneficiary, on demand, any amount paid by Beneficiary with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Deed of Trust and the other Cross-collateralized Deed of Trusts.

          (c) Grantor shall pay all taxes, charges, filing, registration and recording fees, excises and levies imposed upon Beneficiary by reason of or in connection with its ownership of any Loan Document or any other instrument related thereto, or resulting from the execution, delivery and recording of, or the lien created by, or the obligation evidenced by, any of them, other than income, franchise and other similar taxes imposed on Beneficiary and shall pay all corporate stamp taxes, if any, and other taxes, required to be paid on the Loan Documents. If Grantor shall fail to make any such payment within ten (10) days


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after written notice thereof from Beneficiary, Beneficiary shall have the right, but shall not be obligated, to pay the amount due, and Grantor shall reimburse Beneficiary therefor, on demand, with interest thereon at the Default Rate from the date of the advance thereof to the date of repayment, and such amount shall constitute a portion of the Debt secured by this Deed of Trust and the other Cross-collateralized Deed of Trusts.

          Section 4.02. DEDUCTION FROM VALUE. In the event of the passage after the date of this Deed of Trust of any Legal Requirement deducting from the value of the Trust Property for the purpose of taxation, any lien thereon or changing in any way the Legal Requirements now in force for the taxation of this Deed of Trust, the other Cross-collateralized Deed of Trusts and/or the Debt for federal, state or local purposes, or the manner of the operation of any such taxes so as to adversely affect the interest of Beneficiary, or impose any tax or other charge on any Loan Document, then Grantor will pay such tax, with interest and penalties thereon, if any, within the statutory period. In the event the payment of such tax or interest and penalties by Grantor would be unlawful, or taxable to Beneficiary or unenforceable or provide the basis for a defense of usury, then in any such event, Beneficiary shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable.

          Section 4.03. NO JOINT ASSESSMENT. Grantor shall not consent to or initiate the joint assessment of the Premises or the Improvements (a) with any other real property constituting a separate tax lot and Grantor represents and covenants that the Premises and the Improvements are and shall remain a separate tax lot or (b) with any portion of the Trust Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Trust Property as a single lien.

          Section 4.04. RIGHT TO CONTEST. Grantor shall have the right, after prior notice to Beneficiary, at its sole expense, to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary or Deed Trustee or any of its agents, employees, officers or directors, the validity, amount or application of any Imposition or any


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charge described in Section 4.01(b), provided that (a) no Default or Event of
Default shall exist during such proceedings and such contest shall not (unless Grantor shall comply with clause (d) of this Section 4.04) subject the Trust Property or any portion thereof to any lien or affect the priority of the lien of this Deed of Trust, (b) failure to pay such Imposition or charge will not subject Beneficiary or any of its agents, employees, officers or directors to any civil or criminal liability, (c) the contest suspends enforcement of the Imposition or charge (unless Grantor first pays the Imposition or charge), (d) prior to and during such contest, Grantor shall furnish to Beneficiary security satisfactory to Beneficiary, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such Imposition or charge (and if such security is cash, Beneficiary may deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Deed of Trust, but Beneficiary (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Beneficiary), (e) such contest shall not affect the ownership, use or occupancy of the Trust Property, (f) the Trust Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Grantor, (g) Grantor has given Beneficiary notice of the commencement of such contest and upon request by Beneficiary, from time to time, notice of the status of such contest by Grantor and/or confirmation of the continuing satisfaction of clauses (a) through (f) of this Section 4.04, and (h) upon a final determination of such contest, Grantor shall promptly comply with the requirements thereof. Upon completion of any contest, Grantor shall immediately pay the amount due, if any, and deliver to Beneficiary proof of the completion of the contest and payment of the amount due, if any, following which, Beneficiary shall return the security, if any, deposited with Beneficiary pursuant to clause (d) of this Section 4.04. Grantor shall not pay any Imposition in installments unless permitted by applicable Legal Requirements, and shall, upon the request of Beneficiary, deliver copies of all notices relating to any Imposition or other charge covered by this Article IV to Beneficiary.


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          Section 4.05.  NO CREDITS ON ACCOUNT OF THE DEBT.  Grantor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Impositions assessed against the Trust Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Trust Property, or any part thereof, by reason of this Deed of Trust or the Debt. In the event such claim, credit or deduction shall be required by Legal Requirements, Beneficiary shall have the option, by written notice of not less than thirty (30) days, to declare the Debt immediately due and payable, and Grantor hereby agrees to pay such amounts not later than thirty
(30) days after such notice.

          Section 4.06. DOCUMENTARY STAMPS. If, at any time, the United States of America, any State or Commonwealth thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Deed of Trust, or impose any other tax or charges on the same, Grantor will pay the same, with interest and penalties thereon, if any.


                       ARTICLE V:  CENTRAL CASH MANAGEMENT

          Section 5.01. CASH FLOW. Grantor hereby acknowledges and agrees that the Rent (which for the purposes of this Section 5.01 shall not include security deposits from tenants under valid Leases held by Grantor and not applied towards
Rent) derived from the Trust Property and Loss Proceeds shall be utilized (a) to fund the Basic Carrying Costs Sub-Account, (b) to pay all amounts to become due and payable under the Note by funding the Debt Service Payment Sub-Account, (c) to fund the Recurring Replacement Reserve Sub-Account, (d) to fund the Operation and Maintenance Expense Sub-Account to the extent required and (e) to fund the Curtailment Reserve Sub-Account. Grantor shall cause the Operator to collect all security deposits from tenants under valid Leases, which shall be held by the Operator, as agent for Grantor, in accordance with applicable law and in a segregated demand deposit bank account at such commercial or savings bank or banks as may be reasonably satisfactory to Beneficiary (the "SECURITY DEPOSIT ACCOUNT"). Grantor shall notify Beneficiary of any security deposits held as letters of credit and, upon Beneficiary's request, such letters of credit shall be promptly delivered to Beneficiary. Grantor shall have no right to


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withdraw funds from the Security Deposit Account; PROVIDED that, prior to the occurrence of an Event of Default, Grantor may withdraw funds from the Security Deposit Account to refund or apply security deposits as required by the Leases or by applicable Legal Requirements. After the occurrence of an Event of Default, all withdrawals from the Security Deposit Account must be approved by Beneficiary, subject however, to tenant's rights under the Operating Lease. All rental payments made by tenants and other payments constituting Rent, other than direct payments by credit cards which shall be paid directly into the Rent Account, shall be delivered to the Operator. The Operator shall collect all of such Rent and shall deposit such funds, within one (1) Business Day after receipt thereof in the Rent Account, the name and address of the bank in which such account is located and the account number of which to be identified in writing by Operator to Beneficiary. Grantor shall cause the Operator to give to the bank in which the Rent Account is located an irrevocable written instruction that all funds deposited in such account shall be automatically transferred through automated clearing house funds ("ACH") or by Federal wire to the Central Account prior to 5:00 p.m. (New York City time) on a daily basis. Within two (2) Business Days of the Closing Date, Grantor shall deliver to Beneficiary a copy of the irrevocable notice which Grantor delivered to the bank in which the Rent Account is located pursuant to the provisions of this Section 5.01, the receipt of which is acknowledged in writing by such bank. Additionally, Grantor shall, or shall cause Operator to send to each respective credit card company or credit card clearing bank with which Grantor or the Operator has entered into merchant's agreements (each, a "CREDIT CARD COMPANY") a direction letter in the form of EXHIBIT G annexed hereto and made a part hereof (the "CREDIT CARD PAYMENT DIRECTION LETTER") directing such Credit Card Company to make all payments due in connection with goods or services furnished at or in connection with the Trust Property by Federal wire or through ACH directly to the Central Account. Without the prior written consent of Beneficiary, neither Grantor nor the Operator shall (i) terminate, amend, revoke or modify any Credit Card Payment Direction Letter in any manner or (ii) direct or cause any Credit Card Company to pay any amount in any manner other than as specifically provided in the related Credit Card Payment Direction Letter. Beneficiary may elect to change the financial institution in which the Central Account shall be maintained; HOWEVER, Beneficiary shall give Grantor and the bank


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in which the Rent Account is located not fewer than five (5) Business Days'
prior notice of such change. Neither Grantor nor Operator shall change such bank or the Rent Account without the prior written consent of Beneficiary. All fees and charges of the bank(s) in which the Rent Account and the Central Account is located shall be paid by Grantor. Notwithstanding anything contained in this Section 5.01 to the contrary, provided that (a) the Existing Operating Lease is in full force and effect and no default, or event which with the passing of time or the giving of notice would become a default under the Existing Operating Lease has occurred and (b) no Event of Default hereunder has occurred (the period of time covered by (a) and (b) shall be referred to herein as the "O&M OPERATIVE PERIOD"), Grantor shall be deemed in compliance with the provisions of Section 5.01 by causing the Operator to make all payments due to Grantor as Lessor under the Existing Operating Lease (including, without limitation, all payments of Base Rent and Percentage Rent (each as defined in the Existing Operating Lease) by federal wire or through ACH, directly to the Central Account.

          Section 5.02. ESTABLISHMENT OF SUB-ACCOUNTS. Beneficiary has established the Central Account and the Rent Account in the name of Beneficiary. The Central Account and the Rent Account shall be under the sole dominion and control of Beneficiary. Grantor hereby irrevocably directs and authorizes Beneficiary to withdraw funds from the Rent Account, and to deposit into and withdraw funds from the Central Account, all in accordance with the terms and conditions of this Deed of Trust. Grantor shall have no right of withdrawal in respect of the Rent Account or the Central Account. Each transfer of funds to be made hereunder shall be made only to the extent that funds are on deposit in the Rent Account, the Central Account or the affected Sub-Account, and Beneficiary shall have no responsibility to make additional funds available in the event that funds on deposit are insufficient. The Central Account shall contain the Engineering Escrow Sub-Account, the Basic Carrying Costs Sub-Account, the Debt Service Payment Sub-Account, the Recurring Replacement Reserve Sub-Account, the Operation and Maintenance Expense Sub-Account and the Curtailment Reserve Sub-Account (to the extent applicable), each of which accounts shall be Eligible Accounts (each a "SUB-ACCOUNT" and collectively, the "SUB-ACCOUNTS") to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Deed of Trust. On the date


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hereof, Grantor has deposited from the proceeds of the Loan the Initial
Central Account Deposit in the Central Account. In addition, on the date hereof the Central Account shall also contain a Sub-Account entitled the "ENGINEERING ESCROW SUB-ACCOUNT" which initially shall be funded with the Initial Engineering Deposit (representing the sum applicable to certain engineering work as set forth on EXHIBIT D, attached hereto and made a part hereof (collectively, "REQUIRED ENGINEERING WORK")). Disbursements from the Engineering Escrow Sub-Account shall be made in accordance with Section 5.12 hereof.

          Section 5.03. PERMITTED INVESTMENTS. Upon the written request of Grantor, Beneficiary shall direct the Bank to invest and reinvest any balance in the Central Account from time to time in Permitted Investments as instructed by Grantor (which instruction may be made no more than one time per month), PROVIDED that (a) if Grantor fails to so instruct Beneficiary, or upon the occurrence of an Event of Default, Beneficiary may direct the Bank to invest and reinvest such balance in Permitted Investments as Beneficiary shall determine in its sole discretion, (b) the maturities of the Permitted Investments on deposit in the Central Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (c) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Beneficiary, and (d) no Permitted Investment shall be made unless Beneficiary shall retain a perfected first priority lien in such Permitted Investment securing the Debt and all filings and other actions necessary to ensure the validity, perfection, and priority of such lien have been taken. It is the intention of the parties hereto that the entire amounts deposited in the Central Account (or as much thereof as Beneficiary may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Central Account shall be a so-called "zero balance" account. All funds in the Central Account that are invested in a Permitted Investment are deemed to be held in the Central Account for all purposes of this Deed of Trust and the other Loan Documents. Beneficiary shall not have any liability for any loss in investments of funds in the Central Account that are invested in Permitted Investments whether Grantor or Beneficiary selected such Permitted Investment in accordance herewith and no such loss shall affect Grantor's obligation to fund, or liability for


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funding, the Central Account and each Sub-Account, as the case may be.
Grantor agrees that Grantor shall include all such earnings on the Central Account as income of Grantor (and, if Grantor is a partnership or other pass-through entity, the partners, members or beneficiaries of Grantor, as the case may be) for federal and applicable state and local tax purposes. Grantor shall have no right whatsoever to direct the investment of the proceeds in the Collection Account.

          Section 5.04. INTEREST ON ACCOUNTS. All interest paid or other earnings on the Permitted Investments of funds deposited into the Central Account made hereunder shall be deposited into the Central Account and shall be allocated to the Sub-Account which contained the funds with respect to which such interest was paid or other earnings earned. All such interest and earnings, once so allocated, shall be treated as Rent allocated to such Sub-Account. All interest paid or other earnings on funds deposited into the Rent Account (i.e., those funds not transferred to the Central Account) shall be deposited into the Rent Account and shall be treated as Rent deposited into such account as of the day such interest and earnings are deposited therein.

          Section 5.05. MONTHLY FUNDING OF SUB-ACCOUNTS. On each Notice Date during the term of the Loan, commencing on the first (1st) Notice Date occurring after the month in which the Loan is initially funded, Beneficiary shall allocate all funds transferred or deposited into the Central Account among the Sub-Accounts as follows and in the following priority:

                              (a)  first, to the Basic Carrying Costs Sub-
          Account, until an amount equal to the Basic Carrying Costs Monthly Installment for such Current Month has been allocated to the Basic Carrying Costs Sub-Account;

                              (b) second, to the Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date occurring in such Current Month has been allocated to the Debt Service Payment Sub-Account;

                              (c) third, to the Recurring Replacement Reserve Sub-Account, until an amount equal to the sum of (x)


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          the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clauses (a) or (b) above, to the extent not previously reimbursed to such Sub-Account, plus (y) an amount equal to the Recurring Replacement Reserve Monthly Installment for such month has been allocated to the Recurring Replacement Reserve Sub-Account;

                              (d) fourth, but not during the O&M Operative Period to the Operation and Maintenance Expense Sub-Account, until an amount equal to the amount, if any, deducted therefrom during any preceding month to pay any amounts due pursuant to clauses (a) or (b) above, to the extent not previously reimbursed to such Sub-Account and then until an amount equal to the Operation and Maintenance Expense Monthly Installment has been allocated to such Sub-Account; and

                              (e) fifth, with respect to any Current Month for which funds are to be allocated to the Curtailment Reserve Sub-Account pursuant to Section 5.11 hereof, all Excess Rent shall be allocated to the Curtailment Reserve Sub-Account.

               All amounts (other than Loss Proceeds or Lump Sum Advance Payments deposited therein) available in the Central Account in any Current Month after the allocations under clauses (a) through (d) above have been made (hereinafter, "EXCESS RENT") shall be distributed to Grantor within ten (10) Business Days after application of funds as set forth in clauses (a) through (d) above, provided, however: (i) in the event that, as of any DSC Quarterly Test Date, the Aggregate Debt Service Coverage, as determined by Beneficiary, for the prior trailing twelve (12) months is less than 1.25%, all Excess Rent shall be retained by Beneficiary in the Central Account and shall not be distributed to Grantor until such time as Beneficiary determines, as of a DSC Quarterly Test Date, that the Aggregate Debt Service Coverage for the preceding trailing twelve
(12) month period is at least 1.25%; and (ii) after the occurrence, and during the continuance, of an Event of Default, no funds held in the Central Account, shall be distributed to, or withdrawn by, Grantor, and Beneficiary shall have the right to apply all or any portion of the funds held in either or both of such accounts to the Debt in Beneficiary's sole discretion.


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               In the event that sufficient funds to fund all of the Sub-
Accounts pursuant to this Section 5.05 for the Payment Date in any Current Month are not on deposit in the Central Account prior to 2:00 p.m. (New York City time) on the Business Day immediately preceding the Payment Date (the "NOTICE DATE") for the then Current Month, Beneficiary shall deliver to Grantor, via telecopy, on or before 4:00 P.M. (New York City time) on the Notice Date a certificate in the form set forth as EXHIBIT E attached hereto and made a part hereof stating that sufficient funds have not theretofore been deposited into the Central Account for allocation to the various Sub-Accounts pursuant to this
Section 5.05. If any such certificate is delivered, Grantor shall be obligated to deposit immediately available United States funds (in addition to Rent) into the Central Account, prior to such Payment Date, in the amount of such deficiency, and failure to make such deposit shall be an Event of Default hereunder. Failure to provide such certificate shall not release Grantor from any obligation to make any payment which is due on each Payment Date. If, on any Payment Date, the aggregate balance in the Central Account (excluding funds allocated to any Sub-Account other than funds allocated to the Debt Service Payment Sub-Account or the Basic Carrying Costs Sub-Account) is insufficient to make the payment of the Basic Carrying Costs Monthly Installment and the Required Debt Service Payment required to be made pursuant to clauses (a) and
(b) of this Section 5.05, then an Event of Default shall exist hereunder. Beneficiary may (but shall not be obligated to) withdraw funds and pay such deficiency from any Sub-Account in such order of priority as Beneficiary determines in Beneficiary's sole discretion (in each case to the extent funds are available in each such Sub-Account).

               In the event that Beneficiary elects to apply the proceeds of any Sub-Account to pay any Required Debt Service Payment or to fund any Basic Carrying Costs, Grantor shall, upon demand, repay to Beneficiary the amount of the funds so applied to replenish such Sub-Account up to the amount contained therein immediately prior to such application (i.e., including interest earned on the balance prior to withdrawal), and if Grantor shall fail to repay such amounts within five (5) Business Days after such application, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until Grantor repays such amount or all Sub-Accounts have been fully funded from Rent for the then applicable Current Month and all


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prior months. Beneficiary may, at its sole option, replenish such
Sub-Account(s) out of available Rent in subsequent months which Grantor would have otherwise been entitled to receive.

          Section 5.06. PAYMENT OF BASIC CARRYING COSTS. Grantor hereby agrees to pay all Basic Carrying Costs with respect to Grantor, the Trust Property and any Rent derived therefrom or with respect thereto. At least five (5) Business Days prior to the due date of any Basic Carrying Costs, and not more frequently than once each month, Grantor may notify Beneficiary in writing and request that Beneficiary pay such Basic Carrying Costs on behalf of Grantor on or prior to the due date thereof, and, provided that no Event of Default has occurred and that there are sufficient funds available in the Basic Carrying Costs Sub-Account, Beneficiary shall make such payments out of the Basic Carrying Costs Sub-Account before same shall be delinquent. Together with each such request, Grantor shall furnish Beneficiary with bills and all other documents necessary, as reasonably determined by Beneficiary, for the payment of the Basic Carrying Costs which are the subject of such request. Grantor's obligation to pay (or cause Beneficiary to pay) Basic Carrying Costs pursuant to this Deed of Trust shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon Beneficiary an obligation to pay any property taxes or other Impositions or which otherwise adversely affect Beneficiary's interests.

          Provided that no Event of Default shall have occurred, all funds deposited into the Basic Carrying Costs Sub-Account shall be held by Beneficiary pursuant to the provisions of this Deed of Trust and shall be applied in payment of Basic Carrying Costs in accordance with the terms hereof. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by Beneficiary in payment of any Basic Carrying Costs or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties as Beneficiary in its sole discretion may determine; PROVIDED, HOWEVER, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided.

          Section 5.07. DEBT SERVICE PAYMENT SUB-ACCOUNT. On each Payment Date during the term of the Loan, Beneficiary shall


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transfer to the Collection Account, from the Debt Service Payment
Sub-Account, an amount equal to the sum of (a) the Required Debt Service Payment for such Payment Date and (b) any amounts deposited into the Central Account that are either (i) Loss Proceeds that Beneficiary has elected to apply to reduce the Debt in accordance with the terms of Article III hereof or (ii) excess Loss Proceeds remaining after the completion of any restoration required hereunder.

          Section 5.08. RECURRING REPLACEMENT RESERVE SUB-ACCOUNT. Grantor hereby agrees to pay all Recurring Replacement Expenditures with respect to Grantor and the Trust Property (without regard to the amount of money then available in the Recurring Replacement Reserve Sub-Account). Provided that Beneficiary has received written notice from Grantor at least five (5) Business Days prior to the due date of any payment relating to Recurring Replacement Expenditures and not more frequently than once each month, and further provided that no Event of Default has occurred, that there are sufficient funds available in the Recurring Replacement Reserve Sub-Account and Grantor shall have theretofore furnished Beneficiary with lien waivers, copies of bills, invoices and other reasonable documentation as may be required by Beneficiary to establish that the Recurring Replacement Expenditures which are the subject of such request represent amounts due for completed or partially completed capital work and improvements performed at the Trust Property, Beneficiary shall make such payments out of the Recurring Replacement Reserve Sub-Account.

          Provided that no Event of Default shall have occurred, all funds deposited into the Central Account relating to Recurring Replacement Expenditures shall be held by Beneficiary pursuant to the provisions of this Deed of Trust and shall be applied in payment of Recurring Replacement Expenditures. Should an Event of Default occur, the proceeds on deposit in the Recurring Replacement Reserve Sub-Account may be applied by Beneficiary in payment of any Recurring Replacement Expenditures or may be applied to the payment of the Debt or any other charges affecting all or any portion of the Cross-collateralized Properties, as Beneficiary in its sole discretion may determine; PROVIDED, HOWEVER, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided.


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          Section 5.09.  OPERATION AND MAINTENANCE EXPENSE SUB-ACCOUNT.  Grantor
hereby agrees to pay all Operating Expenses with respect to the Trust Property (without regard to the amount of money then available in the Operation and Maintenance Expense Sub-Account). All funds allocated to the Operation and Maintenance Expense Sub-Account shall be held by Beneficiary pursuant to the provisions of this Deed of Trust. Any sums held in the Operation and Maintenance Expense Sub-Account shall be disbursed to Grantor within five (5) Business Days of receipt by Beneficiary from Grantor of (a) a written request for such disbursement which shall indicate the Operating Expenses (exclusive of Basic Carrying Costs) for which the required disbursement is to pay and (b) an Officer's Certificate stating that no Operating Expenses with respect to the Property are more than sixty (60) days past due; PROVIDED, HOWEVER, in the event that Grantor legitimately disputes any invoice for an Operating Expense, and (i) no Event of Default has occurred and is continuing hereunder, (ii) Grantor shall demonstrate its ability to pay to the satisfaction of Beneficiary such disputed sums together with all interest and late fees thereon when due, (iii) Grantor has complied with all the requirements of this Deed of Trust relating thereto, and (iv) the contesting of such sums shall not constitute a default under any other instrument, agreement, or document to which Grantor is a party, then Grantor may, after certifying to Beneficiary as to items (i) through (iv) hereof, contest such invoice. Together with each such request, Grantor shall furnish Beneficiary with bills and all other documents necessary for the payment of the Operating Expenses which are the subject of such request. Grantor may request a disbursement from the Operation and Maintenance Expense Sub-Account no more than one (1) time per calendar month. Should an Event of Default occur and be continuing, the proceeds on deposit in the Operation and Maintenance Expense Sub-Account may be applied by Beneficiary in payment of any Operating Expenses for the Trust Property or may be applied to the payment of the Debt or other charges affecting all or any portion of the Trust Property as Beneficiary, in its sole discretion, may determine; PROVIDED, HOWEVER, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by Beneficiary as herein provided. All sums, if any, remaining in the Operation and Maintenance Expense Sub-Account after the payment of all Operating Expenses for the then Current


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Month shall be deposited into the Curtailment Reserve Sub-Account, as set forth in Section 5.05 hereof.

          Section 5.10.  INTENTIONALLY OMITTED.

          Section 5.11. CURTAILMENT RESERVE SUB-ACCOUNT. Commencing on or after the occurrence and during the continuance of an Event of Default, all Excess Rent shall be allocated to the Curtailment Reserve Sub-Account in accordance with Section 5.05(e) until such time as the Debt has been repaid in full. On each Payment Date during any period for which funds have been allocated to the Curtailment Reserve Sub-Account, Beneficiary shall transfer to the Collection Account an amount equal to the lesser of (a) the amount available in the Curtailment Reserve Sub-Account, and (b) the total Debt then outstanding under the Note and the other Loan Documents.

          Section 5.12. PERFORMANCE OF ENGINEERING WORK. (a) Grantor shall promptly commence and diligently thereafter pursue to completion (without regard to the amount of money then available in the Engineering Escrow Sub-Account) the Required Engineering Work as follows: (i) work designated as either "approved work" or "urgent work" on EXHIBIT D attached hereto and made a part hereof shall be completed by no later than the six month anniversary of the date hereof, and
(ii) work designated as "deferred work" shall be completed by no later than the one year anniversary of the date hereof. After Grantor completes an item of Required Engineering Work set forth on EXHIBIT D hereto, Grantor may submit to Beneficiary an invoice therefor with lien waivers and a statement from the Engineer, reasonably acceptable to Beneficiary, indicating that the portion of the Required Engineering Work in question has been completed in compliance with all Legal Requirements, and Beneficiary shall, within twenty (20) days thereafter, although in no event more frequently than once each month, reimburse such amount to Grantor from the Engineering Escrow Sub-Account; PROVIDED, HOWEVER, that Grantor shall not be reimbursed more than the amount set forth on EXHIBIT D hereto as the amount allocated to the portion of the Required Engineering Work for which reimbursement is sought.

               (b) From and after the date all of the Required Engineering Work is substantially completed, Grantor may submit a written request, which request shall be delivered together with


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final lien waivers and a statement from the Engineer, as the case may be, reasonably acceptable to Beneficiary, indicating that all of the Required Engineering Work has been completed in compliance with all Legal Requirements, and Beneficiary shall, within twenty (20) days thereafter, disburse any balance of the Engineering Escrow Sub-Account to Grantor.

          Section 5.13. LOSS PROCEEDS. In the event of a casualty to the Trust Property, unless Beneficiary elects, or is required pursuant to Article III hereof to make all of the Insurance Proceeds available to Grantor for restoration, Beneficiary and Grantor shall cause all such Insurance Proceeds to be paid by the insurer directly to the Central Account, whereupon Beneficiary shall, after deducting Beneficiary's third-party costs of recovering and paying out such Insurance Proceeds, including without limitation, reasonable attorneys' fees, apply same to reduce the Debt in accordance with the terms of the Note; PROVIDED, HOWEVER, that if Beneficiary elects, or is deemed to have elected, to make the Insurance Proceeds available for restoration, all Insurance Proceeds in respect of rent loss, business interruption or similar coverage shall be maintained in the Central Account, to be applied by Beneficiary in the same manner as Rent received with respect to the operation of the Trust Property; PROVIDED, FURTHER, HOWEVER, that in the event that the Insurance Proceeds of such rent loss, business interruption or similar insurance policy are paid in a lump sum in advance, Beneficiary shall hold such Insurance Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account, shall estimate, in Beneficiary's reasonable discretion, the number of months required for Grantor to restore the damage caused by the casualty, shall divide the aggregate rent loss, business interruption or similar Insurance Proceeds by such number of months, and shall disburse from such escrow account into the Central Account each month during the performance of such restoration such monthly installment of said Insurance Proceeds. In the event that Insurance Proceeds are to be applied toward restoration, Beneficiary shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. Unless Beneficiary elects, or is required pursuant to Section 6.01(a) hereof to make all of the Condemnation Proceeds available to Grantor for restoration, Beneficiary and Grantor shall cause all such Condemnation


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Proceeds to be paid to the Central Account, whereupon Beneficiary shall, after deducting Beneficiary's costs of recovering and paying out such Condemnation Proceeds, including without limitation, reasonable attorneys' fees, apply same, by transferring such amounts to the Collection Account, to reduce the Debt in accordance with the terms of the Note; PROVIDED, HOWEVER, that any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Central Account, to be applied by Beneficiary in the same manner as Rent received with respect to the operation of the Trust Property; PROVIDED, FURTHER, HOWEVER, that in the event that the Condemnation Proceeds of any such temporary Taking are paid in a lump sum in advance, Beneficiary shall hold such Condemnation Proceeds in a segregated interest-bearing escrow account, which shall be an Eligible Account. Beneficiary shall estimate, in Beneficiary's reasonable discretion, the number of months that the Trust Property shall be affected by such temporary Taking, shall divide the aggregate Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Central Account each month during the pendency of such temporary Taking such monthly installment of said Condemnation Proceeds. In the event that Condemnation Proceeds are to be applied toward restoration, Beneficiary shall hold such funds in a segregated bank account at the Bank, which shall be an Eligible Account, and shall disburse same in accordance with the provisions of Section 3.04 hereof. If any Loss Proceeds are received by Grantor, such Loss Proceeds shall be received in trust for Beneficiary, shall be segregated from other funds of Grantor, and shall be forthwith paid into the Central Account, or paid to Beneficiary to hold in a segregated bank account at the Bank, in each case to be applied or disbursed in accordance with the foregoing. Any Loss Proceeds made available to Grantor for restoration in accordance herewith, to the extent not used by Grantor in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Central Account, whereupon Beneficiary shall apply the same to reduce the Debt in accordance with the terms of the Note.

                            ARTICLE VI:  CONDEMNATION

          Section 6.01. CONDEMNATION. (a) Grantor shall notify Beneficiary promptly of the commencement or threat of any Taking


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of the Trust Property or any portion thereof.  Beneficiary is hereby irrevocably appointed as Grantor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain the proceeds of any such Taking and to make any compromise or settlement in connection with such proceedings (subject to Grantor's reasonable approval, except after the occurrence of an Event of Default, in which event Grantor's approval shall not be required), subject to the provisions of this Deed of Trust; provided, however, that Grantor may participate in any such proceedings and shall be authorized and entitled to compromise or settle any such proceeding with respect to Condemnation Proceeds in an amount less than five percent (5%) of the outstanding principal sum of the Loan. Grantor shall execute and deliver to Beneficiary any and all instruments reasonably required in connection with any such proceeding promptly after request therefor by Beneficiary. Except as set forth above, Grantor shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior consent of Beneficiary which consent may not be unreasonably withheld or delayed.
All Condemnation Proceeds are hereby assigned to and shall be paid to Beneficiary. With respect to Condemnation Proceeds in an amount in excess of five percent (5%) of the outstanding principal sum of the Loan, Grantor hereby authorizes Beneficiary to compromise, settle, collect and receive such Condemnation Proceeds, and to give proper receipts and acquittance therefor. Beneficiary shall have the option, in Beneficiary's sole discretion, to apply such Condemnation Proceeds (less any cost to Beneficiary of recovering and paying out such proceeds, including, without limitation, reasonable attorneys' fees and disbursements and costs allocable to inspecting any repair, restoration or rebuilding work and the plans and specifications therefor) toward the payment of the Debt or to allow such proceeds to be used for the Work. In the event Beneficiary elects to make Condemnation Proceeds available to be used toward the restoration or rebuilding of the Trust Property to a usable whole, such Condemnation Proceeds shall be disbursed in the manner and subject to the conditions set forth in Section 3.04(b). Any excess proceeds remaining after completion of such restoration or rebuilding shall be applied to the repayment of the Debt. If the Condemnation Proceeds are used to reduce the Debt, they shall be applied in accordance with the provisions of the Note. Grantor shall promptly execute and deliver all instruments requested by Beneficiary for the purpose of


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confirming the assignment of the Condemnation Proceeds to Beneficiary.

          (b) Application of all or any part of the Condemnation Proceeds to the Debt shall be made in accordance with the provisions of Sections 3.06 and
3.07. No application of the Condemnation Proceeds to the reduction of the Debt shall have the effect of releasing the lien of this Deed of Trust until the remainder of the Debt has been paid in full. In the case of any Taking, Beneficiary, to the extent that Beneficiary has not been reimbursed by Grantor, shall be entitled, as a first priority out of any Condemnation Proceeds, to reimbursement for all costs, fees and expenses reasonably incurred in the determination and collection of any Condemnation Proceeds. All Condemnation Proceeds deposited with Beneficiary pursuant to this Section, until expended or applied as provided herein, may be commingled with the general funds of Beneficiary and shall constitute additional security for the payment of the Debt and the payment and performance of Grantor's obligations, but Beneficiary shall not be deemed a trustee or other fiduciary with respect to its receipt of such Condemnation Proceeds or any part thereof. All awards so deposited with Beneficiary shall be held by Beneficiary in an Eligible Account and invested in Permitted Investments, but Beneficiary makes no representation or warranty as to the rate or amount of interest, if any, which may accrue on any such deposit and shall have no liability in connection therewith. For purposes hereof, any reference to the award shall be deemed to include interest, if any, which has accrued thereon.

                         ARTICLE VII:  LEASES AND RENTS

          Section 7.01. ASSIGNMENT. (a) Grantor does hereby bargain, sell, assign and set over unto Beneficiary, all of Grantor's interest in the Leases and Rents. The assignment of Leases and Rents in this Section 7.01 is an absolute, unconditional and present assignment from Grantor to Beneficiary and not an assignment for security and the existence or exercise of Grantor's revocable license to collect Rent shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Beneficiary of any of its rights or remedies pursuant to this Section 7.01 shall not be deemed to make Beneficiary a beneficiary-in-possession. In addition to the provisions of this


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Article VII, Grantor shall comply with all terms, provisions and conditions of the Assignment.

          (b) So long as there shall exist and be continuing no Event of Default, Grantor shall have a revocable license to take all actions with respect to all Leases and Rents, present and future, including the right to collect and use the Rents, subject to the terms of this Deed of Trust and the Assignment.

          (c) In a separate instrument Grantor shall, as requested from time to time by Beneficiary, assign to Beneficiary or its nominee by specific or general assignment, any and all Leases, such assignments to be in form and content reasonably acceptable to Beneficiary, but subject to the provisions of Section 7.01(b) hereof. Grantor agrees to deliver to Beneficiary, within thirty (30) days after Beneficiary's request, a true and complete copy of every Lease and, within ten (10) days after Beneficiary's request, a complete list of the Leases, certified by Grantor to be true, accurate and complete and stating the demised premises, the names of the lessees, the Rent payable under the Leases, the date to which such Rents have been paid, the material terms of the Leases, including, without limitation, the dates of occupancy, the dates of expiration, any Rent concessions, work obligations or other inducements granted to the lessees thereunder, and any renewal options.

          (d) The rights of Beneficiary contained in this Article VII, the Assignment or any other assignment of any Lease shall not result in any obligation or liability of Beneficiary to Grantor or any lessee under a Lease or any party claiming through any such lessee.

          (e) At any time after an Event of Default, the license granted hereinabove may be revoked by Beneficiary, and Beneficiary or a receiver appointed in accordance with this Deed of Trust may enter upon the Trust Property, and collect, retain and apply the Rents toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

          (f) In addition to the rights which Beneficiary may have herein, upon the occurrence of any Event of Default, Beneficiary, at its option, may require Grantor to pay monthly in advance to


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Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Trust Property as may be used and occupied by Grantor and may require Grantor to vacate and surrender possession of the Trust Property to Beneficiary or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise.

          Section 7.02. MANAGEMENT OF TRUST PROPERTY. (a) Grantor shall manage the Trust Property or cause the Trust Property to be managed in a manner which is consistent with the Approved Operator Standard. All Leases shall provide for rental rates comparable to then existing local market rates and terms and conditions which constitute good and prudent business practice and are consistent with prevailing market terms and conditions, and shall be arms-length transactions. All Leases shall provide that they are subordinate to this Deed of Trust and that the lessees thereunder attorn to Beneficiary. Grantor shall deliver copies of all Leases, amendments, modifications and renewals to Beneficiary.

          (b) Grantor (i) shall observe and perform all of its material obligations under the Leases pursuant to applicable Legal Requirements and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Beneficiary of all notices of default which Grantor shall receive under the Leases; (iii) shall, consistent with the Approved Operator Standard, enforce all of the terms, covenants and conditions contained in the Leases to be observed or performed;
(iv) shall not collect any of the Rents under the Leases more than one (1) month in advance (except that Grantor may collect in advance such security deposits as are permitted pursuant to applicable Legal Requirements and are commercially reasonable in the prevailing market); (v) shall not execute any other assignment of lessor's interest in the Leases or the Rents except as otherwise expressly permitted pursuant to this Deed of Trust; (vi) shall not cancel or terminate any of the Leases or accept a surrender thereof in any manner inconsistent with the Approved Operator Standard; (vii) shall not convey, transfer or suffer or permit a conveyance or transfer of all or any part of the Premises or the Improvements or of any interest therein so as to effect a merger of the estates and rights of, or a termination or diminution of


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the obligations of, lessees thereunder; (viii) shall notify Beneficiary of any material alteration, modification or change in the terms of any guaranty of any Operating Lease or cancellation or termination of such guaranty promptly upon effectuation of same unless altered, cancelled, modified or changed in the ordinary course of business; (ix) shall, in accordance with the Approved Operator Standard, make all reasonable efforts to seek lessees for space as it becomes vacant and enter into Leases in accordance with the terms hereof; (x) shall not materially modify, alter or amend any Operating Lease or Property Agreement with any Pad Owner without Beneficiary's consent, which consent will not be unreasonably withheld or delayed; (xi) shall notify Beneficiary promptly if any Pad Owner shall cease business operations which cessation may adversely affect the Trust Property or of the occurrence of any event of which it becomes aware affecting a Pad Owner or its property which might have any material effect on the Trust Property; and (xii) shall, without limitation to any other provision hereof, execute and deliver at the request of Beneficiary all such further assurances, confirmations and assignments in connection with the Trust Property as are required herein and as Beneficiary shall from time to time reasonably require.

          (c) All security deposits of lessees, whether held in cash or any other form, shall be treated by Grantor as trust funds, but shall not be commingled with any other funds of Grantor and, if cash, shall be deposited by Grantor in the Security Deposit Account. Any bond or other instrument which Grantor is permitted to hold in lieu of cash security deposits under applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as hereinabove described, shall be issued by a Person reasonably satisfactory to Beneficiary, shall, if permitted pursuant to Legal Requirements, at Beneficiary's option, name Beneficiary as payee or beneficiary thereunder or be fully assignable to Beneficiary and shall, in all respects, comply with applicable Legal Requirements and otherwise be reasonably satisfactory to Beneficiary. Grantor shall, upon request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary of Grantor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Grantor shall, upon Beneficiary's request, if permitted by applicable Legal Requirements, turn over the security deposits (and any interest thereon) to Beneficiary


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to be held by Beneficiary in accordance with the terms of the Leases and all
Legal Requirements.

          (d) Grantor covenants and agrees with Beneficiary that (i) the Trust Property will be managed at all times by the Operator pursuant to an Operating Lease or management agreement approved by Beneficiary (the "OPERATING AGREEMENT"), (ii) after Grantor has knowledge of a fifty percent (50%) or more change in control of the ownership of the Operator, Grantor will promptly give Beneficiary notice thereof (a "OPERATOR CONTROL NOTICE") and (iii) the Operating Agreement may be terminated by Beneficiary at any time for cause (including, but not limited to, Operator's gross negligence, willful misconduct or fraud) or at any time following either (A) the occurrence of an event of default under the Operating Agreement, or (B) the receipt of a Operator Control Notice, and a substitute managing agent shall be appointed by Grantor, subject to Beneficiary's approval, which may be given or withheld in Beneficiary's sole discretion. Grantor may from time to time appoint a successor manager to manage the Trust Property with Beneficiary's prior written consent which consent shall not be unreasonably withheld or delayed, provided that, any such successor manager shall be a reputable management company having a senior executive with at least seven (7) years' experience in the management of motel properties in the State, shall be the manager of at least 2,500 rooms, including, without limitation, certain complexes which contain more than 100 rooms, and shall be reasonably acceptable to Beneficiary. Grantor further covenants and agrees that Grantor shall require the Operator (or any successor managers) to maintain at all times during the term of the Loan worker's compensation insurance as required by Governmental Authorities.

          (e)  Intentionally Omitted.

          (f) Grantor shall (i) pay or shall cause to be paid all sums required to be paid by Grantor under the Franchise Agreement and Operating Lease, (ii) diligently perform and observe all of the terms, covenants and conditions of the Franchise Agreement on the part of Grantor to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired the rights of Grantor under the Franchise Agreement and Operating Lease, and (iii) promptly notify Beneficiary of the giving of any notice to Grantor of any default by Grantor in the performance or


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observance of any of the terms, covenants or conditions of the Franchise
Agreement or Operating Lease on the part of Grantor to be performed and observed and deliver to Beneficiary a true copy of each such notice. Grantor shall not, without the prior consent of the Beneficiary, surrender the Franchise Agreement or Operating Lease or terminate or cancel the Franchise Agreement or modify, change, supplement, alter or amend the Franchise Agreement or Operating Lease, in any respect, either orally or in writing, and Grantor hereby assigns to Beneficiary as further security for the payment of the Debt and for the performance and observance of the terms, covenants and conditions of this Deed of Trust, all the rights, privileges and prerogatives of Grantor to surrender the Franchise Agreement or Operating Lease or to terminate, cancel, modify, change, supplement, alter or amend the Franchise Agreement or Operating Lease in any respect, and any such surrender of the Franchise Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Franchise Agreement or Operating Lease without the prior consent of Beneficiary shall be void and of no force and effect. If Grantor shall default in the performance or observance of any material term, covenant or condition of the Franchise Agreement or Operating Lease on the part of Grantor to be performed or observed, then, without limiting the generality of the other provisions of this Deed of Trust, and without waiving or releasing Grantor from any of its obligations hereunder, Beneficiary shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Franchise Agreement or Operating Lease on the part of Grantor to be performed or observed to be promptly performed or observed on behalf of Grantor, to the end that the rights of Grantor in, to and under the Franchise Agreement and Operating Lease shall be kept unimpaired and free from default. Beneficiary and any Person designated by Beneficiary shall have, and are hereby granted, the right to enter upon the Trust Property at any time and from time to time for the purpose of taking any such action. If the franchisor under the Franchise Agreement or Lessee under an Operating Lease shall deliver to Beneficiary a copy of any notice sent to Grantor of default under the Franchise Agreement or Operating Lease, as applicable, such notice shall constitute full protection to Beneficiary for any action taken or omitted to be taken by Beneficiary in good faith, in reliance thereon. Grantor shall, from time to time, use its


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

best efforts to obtain from the franchisor or lessee under the Franchise Agreement such certificates of estoppel with respect to compliance by Grantor with the terms of the Franchise Agreement as may be requested by Beneficiary. Grantor shall exercise each individual option, if any, to extend or renew the term of the Franchise Agreement within four (4) months of the last day upon which any such option may be exercised, unless Beneficiary consents to the non-renewal of such Franchise Agreement in writing, and Grantor hereby expressly authorizes and appoints Grantor its attorney-in-fact to exercise any such option in the name of and upon behalf of Grantor, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.

          (g) Grantor covenants that it shall not, nor permit Operator, to sell or deliver rooms or suites and accept payment therefor for more than thirty (30) days in advance of delivery. Notwithstanding the foregoing, and provided no Event of Default has occurred, such payments made more than (30) days in advance of delivery ("LUMP SUM ADVANCE PAYMENTS") may be accepted by Grantor or Operator, so long as Grantor shall or shall cause Operator to deposit such payments in the Rent Account as provided in Section 5.01 hereof, provided that such deposit shall not be required during the O&M Operative Period. Beneficiary shall disburse from the Rent Account into the Central Account each month that portion of the Lump Sum Advance Payments on deposit in the Rent Account equal to the aggregate of Lump Sum Prepayments divided by the number of months for which such payments were accepted by Grantor or Operator.

          (h) Grantor shall fund and operate, or shall cause Operator to fund and operate, the Trust Property in a manner consistent with a hotel of the same type and category as the Trust Property and in compliance with any Franchise Agreement and Operating Lease.

          (i) Grantor shall maintain or cause Operator to maintain Inventory in kind and amount sufficient to meet hotel industry standards for hotels comparable to the Hotel and at levels sufficient for the operation of the Hotel at historic occupancy levels.


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          (j)  Grantor shall deliver to Beneficiary all notices of default or termination received by Grantor or Operator with respect to any Licenses and Permits, contracts, Property Agreements, Leases or insurance policies within three (3) Business Days of receipt of the same.

          (k) Grantor shall not permit any Equipment or other personal property to be removed from the Trust Property unless the removed item is consumed or sold on the ordinary course of business, removed temporarily for maintenance and repair, or, if removed permanently, replaced by an article of equivalent suitability and not materially less value, owned by Grantor free and clear of any lien.


                      ARTICLE VIII:  MAINTENANCE AND REPAIR

          Section 8.01. MAINTENANCE AND REPAIR OF THE TRUST PROPERTY; ALTERATIONS; REPLACEMENT OF EQUIPMENT. Grantor hereby covenants and agrees:

          (a) Grantor shall not (i) desert or abandon the Trust Property, (ii) change the use of the Trust Property or cause or permit the use or occupancy of any part of the Trust Property to be discontinued if such discontinuance or use change would violate any zoning or other law, ordinance or regulation; (iii) consent to or seek any lowering of the zoning classification, or greater zoning restriction affecting the Trust Property; or (iv) take any steps whatsoever to convert the Trust Property, or any portion thereof, to a condominium or cooperative form of ownership.

          (b) Grantor shall, at its expense, (i) take good care of the Trust Property including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Legal Requirements, (ii) in the ordinary course, exercising good business judgment and consistent with the Approved Operator Standard make all repairs to the Trust Property, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Trust Property in a manner appropriate for the facility and (iii) not commit or


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suffer to be committed any waste of the Trust Property or do or suffer to be done anything which will increase the risk of fire or other hazard to the Trust Property or impair the value thereof. Grantor shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Trust Property, clean and free from dirt, snow, ice, rubbish and obstructions. All repairs made by Grantor shall be made in a good and workmanlike manner, using materials consistent with the Approved Operator Standard and shall be equal or better in quality and class to the original work and shall comply with all applicable Legal Requirements and Insurance Requirements. To the extent any of the above obligations are obligations of tenants under Operating Leases or Pad Owners or other Persons under Property Agreements, Grantor may fulfill its obligations hereunder by causing such tenants, Pad Owners or other Persons, as the case may be, to perform their obligations thereunder. As used herein, the terms "repair" and "repairs" shall be deemed to include all necessary replacements.

          (c) Grantor shall not demolish, remove, construct, or, except as otherwise expressly provided herein, restore, or alter the Trust Property or any portion thereof, nor consent to or permit any such demolition, removal, construction, restoration, addition or alteration which would diminish the value of the Trust Property without Beneficiary's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed.

          (d) Grantor represents and warrants to Beneficiary that (i) there are no fixtures, machinery, apparatus, tools, equipment or articles of personal property attached or appurtenant to, or located on, or used in connection with the management, operation or maintenance of the Trust Property, except for the Equipment and equipment leased or owned by Grantor or Operator for the management, operation or maintenance of the Trust Property in accordance with the Loan Documents; (ii) the Equipment and the leased equipment constitutes all of the fixtures, machinery, apparatus, tools, equipment and articles of personal property necessary to the proper operation and maintenance of the Trust Property; and (iii) all of the Equipment is free and clear of all liens, except for the lien of this Deed of Trust and the Permitted Encumbrances. All rights, title and interest of Grantor in and to all extensions, improvements, betterment, renewals, appurtenances to, the Trust Property hereafter acquired


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by, or released to, Grantor or constructed, assembled or placed by Grantor in the Trust Property, and all changes and substitutions of the security constituted thereby, shall be and, in each such case, without any further mortgage, conveyance, assignment or other act by Beneficiary or Grantor, shall become subject to the lien and security interest of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in this Deed of Trust, but at any and all times Grantor shall execute and deliver to Beneficiary any documents Beneficiary may reasonably deem necessary or appropriate for the purpose of specifically subjecting the same to the lien and security interest of this Deed of Trust.

          (e) Notwithstanding the provisions of this Deed of Trust to the contrary, Grantor shall have the right, at any time and from time to time, to remove and dispose of Equipment which may have become obsolete or unfit for use or which is no longer useful in the management, operation or maintenance of the Trust Property. Grantor shall promptly replace any such Equipment so disposed of or removed with other Equipment of equal value and utility, free of any security interest or superior title, liens or claims; except that, if by reason of technological or other developments, replacement of the Equipment so removed or disposed of is not necessary or desirable for the proper management, operation or maintenance of the Trust Property, Grantor shall not be required to replace the same. All such replacements or additional equipment shall be deemed to constitute "Equipment" and shall be covered by the security interest herein granted.


           ARTICLE IX:  TRANSFER OR ENCUMBRANCE OF THE TRUST PROPERTY

          Section 9.01. OTHER ENCUMBRANCES. Grantor shall not further encumber or permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of the Trust Property or any part thereof or interest therein, including, without limitation, of the Rents therefrom. In addition, Grantor shall not further encumber and shall not permit the further encumbrance in any manner (whether by grant of a pledge, security interest or otherwise) of Grantor or any interest in Grantor except as expressly permitted pursuant to this Deed of Trust.


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          Section 9.02.  NO TRANSFER.  Grantor acknowledges that Beneficiary has examined and relied on the expertise of Grantor and, if applicable, each General Partner, in owning and operating properties such as the Trust Property in agreeing to make the Loan and will continue to rely on Grantor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for repayment of the Debt and Grantor acknowledges that Beneficiary has a valid interest in maintaining the value of the Trust Property. Grantor shall not Transfer, nor permit the Transfer of, (a) the Trust Property or any part thereof, or any interest therein or (b) any or all of the interests in Grantor, or if Grantor is a partnership, of any General Partner, without the prior written consent of Beneficiary, which consent Beneficiary may withhold in its sole and absolute discretion. Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Transfer without Beneficiary's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous Transfer.

          Section 9.03. DUE ON SALE. Beneficiary may declare the Debt immediately due and payable upon any Transfer or further encumbrance without Beneficiary's consent without regard to whether any impairment of its security or any increased risk of default hereunder can be demonstrated. This provision shall apply to every Transfer or further encumbrance of the Trust Property or any part thereof or interest in the Trust Property or in Grantor regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous Transfer or further encumbrance of the Trust Property or interest in Grantor.

          Section 9.04. PERMITTED SALE. Notwithstanding the foregoing provisions of this Article IX, Beneficiary shall consent to a one time Transfer of the Trust Property in its entirety (hereinafter, "SALE") provided that each of the following terms and conditions are, in the sole judgment of Beneficiary, satisfied: (i) no Default is then continuing hereunder; (ii) Grantor gives Beneficiary written notice of the terms of such prospective Sale not less than thirty (30) days before the date on which such Sale is scheduled to close and,


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concurrently therewith, gives Beneficiary all such information concerning the proposed transferee of the Trust Property (hereinafter, "BUYER") as Beneficiary would require in evaluating an initial extension of credit to a borrower and pays to Beneficiary a non-refundable application fee in the amount of $5,000;
(iii) Grantor pays Beneficiary, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Beneficiary in connection with the Sale, plus an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note; (iv) the Buyer assumes and agrees to pay the Debt subject to the provisions of the Note, this Deed of Trust and the other Loan Documents and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Beneficiary may require; (v) Grantor delivers to Beneficiary, without any cost or expense to Beneficiary, such endorsements to Beneficiary's title insurance policy, hazard insurance policy endorsements or certificates and other similar materials as Beneficiary may deem necessary or desirable at the time of the Sale, all in form and substance satisfactory to Beneficiary, including, without limitation, an endorsement or endorsements to Beneficiary's title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in clause (iv) above, with no additional exceptions added to such policy, and insuring that fee title to the Trust Property is vested in the Buyer; (vi) Grantor executes and delivers to Beneficiary, without any cost or expense to Beneficiary, a release of Beneficiary, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents, through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Beneficiary and shall be binding upon the Buyer; (vii) the Aggregate Debt Service Coverage and the loan to value ratio of the Trust Property (with the value of the Trust Property established as the price received by Grantor in consideration for such sale) are no less and no greater, respectively, than as of the Closing Date; (vii) in the event that the proposed Sale is to


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occur prior to a Securitization, Grantor shall have, in its sole and absolute discretion, consented to the Sale, and if the proposed Sale is to occur at any time after a Securitization, the Rating Agencies have provided to Beneficiary written confirmation that any rating issued in connection with a Securitization will not, as a result of the proposed Sale be downgraded from the current ratings thereof, qualified or withdrawn; (viii) such Sale is not construed so as to relieve Grantor of any personal liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and Grantor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of said personal liability; (ix) such Sale is not construed so as to relieve any Guarantor of its obligations under any guaranty or indemnity agreement executed in connection with the Loan and each such Guarantor executes, without any cost or expense to Beneficiary, such documents and agreements as Beneficiary shall reasonably require to evidence and effectuate the ratification of each such guaranty agreement, provided that if Buyer or a party associated with Buyer approved by Beneficiary in its sole discretion assumes the obligations of the current Guarantor under its guaranty and Buyer or such party associated with Buyer, as applicable, executes, without any cost or expense to Beneficiary, a new guaranty in similar form and substance to the existing guaranty and otherwise satisfactory to Beneficiary, then Beneficiary shall release the current Guarantor from all obligations arising under its guaranty after the closing of such Sale; and (x) Buyer is a Single Purpose Entity and Beneficiary receives a non-consolidation opinion relating to Buyer from Buyer's counsel, which opinion is in form and substance acceptable to Beneficiary.

                            ARTICLE X:  CERTIFICATES

          Section 10.01. ESTOPPEL CERTIFICATES. (a) After request by Beneficiary, Grantor, within fifteen (15) days and at its expense, will furnish Beneficiary with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, and the unpaid principal amount of the Note, (ii) the rate of interest of the Note, (iii) the date payments of interest and/or principal were last paid, (iv) any


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offsets or defenses to the payment of the Debt, and if any are alleged, the nature thereof, (v) that the Note and this Deed of Trust have not been modified or if modified, giving particulars of such modification and (vi) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

          (b) Within fifteen (15) days after written request by Grantor, not more than four times a year Beneficiary shall furnish to Grantor a written statement confirming the amount of the Debt, the maturity date of the Note, the date to which interest has been paid, and whether any Event of Default or other Default has occurred and is then continuing.

          (c) Grantor shall use all reasonable efforts to obtain estoppels from tenants that may be required hereunder or under the Loan Documents.


                              ARTICLE XI:  NOTICES

          Section 11.01. NOTICES. Any notice, demand, statement, request or consent made hereunder shall be in writing and delivered personally or sent to the party to whom the notice, demand or request is being made by Federal Express or other nationally recognized overnight delivery service, as follows and shall be deemed given when delivered personally or one (1) Business Day after being deposited with Federal Express or such other nationally recognized delivery service:

          If to Beneficiary:  To Beneficiary, at the address first written above,

                              with a copy to:

                              Brown & Wood LLP
                              One World Trade Center
                              New York, New York  10048-0557
                              Attn:  John L. Kelly, Esq.


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

          If to Grantor: To Grantor, at the address set forth on the signature page hereto,

                              with copy to:

                              James M. Duncan, Esq.
                              703 McKinney Avenue
                              Suite 432
                              Dallas, Texas 75202

or such other address as either Grantor or Beneficiary shall hereafter specify by not less than ten (10) days prior written notice as provided herein, provided, however, that notwithstanding any provision of this Article to the contrary, such notice of change of address shall be deemed given only upon actual receipt thereof. Rejection or other refusal to accept or the inability to deliver because of changed addresses of which no notice was given as herein required.


                          ARTICLE XII:  INDEMNIFICATION

          Section 12.01. INDEMNIFICATION COVERING TRUST PROPERTY. In addition, and without limitation, to any other provision of this Deed of Trust or any other Loan Document, Grantor shall protect, indemnify and save harmless Beneficiary and its successors and assigns, and each of their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expense (including, without limitation, reasonable attorneys' fees and expenses, whether incurred within or outside the judicial process), imposed upon or incurred by or asserted against Beneficiary and its assigns, or any of their agents, employees, officers or directors, by reason of (a) ownership of this Deed of Trust, the Assignment, the Trust Property or any part thereof or any interest therein or receipt of any Rents; (b) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about the Trust Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (c) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, the Trust Property or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways; (d)


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any failure on the part of Grantor to perform or comply with any of the terms of this Deed of Trust or the Assignment; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Trust Property or any part thereof; (f) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any Lease or other transaction involving the Trust Property or any part thereof; (g) any Imposition including, without limitation, any Imposition attributable to the execution, delivery, filing, or recording of any Loan Document, Lease or memorandum thereof; (h) any lien or claim arising on or against the Trust Property or any part thereof under any Legal Requirement or any liability asserted against Beneficiary with respect thereto; (i) any claim arising out of or in any way relating to any tax or other imposition on the making and/or recording of this Deed of Trust, the Note or any of the other Loan Documents, (j) a Default under Sections 2.02(f) or 2.02(g) hereof or (k) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Notwithstanding the foregoing provisions of this Section 12.01 to the contrary, Grantor shall have no obligation to indemnify Beneficiary pursuant to this Section 12.01 for liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result from Beneficiary's, and its successors' or assigns', willful misconduct or gross negligence. Any amounts payable to Beneficiary by reason of the application of this Section 12.01 shall constitute a part of the Debt secured by this Deed of Trust and other Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date the liability, obligation, claim, cost or expense is sustained by Beneficiary, as applicable, until paid. The provisions of this Section 12.01 shall survive the termination of this Deed of Trust whether by repayment of the Debt, foreclosure or delivery of a deed in lieu thereof, assignment or otherwise.


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                             ARTICLE XIII:  DEFAULTS

          Section 13.01. EVENTS OF DEFAULT. The Debt shall become immediately due at the option of Beneficiary upon any one or more of the following events ("EVENT OF DEFAULT"):

               (a) if the final payment or prepayment premium, if any, due under the Note shall not be paid on Maturity;

               (b) if any monthly payment of interest and/or principal due under the Note (other than the sums described in (a) above) shall not be fully paid on the date upon which the same is due and payable thereunder;

               (c) if payment of any sum (other than the sums described in (a) above or (b) above) required to be paid pursuant to the Note, this Deed of Trust or any other Loan Document shall not be paid within five
          (5) days after Beneficiary delivers written notice to Grantor that same is due and payable thereunder or hereunder;

               (d) if Grantor, Guarantor or, if Grantor or Guarantor is a partnership, any general partner of Grantor or Guarantor shall institute or cause to be instituted any proceeding for the termination or dissolution of Grantor, Guarantor or any such general partner;

               (e) if the insurance policies required hereunder are not kept in full force and effect, or if the insurance policies are not assigned and delivered to Beneficiary as herein provided;

               (f) if Grantor or Guarantor attempts to assign its rights under this Deed of Trust or any other Loan Document or any interest herein or therein, or if any Transfer occurs other than in accordance with the provisions hereof;

               (g) if any representation or warranty of Grantor or Guarantor made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or agreement furnished to Beneficiary shall prove false or misleading in any material respect;


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               (h)  if Grantor, Guarantor or any general partner of Grantor or
          Guarantor shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due;

               (i) if a receiver, liquidator or trustee of Grantor, Guarantor or any general partner of Grantor or Guarantor shall be appointed or if Grantor, Guarantor or their respective general partners shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Grantor, Guarantor or their respective general partners or if any proceeding for the dissolution or liquidation of Grantor, Guarantor or their respective general partners shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Grantor, Guarantor or their respective general partners, as applicable, upon the same not being discharged, stayed or dismissed within sixty (60) days or if Grantor, Guarantor or their respective general partners shall generally not be paying its debts as they become due;

               (j) if Grantor shall be in default beyond any notice or grace period, if any, under any other mortgage or deed of trust or security agreement covering any part of the Trust Property without regard to its priority relative to this Deed of Trust; provided, however, this provision shall not be deemed a waiver of the provisions of Article IX prohibiting further encumbrances affecting the Trust Property or any other provision of this Deed of Trust;

               (k) if the Trust Property becomes subject (i) to any lien which is superior to the lien of this Deed of Trust, other than a lien for real estate taxes and assessments not due and payable, or (ii) to any mechanic's, materialman's or other lien which is or is asserted to be superior to the lien of this Deed of Trust, and such lien shall remain undischarged (by payment, bonding, or otherwise) for ten (10) Business Days unless contested in accordance with the terms hereof;


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               (l)  if Grantor discontinues the operation of the Trust Property or any part thereof for reasons other than repair or restoration arising from a casualty or condemnation for ten (10) days or more;

               (m) except as permitted in this Deed of Trust, any material alteration, demolition or removal of any of the Improvements without the prior consent of Beneficiary;

               (n) if any Franchise Agreement or Operating Lease is terminated, other than a termination of an Operating Lease by Beneficiary in accordance with the terms of this Deed of Trust or a termination by an Operator under an Existing Operating Lease without a substitute operator which as been approved by Grantee;

               (o) if Grantor consummates a transaction which would cause this Deed of Trust or Beneficiary's rights under this Deed of Trust, the Note or any other Loan Document to constitute a non-exempt prohibited transaction under ERISA or result in a violation of a state statute regulating government plans subjecting Beneficiary to liability for a violation of ERISA or a state statute;

               (p) if an Event of Default shall occur under any of the other Cross-collateralized Deed of Trusts; or

               (q) if Grantor shall be in default under any of the other terms, covenants or conditions of the Note (other than as set forth in (a) through (p) above), this Deed of Trust or any other Loan Document, other than as set forth in (a) through (p) above, for ten (10) Business Days after notice from Beneficiary in the case of any default which can be cured by the payment of a sum of money, or for thirty
          (30) days after notice from Beneficiary in the case of any other default or an additional thirty (30) days if Grantor is diligently and continuously effectuating a cure of a curable non-monetary default, other than as set forth in (a) through (p) above.

          Section 13.02. REMEDIES. (a) Upon the occurrence and during the continuance of any Event of Default, Beneficiary may, in addition to any other rights or remedies available to it


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hereunder or under any other Loan Document, at law or in equity, take such action, without notice or demand, as it reasonably deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property or any one or more of the Cross-collateralized Properties or any one or more of them, including, but not limited to, the following actions, each of which may be pursued singly, concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting any other rights and remedies of Beneficiary hereunder, at law or in equity: (i) declare all or any portion of the unpaid Debt to be immediately due and payable; provided, however, that upon the occurrence of any of the events specified in Section 13.01(i), the entire Debt will be immediately due and payable without notice or demand or any other declaration of the amounts due and payable; or (ii) bring an action to foreclose this Deed of Trust and without applying for a receiver for the Rents, but subject to the rights of the tenants under the Leases, enter into or upon the Trust Property or any part thereof, either personally or by its agents, nominees or attorneys, and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Trust Property and conduct the business thereat, (B) make alterations, additions, renewals, replacements and improvements to or on the Trust Property or any part thereof, (C) exercise all rights and powers of Grantor with respect to the Trust Property or any part thereof, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Trust Property and every part thereof, and (D) apply the receipts from the Trust Property or any part thereof to the payment of the Debt, after deducting therefrom all expenses (including, without limitation, reasonable attorneys' fees and disbursements) reasonably incurred in connection with the aforesaid operations and all amounts necessary to pay the Impositions, insurance and other charges in connection with the Trust Property or any part thereof, as well as just and reasonable compensation for the services of Beneficiary's third-party agents; or (iii) have an appraisal or other valuation of the Trust Property or any part thereof performed by an Appraiser (and Grantor covenants and agrees it shall cooperate in


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causing any such valuation or appraisal to be performed) and any cost or expense incurred by Beneficiary in connection therewith shall constitute a portion of the Debt and be secured by this Deed of Trust and shall be immediately due and payable to Beneficiary with interest, at the Default Rate, until the date of receipt by Beneficiary; or (iv) sell the Trust Property or institute proceedings for the complete foreclosure of this Deed of Trust, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Deed of Trust in which case the Trust Property or any part thereof may be sold for cash or credit in one or more parcels; or (v) with or without entry, and to the extent permitted and pursuant to the procedures provided by applicable Legal Requirements, institute proceedings for the partial foreclosure of this Deed of Trust, or take such other action as may be allowed pursuant to Legal Requirements, at law or in equity, for the enforcement of this Deed of Trust for the portion of the Debt then due and payable, subject to the lien of this Deed of Trust continuing unimpaired and without loss of priority so as to secure the balance of the Debt not then due; or (vi) sell the Trust Property or any part thereof and any or all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, in whole or in parcels, in any order or manner, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, at the discretion of Beneficiary, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents, or any of them; or
(viii) recover judgment on the Note or any guaranty either before, during or after (or in lieu of) any proceedings for the enforcement of this Deed of Trust or (ix) apply, or instruct Deed Trustee to apply, EX PARTE, for the appointment of a custodian, trustee, receiver, liquidator or conservator of the Trust Property or any part thereof, irrespective of the adequacy of the security for the Debt and without regard to the solvency of Grantor or of any Person liable for the payment of the Debt, to which appointment Grantor does hereby consent and such receiver or other official shall have all rights and powers permitted by applicable law and such other


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rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Beneficiary to receive the Rent with respect to any of the Trust Property pursuant to this Deed of Trust or the Assignment; or (x) require, at Beneficiary's option, Grantor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Grantor and may require Grantor to vacate and surrender possession to Beneficiary of the Trust Property or to such receiver and Grantor may be evicted by summary proceedings or otherwise; or (xi) without notice to Grantor (A) apply all or any portion of the cash collateral in the Basic Carrying Costs Sub-Account, including any interest and/or earnings therein, to carry out the obligations of Grantor under this Deed of Trust and the other Loan Documents, to protect and preserve the Trust Property and for any other purpose permitted under this Deed of Trust and the other Loan Documents and/or (B) have all or any portion of such cash collateral immediately paid to Beneficiary to be applied against the Debt in the order and priority set forth in the Note; or (xii) pursue any or all such other rights or remedies as Beneficiary may have under applicable law or in equity; provided, however, that the provisions of this Section 13.02(a) shall not be construed to extend or modify any of the notice requirements or grace periods provided for hereunder or under any of the other Loan Documents. Grantor hereby waives, to the fullest extent permitted by Legal Requirements, any defense Grantor might otherwise raise or have by the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights in any proceeding instituted by Beneficiary.

          (b) Any time after an Event of Default Beneficiary shall have the power to sell the Trust Property or any part thereof at public auction, in such manner, at such time and place, upon such terms and conditions, and upon such public notice as Beneficiary may deem best for the interest of Beneficiary, or as may be required or permitted by applicable law, consisting of advertisement in a newspaper of general circulation in the jurisdiction and for such period as applicable law may require and at such other times and by such other methods, if any, as may be required by law to convey the Trust Property in fee simple by


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Beneficiary's deed with special warranty of title to and at the cost of the purchaser, who shall not be liable to see to the application of the purchase money. The proceeds or avails of any sale made under or by virtue of this
Section 13.02, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this
Section 13.02 or otherwise, shall be applied as follows:

               First: To the payment of the third-party costs and expenses reasonably incurred in connection with any such sale and to advances, fees and expenses, including, without limitation, reasonable fees and expenses of Beneficiary's legal counsel as applicable, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances reasonably made or incurred by Beneficiary under this Deed of Trust, together with interest as provided herein on all such advances made by Beneficiary, and all Impositions, except any Impositions or other charges subject to which the Trust Property shall have been sold;

               Second: To the payment of the whole amount then due, owing and unpaid under the Note for principal and interest thereon, with interest on such unpaid principal at the Default Rate from the date of the occurrence of the earliest Event of Default that formed a basis for such sale until the same is paid;

               Third: To the payment of any other portion of the Debt required to be paid by Grantor pursuant to any provision of this Deed of Trust, the Note, or any of the other Loan Documents; and

               Fourth: The surplus, if any, to Grantor unless otherwise required by Legal Requirements.

Beneficiary and any receiver or custodian of the Trust Property or any part thereof shall be liable to account for only those rents, issues, proceeds and profits actually received by it.

          (c) Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by


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announcement at the time and place appointed for such sale or for such adjourned sale or sales and, except as otherwise provided by any applicable provision of Legal Requirements, Beneficiary or Deed Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

          (d) Upon the completion of any sale or sales made by Beneficiary or Deed Trustee under or by virtue of this Section 13.02, Beneficiary, or any officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, granting, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney-in-fact of Grantor (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold and for that purpose Beneficiary and Deed Trustee may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more Persons with like power, Grantor hereby ratifying and confirming all that its said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Grantor, if so requested by Beneficiary, shall ratify and confirm any such sale or sales by executing and delivering to Beneficiary, or to such purchaser or purchasers all such instruments as may be advisable, in the sole judgement of Beneficiary, for such purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Section 13.02, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the property and rights so sold, and shall, to the fullest extent permitted under Legal Requirements, be a perpetual bar, both at law and in equity against Grantor and against any and all Persons claiming or who may claim the same, or any part thereof, from, through or under Grantor.

          (e)  In the event of any sale made under or by virtue of this Section
13.02 (whether made under the power of sale herein


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granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), the entire Debt immediately thereupon shall, anything in the Loan Documents to the contrary notwithstanding, become due and payable.

          (f) Upon any sale made under or by virtue of this Section 13.02 (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or a judgment or decree of foreclosure and sale), Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and the costs of the action.

          (g) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or any part thereof or upon any other property of Grantor shall release the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired until all amounts due under the Note, this Deed of Trust and the other Loan Documents are paid in full.

          Section 13.03. PAYMENT OF DEBT AFTER DEFAULT. If following the occurrence of any Event of Default, Grantor shall tender payment of an amount sufficient to satisfy the Debt in whole or in part at any time prior to a foreclosure sale of the Trust Property, and if at the time of such tender prepayment of the principal balance of the Note is not permitted by the Note, Grantor shall, in addition to the entire Debt, also pay to Beneficiary a sum equal to interest which would have accrued on the principal balance of the Note at the Interest Rate from the date of such tender to the earlier of (a) the Maturity Date or (b) the first day of the period during which prepayment of the principal balance of the Note would have been permitted together with a prepayment consideration equal to the prepayment consideration which would have been payable as of the first day of the period during which prepayment would have been permitted. If at the time of such tender, prepayment of the principal balance of the Note is permitted, such tender by Grantor shall be deemed to be a voluntary prepayment of the principal balance of the Note, and Grantor shall, in addition to the entire Debt, also


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pay to Beneficiary the applicable prepayment consideration specified in the
Note and this Deed of Trust.

          Section 13.04. POSSESSION OF THE TRUST PROPERTY. Upon the occurrence of any Event of Default hereunder and the acceleration of the Debt or any portion thereof, Grantor, if an occupant of the Trust Property or any part thereof, upon demand of Beneficiary, shall immediately surrender possession of the Trust Property (or the portion thereof so occupied) to Beneficiary, and if Grantor is permitted to remain in possession, the possession shall be as a month-to-month tenant of Beneficiary and, on demand, Grantor shall pay to Beneficiary monthly, in advance, a reasonable rental for the space so occupied and in default thereof Grantor may be dispossessed. The covenants herein contained may be enforced by a receiver of the Trust Property or any part thereof. Nothing in this Section 13.04 shall be deemed to be a waiver of the provisions of this Deed of Trust making the Transfer of the Trust Property or any part thereof without Beneficiary's prior written consent an Event of Default.

          Section 13.05. INTEREST AFTER DEFAULT. If any amount due under the Note, this Deed of Trust or any of the other Loan Documents is not paid within any applicable notice and grace period after same is due, whether such date is the stated due date, any accelerated due date or any other date or at any other time specified under any of the terms hereof or thereof, then, in such event, Grantor shall pay interest on the amount not so paid from and after the date on which such amount first becomes due at the Default Rate; and such interest shall be due and payable at such rate until the earlier of the cure of all Events of Default or the payment of the entire amount due to Beneficiary, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed of Trust. All unpaid and accrued interest shall be secured by this Deed of Trust as part of the Debt. Nothing in this Section
13.05 or in any other provision of this Deed of Trust shall constitute an extension of the time for payment of the Debt.

          Section 13.06. GRANTOR'S ACTIONS AFTER DEFAULT. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Beneficiary to obtain judgment for the Debt, or of any other nature in aid of the enforcement of the Loan Documents, Grantor


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will (a) after receipt of notice of the institution of any such action, waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding, and (b) if required by Beneficiary, consent to the appointment of a receiver or receivers of the Trust Property or any part thereof and of all the earnings, revenues, rents, issues, profits and income thereof.

          Section 13.07. CONTROL BY BENEFICIARY AFTER DEFAULT. Notwithstanding the appointment of any custodian, receiver, liquidator or trustee of Grantor, or of any of its property, or of the Trust Property or any part thereof, to the extent permitted by Legal Requirements, Beneficiary shall be entitled to obtain possession and control of all property now and hereafter covered by this Deed of Trust and the Assignment in accordance with the terms hereof.

          Section 13.08. RIGHT TO CURE DEFAULTS. (a) Upon the occurrence of any Event of Default, Beneficiary or its agents may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary and its agents are authorized to enter upon the Trust Property or any part thereof for such purposes, or appear in, defend, or bring any action or proceedings to protect Beneficiary's interest in the Trust Property or any part thereof or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 13.08, shall constitute a portion of the Debt and shall be immediately due and payable to Beneficiary upon demand. All such costs and expenses incurred by Beneficiary or its agents in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period from the date so demanded to the date of payment to Beneficiary. All such costs and expenses incurred by Beneficiary or its agents together with interest thereon calculated at the above rate shall be deemed to constitute a portion of the Debt and be secured by this Deed of Trust.


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          (b)  If Beneficiary makes any payment or advance that Beneficiary is authorized by this Deed of Trust to make in the place and stead of Grantor (i) relating to the Impositions or tax liens asserted against the Trust Property, Beneficiary may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of the bill, statement or estimate or into the validity of any of the Impositions or the tax liens or claims thereof; (ii) relating to any apparent or threatened adverse title, lien, claim of lien, encumbrance, claim or charge, Beneficiary will be the sole judge of the legality or validity of same; or (iii) relating to any other purpose authorized by this Deed of Trust but not enumerated in this
Section 13.08, Beneficiary may do so whenever, in its judgment and discretion, the payment or advance seems necessary or desirable to protect the Trust Property and the full security interest intended to be created by this Deed of Trust. In connection with any payment or advance made pursuant to this Section 13.08, Beneficiary has the option and is authorized, but in no event shall be obligated, to obtain a continuation report of title prepared by a title insurance company. The payments and the advances made by Beneficiary pursuant to this Section 13.08 and the cost and expenses of said title report will be due and payable by Grantor on demand, together with interest at the Default Rate, and will be secured by this Deed of Trust.

          Section 13.09. LATE PAYMENT CHARGE. If any portion of the Debt is not paid in full within five (5) days after the date on which it is due and payable hereunder, Grantor shall pay to Beneficiary an amount equal to three percent (3%) of such unpaid portion of the Debt (the "Late Charge") to defray the expense incurred by Beneficiary in handling and processing such delinquent payment, and such amount shall constitute a part of the Debt.

          Section 13.10. RECOVERY OF SUMS REQUIRED TO BE PAID. Beneficiary shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due and payable hereunder (after the expiration of any grace period or the giving of any notice herein provided, if any), without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of foreclosure, or any other


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action, for a default or defaults by Grantor existing at the time such earlier action was commenced.

          Section 13.11. MARSHALLING AND OTHER MATTERS. Grantor hereby waives, to the fullest extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement, redemption (both equitable and statutory) and homestead laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Nothing herein or in any other Loan Document shall be construed as requiring Beneficiary to resort to any particular Cross-collateralized Property for the satisfaction of the Debt in preference or priority to any other Cross-collateralized Property but Beneficiary may seek satisfaction out of all the Cross-collateralized Properties or any part thereof in its absolute discretion. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Grantor, whether equitable or statutory and on behalf of each and every Person acquiring any interest in or title to the Trust Property or any part thereof subsequent to the date of this Deed of Trust and on behalf of all Persons to the fullest extent permitted by applicable law.

          Section 13.12. TAX REDUCTION PROCEEDINGS. After an Event of Default, Grantor shall be deemed to have appointed Beneficiary as its attorney-in-fact to seek a reduction or reductions in the assessed valuation of the Trust Property for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable for so long as any part of the Debt remains unpaid and any Event of Default shall be continuing.

          Section 13.13.  GENERAL PROVISIONS REGARDING REMEDIES.

          (a) RIGHT TO TERMINATE PROCEEDINGS. Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in Section 13.02 at any time before the conclusion thereof, as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.


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          (b)  NO WAIVER OR RELEASE.  The failure of Beneficiary to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation contained in the Loan Documents. No acceptance by Beneficiary of any payment after the occurrence of an Event of Default and no payment by Beneficiary of any payment or obligation for which Grantor is liable hereunder shall be deemed to waive or cure any Event of Default. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Grantor or any other Person, shall operate to release or in any manner affect the interest of Beneficiary in the Trust Property or the liability of Grantor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated.

          (c) NO IMPAIRMENT; NO RELEASES. The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

          (d) EFFECT ON JUDGMENT. No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon any Trust Property or any portion thereof shall affect in any manner or to any extent the lien of the other Cross-collateralized Deed of Trusts upon the remaining Cross-collateralized Properties or any portion thereof, or any rights, powers or remedies of Beneficiary hereunder or thereunder. Such lien, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

          (e) CERTAIN MATTERS RELATING TO CERTAIN STATES. With respect to any Trust Property in a State in which there are certain matters relating to the exercise of remedies in Article XVIII hereof, such Article shall govern with respect to the exercise of any remedies under this Article XIII, as applicable.


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                   ARTICLE XIV:  COMPLIANCE WITH REQUIREMENTS

          Section 14.01.  COMPLIANCE WITH LEGAL REQUIREMENTS.   (a)  Grantor
shall promptly comply with all present and future Legal Requirements, foreseen and unforeseen, ordinary and extraordinary, whether requiring structural or nonstructural repairs or alterations including, without limitation, all zoning, subdivision, building, safety and environmental protection, land use and development Legal Requirements, all Legal Requirements which may be applicable to the curbs adjoining the Trust Property or to the use or manner of use thereof, and all rent control, rent stabilization and all other similar Legal Requirements relating to rents charged and/or collected in connection with the Leases. Grantor represents and warrants that the Trust Property is in compliance in all material respects with all Legal Requirements as of the date hereof, no notes or notices of violations of any Legal Requirements have been entered or received by Grantor and to best of Grantor's knowledge, there is no basis for the entering of such note or notices.

          (b) Grantor shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, without cost or expense to Beneficiary or Deed Trustee, the validity or application of any Legal Requirement and to suspend compliance therewith if permitted under applicable Legal Requirements, provided (i) failure to comply therewith may not subject Beneficiary or Deed Trustee to any civil or criminal liability, (ii) prior to and during such contest, Grantor shall furnish to Beneficiary security reasonably satisfactory to Beneficiary, in its discretion, against loss or injury by reason of such contest or non-compliance with such Legal Requirement,
(iii) no Default or Event of Default shall exist during such proceedings and such contest shall not otherwise violate any of the provisions of any of the Loan Documents, (iv) such contest shall not, (unless Grantor shall comply with the provisions of clause (ii) of this Section 14.01(b)) subject the Trust Property to any lien or encumbrance the enforcement of which is not suspended or otherwise affect the priority of the lien of this Deed of Trust; (v) such contest shall not affect the ownership, use or occupancy of the Trust Property;
(vi) the Trust Property or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by


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Grantor; (vii) Grantor shall give Beneficiary prompt notice of the commencement of such proceedings and, upon request by Beneficiary, notice of the status of such proceedings and/or confirmation of the continuing satisfaction of the conditions set forth in clauses (i)-(vi) of this Section 14.01(b); and (viii) upon a final determination of such proceeding, Grantor shall take all steps necessary to comply with any requirements arising therefrom.

          (c) Grantor shall at all times comply with all applicable Legal Requirements with respect to the construction, use and maintenance of any vaults adjacent to the Trust Property. If by reason of the failure to pay taxes, assessments, charges, permit fees, franchise taxes or levies of any kind or nature, the continued use of the vaults adjacent to Trust Property or any part thereof is discontinued, Grantor nevertheless shall, with respect to any vaults which may be necessary for the continued use of the Trust Property, take such steps (including the making of any payment) to insure the continued use of vaults or replacements.

          Section 14.02. COMPLIANCE WITH RECORDED DOCUMENTS; NO FUTURE GRANTS. Grantor shall promptly perform and observe or cause to be performed and observed, all of the terms, covenants and conditions of all Property Agreements and all things necessary to preserve intact and unimpaired any and all appurtenances or other interests or rights affecting the Trust Property.


                        ARTICLE XV:  PREPAYMENT; RELEASE

          Section 15.01. PREPAYMENT. (a) Except as set forth in the Note, and this Section 15.01 and except with respect to prepayments arising from the application of Loss Proceeds, no prepayment of the Debt may be made in whole or in part.

          (b) (i) At any time subsequent to the Optional Prepayment Date, Grantor may prepay the Loan in whole, or from time to time, in part, as of the last day of an Interest Accrual Period, in accordance with the following provisions:


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                 (i)     Beneficiary shall have received from Grantor, not less
          than fifteen (15) days', nor more than ninety (90) days', prior written notice specifying the date proposed for such prepayment and the amount which is to be prepaid which proposed date shall be a Payment Date.

                (ii) Grantor shall also pay to Beneficiary all interest due through and including the last day of the Interest Accrual Period ending on the day prior to the Payment Date in which such prepayment is being made, together with any and all other amounts due and owing pursuant to the terms of the Note, this Deed of Trust or the other Loan Documents.

               (iii) No Event of Default shall have occurred and be continuing.

                (iv) Grantor shall pay Beneficiary a prepayment fee in an amount equal to one percent (1%) of the amount of such prepayment.

                 (v) Any partial prepayment of the Principal Amount, including, without limitation, Unscheduled Payments, shall be applied to the installments of principal last due hereunder and shall not release or relieve Grantor from the obligation to pay the regularly scheduled installments of principal becoming due under the Note.

          Notwithstanding anything to the contrary contained herein, subsequent to the Payment Date in March 1998, Grantor shall not be required to pay the prepayment fee set forth in subsection (iv) hereof.

          Section 15.02. RELEASE OF TRUST PROPERTY. If (A) Grantor makes a prepayment pursuant to Section 15.01(c) hereof or (C) if Beneficiary applies Loss Proceeds from the Trust Property towards the repayment of the Debt, Beneficiary shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to Grantor a release of this Deed of Trust (a "RELEASE") in recordable form with respect to the Trust Property:


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          (a)  If such prepayment is a prepayment in part, but not in whole,
Beneficiary shall have received on the date proposed for such prepayment an amount equal to the greater of (i) the sum of (A) one hundred percent (100%) of the Allocated Loan Amount, plus (B) twenty-five percent (25%) of the Initial Allocated Loan Amount and (ii) ninety percent (90%) of the gross sales price or gross refinancing proceeds of the Trust Property (the "RELEASE PRICE").

          (b) In the event of a prepayment pursuant to Section 15.01(c) hereof (except for prepayment, as applicable, which are made contemporaneously with the application of Loss Proceeds towards the payment of the Debt where such Loss Proceeds constitute at least fifty percent (50%) of the Release Price), Beneficiary shall have received from Grantor evidence in form and substance satisfactory to Beneficiary that the pro forma Aggregate Debt Service Coverage of all Cross-collateralized Properties immediately following the Release is at least equal to the greater of the Aggregate Debt Service Coverage as of the Closing Date and the Aggregate Debt Service Coverage immediately prior to effecting such Release, accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects.

          (c) Grantor shall, at its sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Beneficiary, and Grantor shall pay all costs reasonably incurred by Beneficiary (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs or endorsement premiums) in connection with the review, execution and delivery of the Release.

          (d)  No Event of Default has occurred and is continuing.


                     ARTICLE XVI:  ENVIRONMENTAL COMPLIANCE

          Section 16.01. COVENANTS, REPRESENTATIONS AND WARRANTIES. (a) Grantor has not, at any time, and, to Grantor's best knowledge after due inquiry and investigation, except as set forth in the Environmental Report, no other Person has at any


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time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials on, to or from the Premises or any other real property owned and/or occupied by Grantor, and Grantor does not intend to and shall not use the Trust Property or any part thereof or any such other real property for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials, except for use and storage for use of heating oil, cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Trust Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or Environmental Statutes or be the basis for a lien against the Trust Property or any part thereof. In addition, without limitation to the foregoing provisions, Grantor represents and warrants that, to the best of its knowledge, after due inquiry and investigation, except as previously disclosed in writing to Beneficiary, there is no asbestos in, on, over, or under all or any portion of the fire-proofing or any other portion of the Trust Property.

          (b) Grantor, to the best of its knowledge, after due inquiry and investigation, knows of no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on, under or adjacent to the Trust Property or any part thereof or any other real property owned and/or occupied by Grantor, or onto lands from which such Hazardous Materials might seep, flow or drain into such waters, except as disclosed in the Environmental Report.

          (c) Grantor shall not permit any Hazardous Materials to be handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or to be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise


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disposed of or dealt with on, under, to or from the Trust Property or any portion thereof at any time, except for use and storage for use of heating oil, ordinary cleaning fluids, pesticides and other substances customarily used in the operation of properties that are being used for the same purposes as the Trust Property is presently being used, provided such use and/or storage for use is in compliance with the requirements hereof and the other Loan Documents and does not give rise to liability under applicable Legal Requirements or be the basis for a lien against the Trust Property or any part thereof.

          (d) Grantor represents and warrants that no actions, suits, or proceedings have been commenced, or are pending, or to the best knowledge of Grantor, are threatened in writing with respect to any Legal Requirement governing the use, manufacture, storage, treatment, transportation, or processing of Hazardous Materials with respect to the Trust Property or any part thereof. Grantor has received no notice of, and, except as disclosed in the Environmental Report, after due inquiry and investigation has no knowledge of any fact, condition, occurrence or circumstance which with notice or passage of time or both would give rise to a claim under or pursuant to any Environmental Statute pertaining to Hazardous Materials on, in, under or originating from the Trust Property or any part thereof or any other real property owned or occupied by Grantor or arising out of the conduct of Grantor, including, without limitation, pursuant to any Environmental Statute.

          (e) Grantor has not waived any Person's liability with regard to the Hazardous Materials in, on, under or around the Trust Property, nor has Grantor retained or assumed, contractually or by operation of law, any other Person's liability relative to Hazardous Materials or any claim, action or proceeding relating thereto.

          (f) In the event that there shall be filed a lien against the Trust Property or any part thereof pursuant to any Environmental Statute pertaining to Hazardous Materials, Grantor shall, within sixty (60) days or, in the event that the applicable Governmental Authority has commenced steps to cause the Premises or any part thereof to be sold pursuant to the lien, within fifteen (15) days, from the date that Grantor receives notice of such lien, either (i) pay the claim and remove the lien


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from the Trust Property, or (ii) furnish (A) a bond satisfactory to
Beneficiary in the amount of the claim out of which the lien arises, (B) a cash deposit in the amount of the claim out of which the lien arises, or (C) other security reasonably satisfactory to Beneficiary in an amount sufficient to discharge the claim out of which the lien arises.

          (g) Grantor represents and warrants that (i) except as disclosed in the Environmental Report, Grantor has no knowledge of any violation of any Environmental Statute or any Environmental Problem in connection with the Trust Property, nor has Grantor been requested or required by any Governmental Authority to perform any remedial activity or other responsive action in connection with any Environmental Problem and (ii) neither the Trust Property nor any other property owned by Grantor is included or, to Grantor's best knowledge, after due inquiry and investigation, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "Problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or, to Grantor's knowledge, after due inquiry and investigation, proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute, if any, or issued by any other Governmental Authority. Grantor covenants that Grantor will comply with all Environmental Statutes affecting or imposed upon Grantor or the Trust Property.

          (h) Grantor covenants that it shall promptly notify Beneficiary of the presence and/or release of such Hazardous Material and of any request for information or any inspection of the Trust Property or any part thereof by any Governmental Authority with respect to any Hazardous Materials and provide Beneficiary with copies of such request and any response to any such request or inspection. Grantor covenants that it shall, in compliance with applicable Legal Requirements, conduct and complete all investigations, studies, sampling and testing (and promptly shall provide Beneficiary with copies of any such studies and the results of any such test) and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof in accordance with all such


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Legal Requirements applicable to the Trust Property or any part thereof to the satisfaction of Beneficiary.

          (i) Following the occurrence of an Event of Default hereunder, and without regard to whether Beneficiary shall have taken possession of the Trust Property or a receiver has been requested or appointed or any other right or remedy of Beneficiary has or may be exercised hereunder or under any other Loan Document, Beneficiary shall have the right (but no obligation) to conduct such investigations, studies, sampling and/or testing of the Trust Property or any part thereof as Beneficiary may, in its discretion, and consistent with reasonable safety standards, determine to conduct, relative to Hazardous Materials. All costs and expenses incurred in connection therewith including, without limitation, consultants' fees and disbursements and laboratory fees, shall constitute a part of the Debt and shall, upon demand by Beneficiary, be immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Beneficiary until reimbursed. Grantor shall, at its sole cost and expense, fully and expeditiously cooperate in all such investigations, studies, samplings and/or testings, including without limitation, providing all relevant information and making knowledgeable people available for interviews.

          (j) Grantor represents and warrants that the paint and painted surfaces existing within the interior or on the exterior of the Trust Property are not flaking, peeling, cracking, blistering, or chipping, and do not contain unlawful amounts of lead or are maintained in a condition that prevents exposure of young children to lead-based paint, as of the date hereof, and that the current inspections, operation, and maintenance program at the Trust Property with respect to lead-based paint is consistent with FNMA guidelines and sufficient to ensure that all painted surfaces within the Trust Property shall be maintained in a condition that prevents exposure of residents to lead-based paint. To Grantor's knowledge, there have been no claims for adverse health effects from exposure on the Trust Property to lead-based paint or requests for the investigation, assessment or removal of lead-based paint at the Trust Property.

          (k) Grantor represents and warrants that except in accordance with all applicable Environmental Statutes and as


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disclosed in the Environmental Report, (i) no underground treatment or storage tanks or pumps or water, gas, or oil wells are or have been located about the Trust Property, (ii) no PCBs or transformers, capacitors, ballasts or other equipment that contain dielectric fluid containing PCBs are located about the Trust Property, (iii) no insulating material containing urea formaldehyde is located about the Trust Property and (iv) no asbestos-containing material is located about the Trust Property.

          Section 16.02. ENVIRONMENTAL INDEMNIFICATION. Grantor shall defend, indemnify and hold harmless Beneficiary, and its successors and assigns, and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, whether incurred or imposed within or outside the judicial process, including, without limitation, reasonable attorneys' and consultants' fees and disbursements and investigations and laboratory fees arising out of, or in any way related to any Environmental Problem, including without limitation:

                    (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threat of release of any Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof whether or not disclosed by the Environmental Report relative to the Trust Property;

                    (b) any personal injury (including wrongful death, disease or other health condition related to or caused by, in whole or in part, any Hazardous Materials) or property damage (real or personal) arising out of or related to any Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof whether or not disclosed by the Environmental Report relative to the Trust Property;

                    (c) any action, suit or proceeding brought or threatened, settlement reached, or order of any Governmental Authority relating to such Hazardous Material whether or not disclosed by the Environmental Report relative to the Trust Property; and/or


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                    (d)  any violation of the provisions, covenants,
          representations or warranties of Section 16.01 hereof or of any Legal Requirement which is based on or in any way related to any Hazardous Materials in, on, over, under, from or affecting the Trust Property or any part thereof including, without limitation, the cost of any work performed and materials furnished in order to comply therewith whether or not disclosed by the Environmental Report relative to the Trust Property.

          Notwithstanding the foregoing provisions of this Section 16.02 to the contrary, Grantor shall have no obligation to indemnify Beneficiary for liabilities, claims, damages, penalties, causes of action, costs and expenses relative to the foregoing which result directly from Beneficiary's willful misconduct or gross negligence. Any amounts payable to Beneficiary by reason of the application of this Section 16.02 shall be secured by this Deed of Trust and shall, upon demand by Beneficiary, become immediately due and payable and shall bear interest at the Default Rate from the date so demanded by Beneficiary until paid.

          This indemnification shall survive the termination of this Deed of Trust whether by repayment of the Debt, foreclosure or deed in lieu thereof, assignment, or otherwise. The indemnity provided for in this Section 16.02 shall not be included in any exculpation of Grantor from personal liability provided for in this Deed of Trust or in any of the other Loan Documents. Nothing in this Section 16.02 shall be deemed to deprive Beneficiary of any rights or remedies otherwise available to Beneficiary, including, without limitation, those rights and remedies provided elsewhere in this Deed of Trust or the other Loan Documents.


                           ARTICLE XVII:  ASSIGNMENTS

          Section 17.01. PARTICIPATIONS AND ASSIGNMENTS. Beneficiary shall have the right to assign this Deed of Trust and/or any of the Loan Documents, and to transfer, assign or sell participations and subparticipations (including blind or undisclosed participations and subparticipations) in the Loan Documents and the obligations hereunder to any Person; provided,


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however, that no such participation shall increase, decrease or otherwise affect either Grantor's or Beneficiary's obligations under this Deed of Trust or the other Loan Documents.

                          ARTICLE XVIII:  MISCELLANEOUS

          Section 18.01. RIGHT OF ENTRY. Beneficiary and its agents shall have the right to enter and inspect the Trust Property or any part thereof at all reasonable times, and subject to the rights of guests and tenants and, except in the event of an emergency, upon reasonable notice and to inspect Grantor's books and records and to make abstracts and reproductions thereof.

          Section 18.02. CUMULATIVE RIGHTS. The rights of Beneficiary under this Deed of Trust shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Beneficiary shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Beneficiary shall not be limited exclusively to the rights and remedies herein stated but shall be entitled, subject to the terms of this Deed of Trust, to every right and remedy now or hereafter afforded by law.

          Section 18.03. LIABILITY. If Grantor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several.

          Section 18.04. EXHIBITS INCORPORATED. The information set forth on the cover hereof, and the Exhibits annexed hereto, are hereby incorporated herein as a part of this Deed of Trust with the same effect as if set forth in the body hereof.

          Section 18.05. SEVERABLE PROVISIONS. If any term, covenant or condition of the Loan Documents including, without limitation, the Note or this Deed of Trust, is held to be invalid, illegal or unenforceable in any respect, such Loan Document shall be construed without such provision.

          Section 18.06. DUPLICATE ORIGINALS. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.


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          Section 18.07.  NO ORAL CHANGE.  The terms of this Deed of Trust, together with the terms of the Note and the other Loan Documents constitute the entire understanding and agreement of the parties hereto and supersede all prior agreements, understandings and negotiations between Grantor and Beneficiary with respect to the Loan. This Deed of Trust, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act on the part of Grantor or Beneficiary, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

          SECTION 18.08. WAIVER OF COUNTERCLAIM, ETC. Grantor HEREBY WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY Beneficiary OR ITS AGENTS, AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER OR IN ANY COUNTERCLAIM Grantor MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY Beneficiary OR ITS AGENTS, AGAINST Grantor, OR IN ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS DEED OF TRUST OR THE DEBT.

          Section 18.09. HEADINGS; CONSTRUCTION OF DOCUMENTS; ETC. The table of contents, headings and captions of various paragraphs of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof. Grantor acknowledges that it was represented by competent counsel in connection with the negotiation and drafting of this Deed of Trust and the other Loan Documents and that neither this Deed of Trust nor the other Loan Documents shall be subject to the principle of construing the meaning against the Person who drafted same.

          Section 18.10. SOLE DISCRETION OF BENEFICIARY. Whenever Beneficiary exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, the decision of Beneficiary to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary (except where otherwise herein expressly provided) and shall be


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final and conclusive, except as may be otherwise specifically provided herein.

          Section 18.11. WAIVER OF NOTICE. Grantor shall not be entitled to any notices of any nature whatsoever from Beneficiary except with respect to matters for which this Deed of Trust specifically and expressly provides for the giving of notice by Beneficiary to Grantor and except with respect to matters for which Grantor is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

          Section 18.12. COVENANTS RUN WITH THE LAND. All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises, shall be binding upon Grantor and shall inure to the benefit of Beneficiary, subsequent holders of this Deed of Trust and their successors and assigns. Without limitation to any provision hereof, the term "Grantor" shall include and refer to the grantor named herein, any subsequent owner of the Trust Property, and its respective heirs, executors, legal representatives, successors and assigns. The representations, warranties and agreements contained in this Deed of Trust and the other Loan Documents are intended solely for the benefit of the parties hereto, shall confer no rights hereunder, whether legal or equitable, in any other Person and no other Person shall be entitled to rely thereon.

          SECTION 18.13. APPLICABLE LAW. THIS DEED OF TRUST WAS NEGOTIATED IN NEW YORK, AND MADE BY Grantor AND ACCEPTED BY Beneficiary IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE WERE DISBURSED FROM NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS DEED OF TRUST AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE TRUST PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT


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PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL
GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS, AND THE DEBT OR OBLIGATIONS ARISING HEREUNDER.

          Section 18.14. SECURITY AGREEMENT. (a) (i) This Deed of Trust is both a real property mortgage and a "security agreement" within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Trust Property. This Deed of Trust is filed as a fixture filing and covers goods which are or are to become fixtures on the Trust Property. Grantor by executing and delivering this Deed of Trust has granted to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC of the State in which the Trust Property is located (said portion of the Trust Property so subject to the UCC being called in this Section 18.14 the "COLLATERAL"). If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary following an Event of Default, Grantor shall, at its expense, assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Beneficiary in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral. Any disposition pursuant to the UCC of so much of the Collateral as may constitute personal property shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper in which sheriff's sales are advertised in the county where the Premises is located. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral given to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Grantor. The proceeds of any disposition of the


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Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its discretion shall deem proper.

          (ii) The mention in a financing statement filed in the records normally pertaining to personal property of any portion of the Trust Property shall not derogate from or impair in any manner the intention of this Deed of Trust. Beneficiary hereby declares that all items of Collateral are part of the real property encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the Improvements or whether serial numbers are used for the better identification of certain items. Specifically, the mention in any such financing statement of any items included in the Trust Property shall not be construed to alter, impair or impugn any rights of Beneficiary as determined by this Deed of Trust or the priority of Beneficiary's lien upon and security interest in the Trust Property in the event that notice of Beneficiary's priority of interest as to any portion of the Trust Property is required to be filed in accordance with the UCC to be effective against or take priority over the interest of any particular class of persons, including the federal government or any subdivision or instrumentality thereof.

          (b) Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Collateral covered by this Deed of Trust.

          Section 18.15. ACTIONS AND PROCEEDINGS. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property in its own name or, if required by Legal Requirements or, if in Beneficiary's reasonable judgment, it is necessary, in the name and on behalf of Grantor, which Beneficiary believes will adversely affect the Trust Property or this Deed of Trust and to bring any action or proceedings, in its name or in the name and on behalf of Grantor, which Beneficiary, in its discretion, decides should be brought to protect its interest in the Trust Property.

          Section 18.16. USURY LAWS. This Deed of Trust and the Note are subject to the express condition, and it is the expressed


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intent of the parties, that at no time shall Grantor be obligated or required to pay interest on the principal balance due under the Note at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust or the Note, Grantor is at any time required or obligated to pay interest on the principal balance due under the Note at a rate in excess of such maximum rate, such rate of interest shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note.

          Section 18.17. REMEDIES OF GRANTOR. In the event that a claim or adjudication is made that Beneficiary has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Deed of Trust or the Loan Documents, it has an obligation to act reasonably or promptly, Beneficiary shall not be liable for any monetary damages, and Grantor's remedies shall be limited to injunctive relief or declaratory judgment.

          Section 18.18. OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of this Deed of Trust, the Assignment and the Note shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Note, the Assignment or this Deed of Trust which Grantor may otherwise have against any assignor of this Deed of Trust, the Assignment and the Note and no such unrelated counterclaim or defense shall be interposed or asserted by Grantor in any action or proceeding brought by any such assignee upon this Deed of Trust, the Assignment or the Note and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Grantor.

          Section 18.19. NO MERGER. If Grantor's and Beneficiary's estates become the same including, without limitation, upon the delivery of a deed by Grantor in lieu of a foreclosure sale, or upon a purchase of the Trust Property by Beneficiary in a foreclosure sale, this Deed of Trust and the lien created hereby shall not be destroyed or terminated by the application of the


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doctrine of merger and in such event Beneficiary shall continue to have and enjoy all of the rights and privileges of Beneficiary as to the separate estates; and, as a consequence thereof, upon the foreclosure of the lien created by this Deed of Trust, any Leases or subleases then existing and created by Grantor shall not be destroyed or terminated by application of the law of merger or as a result of such foreclosure unless Beneficiary or any purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Beneficiary or any such purchaser shall constitute a termination of any Lease or sublease unless Beneficiary or such purchaser shall give written notice thereof to such lessee or sublessee.

          Section 18.20. RESTORATION OF RIGHTS. In case Beneficiary shall have proceeded to enforce any right under this Deed of Trust by foreclosure sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, in every such case, Grantor and Beneficiary shall be restored to their former positions and rights hereunder with respect to the Trust Property subject to the lien hereof.

          Section 18.21. WAIVER OF STATUTE OF LIMITATIONS. The pleadings of any statute of limitations as a defense to any and all obligations secured by this Deed of Trust are hereby waived to the full extent permitted by Legal Requirements.

          Section 18.22. ADVANCES. This Deed of Trust shall cover any and all advances made pursuant to the Loan Documents, rearrangements and renewals of the Debt and all extensions in the time of payment thereof, even though such advances, extensions or renewals be evidenced by new promissory notes or other instruments hereafter executed and irrespective of whether filed or recorded. Likewise, the execution of this Deed of Trust shall not impair or affect any other security which may be given to secure the payment of the Debt, and all such additional security shall be considered as cumulative. The taking of additional security, execution of partial releases of the security, or any extension of time of payment of the Debt shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of Grantor and shall not affect or impair the liability of any maker, surety, or endorser for the payment of the Debt.


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          Section 18.23.  APPLICATION OF DEFAULT RATE NOT A WAIVER.  Application
of the Default Rate shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of Beneficiary under this Deed of Trust, any other Loan Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate may be invoked.

          Section 18.24. INTERVENING LIEN. To the fullest extent permitted by law, any agreement hereafter made pursuant to this Deed of Trust shall be superior to the rights of the holder of any intervening lien.

          Section 18.25. NO JOINT VENTURE OR PARTNERSHIP. Grantor and Beneficiary intend that the relationship created hereunder be solely that of grantor and beneficiary or borrower and lender, as the case may be. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Grantor and Beneficiary nor to grant Beneficiary any interest in the Trust Property other than that of beneficiary or lender.

          Section 18.26. TIME OF THE ESSENCE. Time shall be of the essence in the performance of all obligations of Grantor hereunder.

          Section 18.27. GRANTOR'S OBLIGATIONS ABSOLUTE. Grantor acknowledges that Beneficiary and/or certain Affiliates of Beneficiary are engaged in the business of financing, owning, operating, leasing, managing, and brokering real estate and in other business ventures which may be viewed as adverse to or competitive with the business, prospect, profits, operations or condition (financial or otherwise) of Grantor. Except as set forth to the contrary in the Loan Documents, all sums payable by Grantor hereunder shall be paid without notice or demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Grantor hereunder, subject to Section 18.32 hereof, shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any Taking of the Trust Property or any portion thereof or any other Cross-collateralized Property; (b) any restriction or prevention of or


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interference with any use of the Trust Property or any portion thereof or any other Cross-collateralized Property; (c) any title defect or encumbrance or any eviction from the Premises or any portion thereof by title paramount or otherwise; (d) any bankruptcy proceeding relating to Grantor, any General Partner, or any guarantor or indemnitor, or any action taken with respect to this Deed of Trust or any other Loan Document by any trustee or receiver of Grantor or any such General Partner, guarantor or indemnitor, or by any court, in any such proceeding; (e) any claim which Grantor has or might have against Beneficiary; (f) any default or failure on the part of Beneficiary to perform or comply with any of the terms hereof or of any other agreement with Grantor; or (g) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Grantor shall have notice or knowledge of any of the foregoing.

          Section 18.28. PUBLICITY. All promotional news releases, publicity or advertising by Operator, Grantor or their respective Affiliates through any media intended to reach the general public shall not refer to the Loan Documents or the financing evidenced by the Loan Documents, or to Beneficiary or to Credit Suisse First Boston Corporation ("CSFB") without the prior written approval of Beneficiary or CSFB, as applicable, in each instance, such approval not to be unreasonably withheld or delayed. Beneficiary shall be authorized to provide information relating to the Trust Property, the Loan and matters relating thereto to rating agencies, underwriters, potential securities investors, auditors, regulatory authorities and to any Persons which may be entitled to such information by operation of law.

          Section 18.29. SECURITIZATION OPINIONS. In the event the Loan is included as an asset of a securitization by Beneficiary or any of its Affiliates, Grantor shall, within ten (10) Business Days after Beneficiary's written request therefor, at Grantor's sole cost and expense, deliver opinions in form and substance and delivered by counsel reasonably acceptable to Beneficiary and the Rating Agency, as may be reasonably required by Beneficiary and/or the Rating Agency in connection with such securitization. Grantor's failure to deliver the opinions required hereby within such ten (10) Business Day period shall constitute an "Event of Default" hereunder.


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          Section 18.30.  COOPERATION WITH RATING AGENCIES.  Grantor covenants and agrees that in the event the Loan is included as an asset of a Securitization, Grantor shall (a) gather any environmental information reasonably required by the Rating Agency in connection with such a Securitization, (b) at Beneficiary's request, meet with representatives of the Rating Agency to discuss the business and operations of the Trust Property, and
(c) cooperate with the reasonable requests of the Rating Agency and Beneficiary in connection with all of the foregoing and the preparation of any offering documents with respect thereof.

          Section 18.31. SECURITIZATION FINANCIALS. Grantor covenants and agrees that, upon Beneficiary's written request therefor in connection with a Securitization in which the Loan is to be included as an asset, Grantor shall, at Grantor's sole cost and expense, promptly deliver audited financial statements and related documentation prepared by an Independent certified public accountant that satisfy securities laws and requirements for use in a public registration statement (which may include up to three (3) years of historical audited financial statements).

          Section 18.32. EXCULPATION. Notwithstanding anything herein or in any other Loan Document to the contrary, Beneficiary shall not enforce the liability and obligation of Grantor or (a) if Grantor is a partnership, its constituent partners or any of their respective partners, (b) if Grantor is a trust, its beneficiaries or any of their respective Partners (as hereinafter defined), (c) if Grantor is a corporation, any of its shareholders, directors, principals, officers or employees, or (d) if Grantor is a limited liability company, any of its members (the Persons described in the foregoing clauses (a)-
(d), as the case may be, are hereinafter referred to as the "PARTNERS") to perform and observe the obligations contained in this Deed of Trust or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Grantor or the Partners, except that Beneficiary may bring a foreclosure action, action for specific performance, or other appropriate action or proceeding (including, without limitation, an action to obtain a deficiency judgment) solely for the purpose of enabling Beneficiary to realize upon (i) Grantor's interest in the Trust Property, (ii) the Rent to the extent (x) received by Grantor (or actually received by its Partners) after the occurr-ence of an Event of Default, or (y) distributed to Grantor (or its Partners, but only to the extent received by its Partners) during or with respect to any period for which Beneficiary did not receive a Operator Certification accurate in all material respects confirming and certifying that all Operating Expenses with respect to the Trust Property which had accrued as of the applicable date of such Operator Certification had been paid (or if same had not been paid, that Operator had taken adequate reserves therefor) (all Rent covered by clauses (x) and (y) being hereinafter referred to as the "RECOURSE DISTRIBUTIONS") and (iii) any other collateral given to Beneficiary under the Loan Documents (collectively, the "DEFAULT COLLATERAL"); PROVIDED, HOWEVER, that any judgment in any such action or proceeding shall be enforceable against Grantor and the Partners only to the extent of any such Default Collateral. The provisions of this Section shall not, however, (a) impair the validity of the Debt evidenced by the Note or in any way affect or impair the lien of this Deed of Trust or any of the other Loan Documents or the right of Beneficiary to foreclose this Deed of Trust following the occurrence of an Event of Default;
(b) impair the right of Beneficiary to name Grantor as a party defendant in any action or suit for judicial foreclosure and sale under this Deed of Trust; (c) affect the validity or enforceability of the Note, this Deed of Trust, or any of the other Loan Documents, or impair the right of Beneficiary to seek a personal judgment against the Guarantor; (d) impair the right of Beneficiary to obtain the appointment of a receiver; (e) impair the enforcement of the Assignment; (f) impair the right of Beneficiary to bring suit for a monetary judgement with respect to fraud or intentional misrepresentation by Grantor, or any other Person in connection with this Deed of Trust, the Note or the other Loan Documents, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (g) impair the right of Beneficiary to bring suit for a monetary judgment to obtain the Recourse Distributions received by Grantor including, without limitation, the right to bring suit for a monetary judgement to proceed against any Partner, to the extent of any such Recourse Distributions theretofore distributed to and received by such Partner, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (h) impair the right of Beneficiary to bring suit for a monetary judgment with respect to Grantor's misappropriation of tenant security deposits or Rent collected in advance, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (i) impair the right of Beneficiary to obtain Loss Proceeds due to Beneficiary pursuant to this Deed of Trust; (j) impair the right of Beneficiary to enforce the provisions of Sections 12.01, 16.01 or 16.02, inclusive of this Deed of Trust, even after repayment in full by Grantor of the Debt or to bring suit for a monetary judgment with respect to any obligation set forth in said Sections; (k) prevent or in any way hinder Beneficiary from exercising, or constitute a defense, or counterclaim, or other basis for relief in respect of the exercise of, any other remedy against any or all of the collateral securing the Note as provided in the Loan Documents; (l) impair the right of Beneficiary to bring suit for a monetary judgment with respect to any misapplication or conversion of Loss Proceeds, and the foregoing provisions shall not modify, diminish or discharge the liability of Grantor or the Partners with respect to same; (m) impair the right of Beneficiary to sue for, seek or demand a deficiency judgment against Grantor solely for the purpose of foreclosing the Trust Property or any part thereof, or realizing upon the Default Collateral; PROVIDED, HOWEVER, that any such deficiency judgment referred to in this clause (m) shall be enforceable against Grantor and the Partners (but only to the extent distributed to and actually received by such Partner) only to the extent of any of the Default Collateral; (n) impair the ability of Beneficiary to bring suit for a monetary judgment with respect to intentional damage to or waste of the Trust Property; (o) impair the right of Beneficiary to bring a suit for a monetary judgment in the event of the exercise of any right or remedy under any federal, state or local forfeiture laws resulting in the loss of the lien of this Deed of Trust, or the priority thereof, against the Trust Property; (p) be deemed a waiver of any right which Beneficiary may have under Sections 5.06(a), 5.06(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt; (q) impair the right of Beneficiary to bring suit for monetary judgment with respect to any losses resulting from any claims, actions or proceedings initiated by Grantor (or any Affiliate of Grantor) alleging that the relationship of Grantor and Beneficiary is that of joint ventures, partners, tenants in common, joint tenants or any relationship other than that of debtor and creditor; or (r) impair the right or Beneficiary to bring suit for a monetary judgment in the event of a Transfer in violation of the provisions of Article IX hereof. The provisions of this Section 18.32 shall be inapplicable to Grantor if any proceeding, action, petition or filing under the Bankruptcy Code, or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts, shall be filed by, consented to or acquiesced in by or with respect to Grantor, or if Grantor shall institute any proceeding for its dissolution or liquidation, or shall make an assignment for the benefit of creditors, in which event Beneficiary shall have recourse against all of the assets of Grantor including, without limitation, any right, title and interest of Grantor in and to the Trust Property, any partnership interests in Grantor and any Recourse Distributions received by the Partners of Grantor (but excluding the other assets of such Partners to the extent Beneficiary would not have had recourse thereto other than in accordance with the provisions of this Section 18.32).

          Section 18.33. CONCERNING THE DEED TRUSTEE. Deed Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Deed Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Deed Trustee's reasonable satisfaction. Deed Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trust herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Deed Grantor in accordance with the terms hereof. Deed trustee may resign at any time upon giving thirty (30) days' notice to Grantor and to Beneficiary. Beneficiary may remove Trustee at any time or form time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Deed Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reasons therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded, and all powers, rights, duties and authority of Deed Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful


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

performance of the duties of Deed Trustee hereunder unless required by Beneficiary. The procedure provided for in this paragraph for substitution of Deed Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

          Section 18.34. DEED TRUSTEE'S FEES. Grantor shall pay all costs, fees and expenses incurred by Deed Trustee and Deed Trustee's agent and counsel in connection with the performance by Deed Trustee of Deed Trustee's duties hereunder, and all such costs, fees and expenses shall be secured by this Deed of Trust.

          Section 18.35.  INTENTIONALLY DELETED.

          Section 18.36. CERTAIN MATTERS RELATING TO TRUST PROPERTY LOCATED IN THE STATES OF CALIFORNIA AND ARIZONA

          With respect to the Trust Property which is located in the States of California and Arizona, notwithstanding anything contained herein to the contrary:

               (a) CONCERNING THE DEED TRUSTEE. (i) Should Beneficiary elect to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Deed Trustee and Deed Trustee shall institute a proceeding or proceedings, by advertisement, judicial process or otherwise, as provided under applicable law, for the complete or partial foreclosure of this Deed of Trust or the complete or partial sale of the Trust Property under the power of sale hereunder or under any applicable provision of law. To the extent permitted by applicable law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. After each sale, Deed Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the Trust Property so sold to the purchaser or purchasers with general warranty of title by Grantor, subject to the Permitted Exceptions and to such Leases and other matters, if any, as Deed Trustee may elect upon request of Beneficiary, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Payment of the purchase price to the Deed Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. Deed Trustee is specifically empowered to sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may request. The power of sale granted herein shall not be exhausted by any sale held hereunder by Deed Trustee or its substitute or successor, and such power of sale may be exercised from time to time and as many times as Beneficiary may deem necessary until all of the Trust Property has been duly sold and all Debt has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be made hereunder.

               (ii) Beneficiary may, by following the procedures and satisfying the requirements prescribed by applicable law, request Deed Trustee to foreclose on only a portion of the Trust Property and, in such event, said foreclosure shall not affect the lien of this Deed of Trust on the remaining portion of the Trust Property not foreclosed. The sale by Deed Trustee of less than the whole of the Trust Property shall not exhaust the power of sale herein granted, and Deed Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Trust Property shall be sold. If the proceeds of such sale of less than the whole of the Trust Property shall be less than the aggregate of the Debt secured hereby and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Trust Property just as though no sale had been made, provided that Grantor shall never have the right to require the sale of less than the whole of the Trust Property but Beneficiary shall have the right, at its sole election, to request Deed Trustee to sell less than the whole of the Trust Property.

               (iii) Deed Trustee may, after any request or direction of Beneficiary, sell not only the real property but also the personal property and other interests which are a part of the Trust Property, or any part thereof, as a unit and as a part of a single sale, or may sell any part of the Trust Property separately from the remainder of the Trust Property.

               (iv) Any and all statements of fact or other recitals made in any deed or deeds given by Deed Trustee or any successor or substitute appointed hereunder as to nonpayment of the secured Debt or as to the occurrence of any default, or as to Beneficiary having declared all of the secured Debt to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to the refusal, failure or inability to act of Deed Trustee or any successor or substitute appointed hereunder, or as to the appointment of any successor or substitute trustee, or as to any other act or thing having been duly done by Beneficiary or by such Deed Trustee, substitute or successor, shall be taken as prima facia evidence of the truth of the facts so stated and recited.

               (v) Deed Trustee or its successor or substitute may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Deed Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Deed Trustee, its successor or substitute. If Deed Trustee or his successor or substitute shall have given notice of sale hereunder, any successor or substitute trustee thereafter appointed may complete the sale and the conveyance of the Trust Property pursuant thereto as if such notice had been given by the successor or substitute trustee conducting the sale.

               (vi) At the option of Beneficiary, this instrument shall be effective as a mortgage as well as a deed of trust and upon the occurrence of an event of default may be foreclosed as to any of the Trust Property in any manner permitted by the laws of the states in which any part of the Trust Property is situated, and any foreclosure suit may be brought by Deed Trustee or by Beneficiary. To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, Grantor hereby mortgages the Trust Property to Beneficiary. In the event a foreclosure hereunder shall be commenced by Deed Trustee, or its substitute or successor, Beneficiary may at any time before the sale of the Trust Property direct Deed Trustee to abandon the sale, and may then institute suit for the collection of the Note and the other secured indebtedness and for the foreclosure of this Deed of Trust. It is agreed that if Beneficiary should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Deed of Trust, Beneficiary may at any time before the entry of a final judgment in said suit dismiss the same and require Deed Trustee, its substitute or successor, to sell the Trust Property in accordance with the provisions of this Deed of Trust.

               (vii) Beneficiary shall have the right to become the purchaser at any sale held by Deed Trustee or its substitute or successor or by a receiver or public officer or at public sale, and shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the secured indebtedness owing to Beneficiary.

               (viii) Beneficiary shall have the right to proceed with foreclosure (judicial or non-judicial) of the liens and security interests hereunder without declaring the entire secured Debt due, and in such event any such foreclosure sale may be made subject to the unmatured part of the secured Debt. Any such sale shall not in any manner affect the unmatured part of the secured Debt, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made. The proceeds of such sale shall be applied as provided in Section 13.02, except that the amount paid under Section 13.02(b) shall be only the matured portion of the secured Debt and any proceeds of such sale in excess of those provided for in the first through third paragraphs of Section 13.02 (modified as provided above) shall be applied to the prepayment of any other secured Debt in such manner and order and to such extent as Beneficiary deems advisable; the remainder, if any, shall be applied as provided in Section 13.02(b) hereof. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the secured indebtedness.

               (b) ACCEPTANCE BY DEED TRUSTEE. Deed Trustee accepts this trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Deed Trustee is not obligated to notify any party hereto of pending sale under any other deed of trust or of any action or proceeding in which Grantor, Beneficiary or Deed Trustee shall be a party unless brought by Deed Trustee.

               (c) RIGHTS AND DUTIES. It shall be no part of the duty of Deed Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Trust
Property, or any part thereof, or against Deed Trustee, or to see to the performance or observance by Deed Trustee of any of the covenants and agreements contained herein. Deed Trustee shall not be responsible for the execution, acknowledgement or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Beneficiary. Deed Trustee shall have the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relaying as to legal matters on the advice of counsel. Deed Trustee shall not incur any personal liability hereunder except for its own gross negligence or willful misconduct and Deed Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Deed Trustee hereunder and believed by Deed Trustee in good faith to be genuine.

               (d) SUBROGATION TO EXISTING LIENS; VENDOR'S LIEN. To the extent that proceeds of the Note are used to pay Debt secured by any outstanding lien, security interest, charge or prior encumbrance against the Trust Property, such proceeds have been advanced by Beneficiary at Deed Trustee's request, and Beneficiary shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, however remote, irrespective of whether said liens, security interests, charges or encumbrances are released, and all of the same are recognized as valid and subsisting and are renewed and continued and merged herein to secured the Debt, but the terms and provisions of this Deed of Trust shall govern and control the manner and terms of enforcement of the liens, security interests, charges and encumbrances to which Beneficiary is subrogated hereunder. It is expressly understood that, in consideration of the payment of such indebtedness by Beneficiary, Grantor hereby waives and releases all demands and causes of action for offsets and payments in connection with the said indebtedness. If all or any portion of the proceeds of the loan evidenced by the Note or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the

Trust Property, no vendor's lien is waived; and Beneficiary shall have, and is hereby granted, a vendor's lien on the Trust Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Deed of Trust or under the vendor's lien without waiving the other or may foreclose under both.

               (e) SUBSTITUTE DEED TRUSTEE. Deed Trustee may resign by an instrument in writing addressed to Beneficiary, or Deed Trustee may be removed at any time with or without cause by an instrument in writing executed by Beneficiary. In case of the death, resignation, removal or disqualification of Deed Trustee, or if for any reason Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the Debt secured hereby has been paid in full, or until the Trust Property is fully and finally sold hereunder. In the event that the Debt is owned by more than one person or entity, the holder or holders of not less than a majority in amount of such indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee as provided for in the preceding sentence or to remove Deed Trustee as provided in the first sentence of this Section. Such appointment and designation by Beneficiary, or by the holder or holders of not less than a majority of the Debt secured hereby, shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation or association or trust and such appointment is executed in its behalf by an officer or trustee of such corporation or association or trust, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association or trust. Upon the making of any such appointment and designation, all of the estate and title of Deed Trustee in the Trust Property shall vest in the named successor or substitute trustee, and it shall thereupon succeed to and shall hold, possess and execute, all of the rights, powers, privileges, immunities and duties herein conferred upon Deed Trustee; but, nevertheless, upon the written request of Beneficiary or of the successor or substitute trustee, the trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute trustee all of the estate and title in the Trust Property of the trustee so ceasing to act, together with all the rights, powers, privileges, immunities and duties herein conferred upon the Deed Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said trustee hereunder to said successor or substitute trustee. All references herein to "Deed Trustee" shall be deemed to refer to Deed Trustee (including any successor substitute appointed and designated as herein provided) from time to time acting hereunder.

               (f) NO LIABILITY OF DEED TRUSTEE. DEED TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY Deed Trustee IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING DEED TRUSTEE'S NEGLIGENCE), EXCEPT FOR DEED TRUSTEE'S GROSS NEGLIGENCE OR MISCONDUCT. Deed Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. All moneys received by Deed Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Deed Trustee shall be under no liability for interest on any moneys received by it hereunder. Deed Trustee hereby ratifies and confirms any and all acts which the herein-named Deed Trustee or its successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.

          Section 18.37.  INTENTIONALLY DELETED.

          Section 18.38. CERTAIN MATTERS RELATING TO TRUST PROPERTY IN THE STATE OF MISSOURI.

          With respect to the Trust Property which is located in the State of Missouri, notwithstanding anything contained herein to the contrary:

               (a) Upon the occurrence of an Event of Default, Deed Trustee at any time, at Deed Trustee's option, may commence and maintain suit in any court of competent jurisdiction and obtain the aid and direction of said court in the execution by the Deed Trustee of the trusts or any of them, herein expressed or contained, and, in such suit, may obtain the orders or decrees, interlocutory or final of said court directing the execution of said trusts, and confirming and approving Deed Trustee's acts, or any of them, or any sales of conveyances made by Deed Trustee, and adjudging the validity thereof, and directing that the purchasers of the Trust Property sold and conveyed be let into immediate possession thereof, and providing for orders of court or other process requiring the Sheriff of the county in which said Trust Property is situated to place and maintain said purchasers in quiet and peaceable possession of the property so purchased by them, and the whole thereof.

               (b) Deed Trustee hereby lets the Trust Property to Grantor and assigns until this Deed of Trust is released and satisfied or until the occurrence of an Event of Default, on the following terms: Grantor and all persons claiming or possessing the Trust Property or any part thereof shall pay rent therefore during the term at one cent (1 CENT) per month payable upon demand, and shall and will surrender peaceful possession of the Trust Property, and every party thereof, to Deed Trustee immediately on the occurrence of an Event of Default and without notice or demand therefore, and thereupon Deed Trustee shall be entitled to the rents, revenues, incomes and profits therefrom as hereinabove provided; provided nothing in this Deed of Trust shall be construed to prevent Beneficiary from having and taking every legal means to enforce payment of the Note, and each installment thereof, without having first enforced this Deed of Trust; provided that if Grantor shall well and truly pay or cause to be paid to Beneficiary, the Note, and perform all and singular the several covenants and agreements herein set forth, and if the amounts expended as aforesaid shall be repaid on demand as aforesaid, then this trust shall cease and be void and the property hereinbefore conveyed shall be released at the cost of the Grantor.

               (c) The Beneficiary may from time to time, substitute a successor or successors to any Deed Trustee named herein acting hereunder to execute this Deed of Trust. Upon such appointment and without conveyance to the successor trustee, the latter shall be vested with all title, powers and duties conferred upon Deed Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written instrument given by Beneficiary, containing reference to this Deed of Trust, and its place of record, which when recorded in the office of the county or counties in which the property is situated, shall be conclusive proof of proper appointment of the successor trustee.

          Section 18.39. CERTAIN MATTERS RELATING TO TRUST PROPERTY LOCATED IN THE STATE OF ARIZONA.

          With respect to the Trust Property which is located in the State of Arizona, notwithstanding anything contained herein to the contrary:

          Without obtaining the prior written consent of Beneficiary, Grantor shall not consent to, or vote in favor of, the inclusion of all or any part of the Trust Property in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S. Section 48-701, ET SEQ., as amended from time to time. Grantor shall immediately give notice to Beneficiary of any notification or advice that Grantor may receive from any municipality or other third party of any intent or proposal to include all or any part of the Trust Property in a Community Facilities District. Beneficiary shall have the right to file a written objection to the inclusion of all or any part of the Trust Property in a Community Facilities District, either in its own name or in the name of Grantor, and to appear at, and participate in, any hearing with respect to the formation of any such district.

          IN WITNESS WHEREOF, Grantor has duly executed this Deed of Trust the day and year first above written.



Grantor's Address                      HOST VENTURES, INC., Grantor


14800 Quorum Drive                     By:
Suite 510                                  ----------------------------------
Dallas, TX 75240                           Name:
                                           Title: [Corporate Officer]

                                    EXHIBIT A



                                Legal Description

                                    EXHIBIT B


                          Initial Sub-Account Deposits


Initial Basic Carrying Costs Deposit:        $
                                              -----------
Initial Central Account Deposit:             $
                                              -----------
Initial Engineering Deposit
  [125% OF THE ESTIMATED REPAIR COST]:       $
                                              -----------
Initial Recurring Replacement Installments:  $
                                              -----------

EXHIBIT C                                          ** TO BE MODIFIED BY CSFB **

                                           Property:
                                                    ---------------------------
                                           Location:
                                                    ---------------------------
                   Cash Flow Statement for Month of:____________  Year:


                                            Current            Year to
                                              Month              Date
------------------------------------------------------------------------------
------------------------------------------------------------------------------

REVENUE
Net Rental Revenue
Other Revenue
                                                 ------------    ------------
                   Effective Gross Income


OPERATING EXPENSES
Common Area Maintenance
Payroll
Administration
Leasing
Service
Clean & Decorate
Utilities
Repairs & Maintenance
Taxes
Insurance
Management Fees
Other
                                                 ------------    ------------
                 Total Operating Expenses        ------------    ------------

                     Net Operating Income


RECURRING EXPENSES
To Include Expenses for: Carpet
Replacement, Appliance Replacement,
HVAC/Water Heater Replacement;
Miniblinds/Drapes/Ceiling Fans:                  ------------    ------------

NON-RECURRING EXPENSES
To Include Capital Expenses for:
Playground, Major Signage,
Lawns/Trees/Shrubs, Paving/Parking, Roof
Replacement, Carpentry/Siding/Balconies,
Exterior Paint, Major Concrete/Sidewalks,
Foundations, Major Exterior, Boiler
Replacement, Major HVAC Replacement,
Plumbing Replace, Electrical Replace,
Other Major, Fire & Storm, Ins. Loss
Recovery:
                            Net Cash Flow        ------------    ------------
------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                      Certified By:
                                                   ----------------------------
                                              Name:
                                                   ----------------------------
                                             Title:
                                                   ----------------------------
                                Management Company:
                                                   ----------------------------

                                    EXHIBIT D





                            Required Engineering Work

                                    EXHIBIT E




                         Re: [DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING] dated as of ________, 199_ by ____________ as Grantor, to
                              ________________________ AS BENEFICIARY (THE "DEED
                              OF TRUST")


Gentlemen:

          This certificate is delivered in accordance with Article V of the Deed of Trust. All capitalized terms not defined herein shall have the meanings described to them in the Deed of Trust.

          To date, the funds deposited into the Central Account are not sufficient to fund or pay, to the extent required to be funded or paid, the Debt Service Payment Sub-Account, the Basic Carrying Costs Sub-Account, the Operation and Maintenance Expense Sub-Account, and the Recurring Replacement Reserve Sub-Account, and the Curtailment Reserve Sub-Account. The amount of the deficiency is ___________ Dollars ($______), and such amount must be deposited into the Central Account prior to the next Payment Date or an Event of Default will exist under the Deed of Trust.

                              _________________________, Beneficiary



                              By:
                                 --------------------------------------
                                 Name:
                                 Title:

                                    EXHIBIT F

                         Cross-collateralized Properties

                                    EXHIBIT G



                             [BORROWER'S LETTERHEAD]




                                        __________ __. 199_


[Credit Card Company]

               Re:  [$_________] Loan made by [Lender] to [Borrower]
                    Premises:
                               -------------------------------------
                               -------------------------------------

               The undersigned hereby directs and authorizes
____________________ to deliver all sums payable to or on behalf of [Borrower] or [Property Operator] by __________________ in connection with the [Property] to the following account:

                    Account No.
                                ------------------------
                    ABA No.
                            ----------------------------
                    Account of [Lender]


                    ------------------------------------

               This letter and the direction and authorization contained herein may not be amended, modified, revoked or superseded without the prior written consent of [Lender] its successors or assigns in each instance.

                                             Very truly yours,



                                             [Borrower]


Acknowledged and Agreed to:

[Credit Card Company]



By:
   -----------------------
   Name:
   Title:

                                    EXHIBIT H

                            Existing Operating Lease



          The Existing Operating Lease shall mean that certain Master Agreement between Crosshost, Inc., Crossroads Hospitality Tenant Company, L.L.C. and Crossroads Hospitality Company L.L.C. dated _______________, 1996 and the Lease Agreement between Crosshost, Inc. and Crossroads Hospitality Tenant Company, L.L.C dated _____________, 1996 with respect to the Trust Property, as assigned to Grantor pursuant to that certain Assignment and Assumption Agreement dated ________ as amended from time to time.